UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.      )

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FCStone Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 31, 2006

Dear Stockholder:

You cordially are invited to attend the special meeting of stockholders of FCStone Group, Inc. to be held on Tuesday, December 5, 2006, at 9:00 a.m. local time, in our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa.

The enclosed notice of special meeting of stockholders and proxy statement contain detailed information about the business to be transacted at the meeting. The proposals described in the accompanying materials include several proposed amendments to our restated articles of incorporation and a proposal for the reincorporation of our company in Delaware. These proposals are being submitted in anticipation of a possible initial public offering of our common stock. Stockholders also are being asked to approve our 2006 Equity Incentive Plan. I encourage you to vote for each of the proposals.

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

I appreciate your continued interest in and support of FCStone.

Very truly yours, FCSTONE GROUP, INC.

/s/ Paul G. Anderson
Paul G. Anderson
Chief Executive Officer

FCSTONE GROUP, INC.

2829 Westown Parkway, Suite 100

West Des Moines, Iowa 50266

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 5, 2006

You hereby are notified that the special meeting of stockholders of FCStone Group, Inc., an Iowa corporation, will be held on Tuesday, December 5, 2006, at 9:00 a.m. local time, in our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa, for the following purposes:

1.	To consider and act upon approval of the following proposed amendments to our restated articles of incorporation:

A.	A proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation (relating to transfer restrictions applicable to our common stock);

B.	A proposed amendment to Article IV, Section 3 of our restated articles of incorporation (relating to redemption of our common stock);

C.	A proposed amendment to Article VI, Section 3 of our restated articles of incorporation (relating to the quorum for stockholder meetings);

D.	A proposed further amendment to Article VI of our restated articles of incorporation (relating to stockholder action taken by written consent);

E.	A proposed amendment to Article VII of our restated articles of incorporation (relating to the 5% ownership limitation for our common stock);

F.	A proposed amendment to Article VIII of our restated articles of incorporation (relating to our board of directors);

G.	A proposed amendment to Article X of our restated articles of incorporation (relating to the amendment of our restated articles of incorporation); and

H.	A proposed amendment to Article XI of our restated articles of incorporation (relating to the amendment of our bylaws);

2.	To consider and act upon approval of a proposed amendment and restatement of our restated articles of incorporation;

3.	To consider and act upon approval of a proposal to change the state of incorporation of our company from Iowa to Delaware pursuant to a plan of merger under which our company would merge with and into New FCStone, Inc., a wholly-owned subsidiary of our company that is incorporated under the laws of Delaware;

4.	To consider and act upon approval of our 2006 Equity Incentive Plan; and

5.	To consider and act upon any other matters which may properly come before the special meeting of stockholders or any adjournment thereof.

The proposals referred to above are more fully described in the accompanying proxy statement. Our board of directors has approved the proposals and recommends that you vote “FOR” of each proposal as described in the attached materials. Before voting, you should carefully review all of the information contained in the attached proxy statement. With respect to proposal 3, our board of directors has determined that our stockholders are entitled to assert appraisal rights under the Iowa Business Corporation Act relating to the Delaware reincorporation. A copy of Division XIII of the Iowa Business Corporation Act, which sets out such appraisal rights, has been provided as Appendix F to the accompanying proxy statement.

In accordance with the provisions of our bylaws, our board of directors has fixed the close of business on October 27, 2006 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the special meeting of stockholders or any adjournment thereof. Our board of directors solicits you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope, whether or not you intend to be present at the special meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Eric Parthemore
Eric Parthemore
Secretary

October 31, 2006

West Des Moines, Iowa

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, TRUSTEE OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

FCSTONE GROUP, INC.

2829 Westown Parkway, Suite 100

West Des Moines, Iowa 50266

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving these materials?

The board of directors of FCStone Group, Inc., an Iowa corporation, is providing these materials to you in connection with a special meeting of stockholders of our company to be held on December 5, 2006. This proxy statement, the accompanying form of proxy and the notice of special meeting of stockholders were first sent to our stockholders on or about October 31, 2006. As a stockholder of our company, you are entitled and encouraged to vote on the items of business described in these proxy materials. You are invited to attend the special meeting, but you do not have to attend to be able to vote.

This proxy statement discusses the business to be transacted at the special meeting. The proposals described in this proxy statement include several proposed amendments to our restated articles of incorporation and a proposal for the reincorporation of our company in Delaware. The proposed amendments are discussed under Items 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H and 2 of this proxy statement, and the proposed reincorporation is discussed under Item 3 of this proxy statement. These proposals are being submitted in anticipation of a possible initial public offering of our common stock. Stockholders also are being asked to approve our 2006 Equity Incentive Plan. This proposal is discussed under Item 4 of this proxy statement.

On October 12, 2006, we announced our intention to commence an initial public offering of our common stock. If this offering is successful, our common stock would become publicly traded. The proposed amendments to our restated articles of incorporation, including the amendment and restatement of our restated articles of incorporation, and the proposal to change the state of incorporation of our company from Iowa to Delaware all relate to the planned initial public offering of our common stock. The proposed amendments to our restated articles of incorporation are intended to make it better suited for a company having publicly-traded securities by including corporate governance and other provisions that facilitate compliance with requirements of the Securities and Exchange Commission, or SEC, the NASDAQ stock market and the expectations of public investors. In addition, the proposed amendments specifically provide for the redemption of a portion of our outstanding shares of common stock upon the consummation of an initial public offering, and thereby may enable us to provide liquidity to existing stockholders for some of their shares. With respect to the reincorporation, our company believes that Delaware law provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists under Iowa law and that our company and its stockholders would benefit from such an environment. Taken together, we believe these proposals will better position our company to have a successful initial public offering of our common stock. However, there can be no assurance that such an offering will be successful, regardless of whether the proposed amendments and reincorporation are approved by stockholders.

When and where will the special meeting be held?

The special meeting of stockholders will be held on Tuesday, December 5, 2006, at 9:00 a.m., local time, in our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa.

What business will be voted on at the special meeting?

Stockholders will consider and vote upon the following business items at the special meeting:

1.	The approval of the following proposed amendments to our restated articles of incorporation:

A.	A proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation (relating to transfer restrictions applicable to our common stock);

B.	A proposed amendment to Article IV, Section 3 of our restated articles of incorporation (relating to redemption of our common stock);

C.	A proposed amendment to Article VI, Section 3 of our restated articles of incorporation (relating to the quorum for stockholder meetings);

D.	A proposed further amendment to Article VI of our restated articles of incorporation (relating to stockholder action taken by written consent);

E.	A proposed amendment to Article VII of our restated articles of incorporation (relating to the 5% ownership limitation for our common stock);

F.	A proposed amendment to Article VIII of our restated articles of incorporation (relating to our board of directors);

G.	A proposed amendment to Article X of our restated articles of incorporation (relating to the amendment of our restated articles of incorporation); and

H.	A proposed amendment to Article XI of our restated articles of incorporation (relating to the amendment of our bylaws);

2.	The approval of a proposed amendment and restatement of our restated articles of incorporation;

3.	The approval of a proposal to change the state of incorporation of our company from Iowa to Delaware pursuant to a plan of merger under which our company would merge with and into New FCStone, Inc., a wholly-owned subsidiary of our company that is incorporated under the laws of Delaware;

4.	The approval of our 2006 Equity Incentive Plan; and

5.	Any other matters that may properly come before the special meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” each of the business items identified above (under “What business will be voted on at the special meeting?”) and appearing on the enclosed proxy card.

What shares can I vote?

The only outstanding voting securities of our company are shares of our common stock, no par value. Each share of common stock issued and outstanding as of the close of business on the October 27, 2006 record date for the special meeting is entitled to one vote on each matter submitted to a vote at the special meeting. As of the record date, we had 4,844,377 shares of common stock issued and outstanding.

You may vote all shares of our common stock owned by you as of the record date. This includes (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you in our company benefit plans.

How do I submit my vote?

You may vote your shares at the special meeting in two ways. You may attend the special meeting and vote your shares in person. Alternatively, you may vote your shares by proxy. Included with these proxy materials is a proxy card. To vote by proxy, complete, date and sign the proxy card and return it promptly in the enclosed postage prepaid envelope. The persons designated as proxies were selected by our board of directors and are officers and directors of our company.

Can I change my proxy vote?

If you are a stockholder of record, you may change your vote or revoke your proxy any time before your vote is used at the special meeting by:

•	submitting a valid later-dated proxy;

•	notifying our company’s general counsel and assistant corporate secretary in writing that you have revoked your proxy; or

•	completing a written ballot at the special meeting

Attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

You can revoke your voting instructions with respect to shares of common stock you hold in our benefit plans by delivering a valid, later-dated proxy or voting instruction form prior to the deadline specified in the voting instructions furnished by the plan trustee or administrator.

How many votes are needed to conduct business at the special meeting?

The presence in person or represented by proxy of the holders of 25% of all outstanding shares of our common stock is required for a quorum to transact business at the special meeting. However, a quorum consisting of a majority of the outstanding shares of common stock must be represented at the special meeting in order to consider and act upon the proposed reincorporation of our company in Delaware and the proposed amendments to our restated articles of incorporation, including the proposed amendment and restatement of our restated articles of incorporation. If a quorum should not be present with respect to any matter, the special meeting may be adjourned from time to time until a quorum is obtained. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

What vote is required to approve the proposals at the special meeting?

Approval of each proposal described in this proxy statement requires a majority of the votes properly cast for such proposal at the special meeting, provided that the required quorum for such proposal exists.

How are votes counted?

If you are a stockholder of record and you return a proxy card, it will be voted in accordance with your instructions. However, if you are a stockholder of record and you return a proxy card without marking one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our board of directors (“FOR” each of the business items identified above under “What business will be voted on at the special meeting?” and appearing on the enclosed proxy card).

If we do not receive voting instructions for shares held in our company benefit plans, our company will direct the plan trustee or administrator to vote those shares in accordance with the recommendation of our board.

Will I have appraisal or dissenters’ rights in connection with the Delaware reincorporation proposal?

Yes. Under Iowa law you have the right to demand the appraised value of your shares or any other dissenters’ rights, but only if you comply with all requirements of Iowa law, which are set forth in Exhibit F to this proxy statement and summarized under “Item 3. Reincorporation of Our Company—Dissenters’ Appraisal Rights.”

Are there any other matters that will be considered at the special meeting?

The only items of business that may be properly brought before the special meeting are the matters set forth herein or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the special meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting unless you specifically withhold authority to do so.

Who pays the cost of soliciting votes at the special meeting?

This proxy solicitation is being made by our board of directors. All costs of this solicitation will be borne by our company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our company. Our company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons.

Where can I find the voting results of the special meeting?

We will announce preliminary voting tabulations at the special meeting and publish the final results in our quarterly report on Form 10-Q for the quarter ending February 28, 2007.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSALS TO AMEND THE RESTATED ARTICLES OF INCORPORATION

On October 9, 2006, our board of directors unanimously adopted resolutions approving a series of amendments to our restated articles of incorporation, all of which amendments are set forth in a proposed new restated articles of incorporation. In accordance with the rules of the Securities and Exchange Commission, the proposed amendments have been “unbundled” so that each amendment arguably of a material nature may be considered and voted upon by the stockholders separately. These amendments are described in Items 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H of this proxy statement. If each of the amendments described in those Items is approved by the stockholders at the special meeting, then the stockholders also will be asked to consider and vote upon a proposed amendment and restatement of our restated articles of incorporation that incorporates those amendments as well as a series of other amendments which individually and in the aggregate are immaterial. This proposed amendment and restatement of our restated articles of incorporation is described in Item 2 of this proxy statement. If the stockholders do not approve all of the amendments described in Items 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H of this proxy statement, our company will not file the proposed amendment and restatement of our restated articles of incorporation with the office of the Iowa Secretary of State. Instead, our company will cause articles of amendment to be filed with that office containing only those amendments to our restated articles of incorporation approved by stockholders at the special meeting. Our stockholders are being asked to approve each of the amendments described in Items 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H and 2 of this proxy statement at the special meeting. Failure to receive stockholder approval for these amendments could adversely impact the proposed initial public offering of our common stock.

If any or all of the proposed amendments are adopted by the stockholders, our company will cause articles of amendment or an amendment and restatement of our restated articles of incorporation, as the case may be, consistent with the text of each amendment adopted, to be filed with the office of the Iowa Secretary of State. It is anticipated that such filing would be made following the special meeting and prior to the consummation of the proposed initial public offering of our common stock.

ITEM 1A:	AMENDMENT TO ARTICLE IV OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

Currently, Article IV, Sections 1 and 2 of our restated articles of incorporation provides that our common stock may be transferred only as provided in our bylaws, but does not itself provide any restrictions on transfer. Our bylaws provide that, subject to any restrictions on transfer set forth in our restated articles of incorporation, our common stock is transferable only under the following circumstances:

•	shares of common stock may be transferred by a stockholder to any other holder of our common stock, except that the transferee or recipient of such shares cannot hold more than five percent (5%) of the issued and outstanding shares of our common stock after the transfer;

•	shares of common stock may be transferred to any transferee or recipient approved in advance by our board of directors; and

•	shares of common stock issued to any employee stock ownership plan of our company may be transferred as provided in such plan.

The proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation directly would impose transfer restrictions on our common stock, rather than causing them to be imposed on our common stock indirectly by reference to the transfer restrictions contained in our bylaws. If the proposed amendment is approved by stockholders, any subsequent change to the transfer restrictions would necessitate an amendment to our restated articles of incorporation. In addition, our board of directors would have the authority, in its sole discretion, to reduce the duration of, or to remove, in whole or in part, the transfer restrictions. Subject to this authority of our board, our common stock would be transferable only under the following circumstances:

•	shares of common stock would be transferable to any transferee or recipient approved in advance by our board of directors;

•	shares of common stock issued to any employee stock ownership plan of our company (including shares owned by any trust created by any such plan) would be transferable as provided in such plan;

•	shares of common stock would be transferable by operation of law; and

•	shares of common stock would be transferable in a Permitted Transfer (as such term is defined below).

For purposes of this discussion, the term “Permitted Transfer” means:

•	a “conversion transfer,” in which common stock is converted into unrestricted common stock in connection with a transfer to our company, a transfer in a qualified initial public offering of common stock and any other conversion transfer approved by our board of directors; and

•	a “non-conversion transfer,” in which common stock is not converted into unrestricted common stock and remains subject to the transfer restrictions in connection with a transfer to an existing holder of our capital stock, certain family members of the stockholder for estate planning or education purposes, a bona fide pledge to lending or financial institutions, and any other non-conversion transfer approved by our board of directors.

The text of the proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation is identified as the First Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation is a part of our company’s preparations for the proposed reincorporation in Delaware (see Item 3 below) and proposed subsequent initial public offering of common stock. The amendment would expand the types of transfers of common stock that our stockholders are permitted to make under our restated articles of incorporation, and would provide our board with broad authority to diminish or even to eliminate the remaining transfer restrictions. In this regard, it is the present intention of the board that no transfer restrictions would be applied to any shares issued in an initial public offering of our common stock and that all existing transfer restrictions would be eliminated in their entirety within 540 days after the closing of such offering. Our board of directors believes that the diminishment or elimination of transfer restrictions would enhance the rights of stockholders. Moreover, our board believes that the existing transfer restrictions authorized by our restated articles of incorporation and set forth in our bylaws would have an adverse impact on our ability to complete a public offering of our shares.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation.

ITEM 1B:	AMENDMENT TO ARTICLE IV, SECTION 3 OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

The Iowa Business Corporation Act permits Iowa corporations, such as our company, to redeem one or more classes of its capital stock to the extent authorized by its articles of incorporation. Currently, our restated articles of incorporation permits our company to redeem certain shares of our common stock issued in our August 31, 2004 restructuring from any stockholder that has not transacted business with or through our company for two consecutive years. This redemption right does not apply to shares purchased in our 2005 subscription rights offering. The redemption price paid for any shares redeemed would be equal to their book value. This redemption right expires after August 31, 2009.

The proposed amendment to Article IV, Section 3 of our restated articles of incorporation would eliminate the existing redemption provision and provide for our company’s redemption of common stock upon its consummation of an initial public offering of common stock. Within 90 days after an initial public offering of common stock is consummated, our company would be permitted to redeem shares of common stock in an amount not exceeding the lesser of:

•	fifty percent (50%) of the aggregate number of shares of common stock that are issued and sold by our company in the initial public offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares, which option is commonly referred to as the “over-allotment option”); and

•	twenty percent (20%) of the aggregate number of shares of common stock that are issued and outstanding immediately prior to the initial public offering (excluding any shares of common stock that are sold by stockholders in the offering).

The actual number of shares redeemed would be determined by our board of directors in its sole discretion.

The only shares of common stock subject to redemption would be those that are issued and outstanding immediately prior to the initial public offering, and specifically would exclude any such shares that are sold by stockholders in the offering. Shares of common stock that are issued and sold by our company in the initial public offering or at any time after the offering is consummated would not be issued and outstanding immediately prior to the offering and therefore would not be subject to redemption.

In effecting a redemption, our company would redeem shares of redeemable common stock from all stockholders ratably in proportion to their respective ownership of shares immediately prior to the initial public offering (excluding any shares of common stock that are sold by stockholders in the offering). In redeeming shares, our company would round off to a full share the number of shares to be redeemed from any stockholder so that fractional interests of less than one-half share would be rounded down and fractional interests of one-half share or more would be rounded up.

The redemption price per share payable to holders of redeemable common stock would be payable in cash in an amount equal the quotient of (i) the aggregate cash proceeds that our company receives in the initial public offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), net of underwriting discounts and commissions, divided by (ii) the aggregate number of shares of common stock that are issued and sold by our company in the offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”).

Except as described above, shares of common stock would not be redeemable.

The text of the proposed amendment to Article IV, Section 3 of our restated articles of incorporation is identified as the Second Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article IV, Section 3 of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The proposed amendment to Article IV, Section 3 of our restated articles of incorporation is a part of our company’s preparations for the proposed reincorporation in Delaware (see Item 3 below) and proposed subsequent initial public offering of common stock. The amendment would eliminate our company’s ability to redeem shares of common stock issued in our August 31, 2004 restructuring from any stockholder that has not transacted business with or through our company for two consecutive years. Until such amendment becomes effective, our company reserves the right to exercise the existing redemption right. The existing redemption provision is a relic of our company’s past when it operated as a cooperative corporation having stockholder members who were also its customers. In its place, the amendment would allow for our company’s redemption of a portion of the outstanding shares of common stock within 90 days of its consummation of an initial public offering of common stock. No redemptions would be permissible after that 90-day period.

Our board of directors believes that the replacement of our company’s existing redemption right with a redemption right triggered by the consummation of an initial public offering would both diminish and enhance the rights of stockholders. The existing redemption right applies only to shares of common stock issued in our August 31, 2004 restructuring that are held by stockholders who have not transacted business with or through our company for two consecutive years. This redemption right would expire on August 31, 2009. The proposed new redemption right would apply to up to 20% of each stockholder’s shares, but would exist only for a 90-day period following the consummation of an initial public offering of common stock. It is intended to provide some immediate liquidity for existing stockholders in the initial public offering in much the way as could be afforded selling stockholders in such offering. Unlike a selling stockholder’s voluntary participation in an initial public offering, however, stockholders whose shares would be redeemed pursuant to the proposed redemption provision could not decline to participate. Our board believes that our company’s existing redemption right would adversely affect our completion of a public offering, and that such right should be eliminated. Moreover, our board believes that the proposed redemption right would not adversely affect our completion of a public offering because it is not applicable to shares issued and sold in the offering and is limited both as to the number of shares subject to redemption and to the period in which a redemption may be made.

Certain Federal Income Tax Consequences of a Redemption

The following is a discussion of certain United States (U.S.) federal income tax considerations that may be relevant to our stockholders whose shares of common stock are redeemed. The discussion addresses only the specific U.S. federal income tax consequences set forth below and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the redemption or any other transaction, including any transaction undertaken in connection with the redemption. The discussion does not address all of the tax consequences of a redemption that may be relevant to particular stockholders of our company, such as: (i) entities that are subject to special tax treatment, including dealers in securities, financial institutions, tax-exempt entities, and regulated investment companies, (ii) individuals who are not citizens or residents of the United States, (iii) foreign corporations, (iv) stockholders who acquired their shares upon the exercise of options, and (v) holders of options or other rights to acquire shares of our common stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”) as in effect on the date of this proxy statement, which may differ at the time the reincorporation is consummated. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF A REDEMPTION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding shares of common stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the disposition of the shares of common stock by the partnership.

The Redemption. The redemption of shares of our common stock generally will be treated under section 302 of the Code as a distribution taxed as a dividend unless the redemption satisfies one of the tests set forth in section 302(b) of the Code and is therefore treated as a sale or exchange of the common stock that is redeemed. If the redemption of shares of common stock is treated as a sale or exchange, the redemption will be taxable as described under the caption “—Sale or Exchange of the Shares” below, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described below under the caption “—Distributions.”

The redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. The redemption of shares of common stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

The redemption of our common stock is contingent upon, and will not occur unless, an initial public offering of additional shares of our common stock is consummated. Accordingly, the determination as to whether the redemption will be treated as a sale or exchange under the tests described above, must be made after factoring in the additional shares of common stock issued in the initial public offering.

If a redemption of shares of common stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” below. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common stock generally will be transferred to any remaining shares of common stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common stock in their particular circumstances.

Sale or Exchange of the Shares. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common stock at the time of the disposition. Any such capital gain will be long term capital gain if the common stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Distributions. If the redemption is characterized as a distribution paid by us in respect of common stock, it will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S.

Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common stock, such distributions generally will be taxable as capital gain realized in respect of the common stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends received deduction with respect to dividend distributions that are paid in respect of common stock, subject to certain conditions and requirements, such as minimum holding period requirements. We estimate that our current and accumulated earnings and profits as of May 31, 2006, total $41,175,000. Subject to the prior discussion, distributions in respect of common stock will qualify as dividends for U.S. federal income tax purposes to that extent.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in our common stock could be characterized as “extraordinary dividends” (as defined in section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common stock as long term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Stockholders should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to the disposition of our common stock.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article IV, Section 3 of our restated articles of incorporation.

ITEM 1C:	AMENDMENT TO ARTICLE VI, SECTION 3 OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

The Iowa Business Corporation Act generally provides that, unless otherwise specified in the corporation’s articles of incorporation, a majority of the votes entitled to be cast on any matter by the voting group constitutes a quorum of that voting group for action on that matter at any meeting of the stockholders.

Currently, Article VI, Section 3 of our restated articles of incorporation provides that a quorum for the transaction of business at any meeting of our stockholders requires the presence of the holders of 25% of the shares of common stock entitled to vote at such meeting. A quorum with respect to the holders of shares of preferred stock entitled to vote at a meeting of our stockholders would be as provided in the certificate of designation relating to such shares.

The proposed amendment to Article VI, Section 3 of our restated articles of incorporation would provide that the number of shares of common stock required to be represented at any meeting of stockholders in order to constitute a quorum for the transaction of business at such meeting shall be the minimum number of shares required by law to be so represented or, if greater, the number of shares as may be provided in our bylaws. Currently, our bylaws provide that holders of a majority of the outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, constitutes a quorum for the transaction of business at such meeting, except to the extent otherwise provided in our restated articles of incorporation or by law. The quorum with respect to the holders of shares of preferred stock entitled to vote at a meeting of our stockholders would continue to be as provided in the certificate of designation relating to such shares.

The text of the proposed amendment to Article VI, Section 3 of our restated articles of incorporation is identified as the Third Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article VI, Section 3 of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The proposed amendment would approximately double the number of shares required to be represented at any meeting of stockholders in order for any business to be conducted at such meeting. By requiring that a majority of the outstanding shares be represented at such meetings, there is a greater potential for the wishes of a larger number of stockholders to be determined and a diminished potential for a minority of stockholders to take action. Our board believes that a quorum of only 25% of the outstanding shares is uncommon among publicly-traded companies, and that changing the quorum requirement to a majority of the outstanding shares would be in our company’s best interests as it prepares for the proposed initial public offering of our shares. In connection with our proposed initial public offering, we have filed an application to have our common stock approved for quotation on the NASDAQ Global Market. The proposed amendment is relevant to this application since NASDAQ Global Market listing standards would not allow our application to be approved so long as we retain our 25% quorum requirement.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article VI, Section 3 of our restated articles of incorporation.

ITEM 1D:	FURTHER AMENDMENT TO ARTICLE VI OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

The Iowa Business Corporation Act provides that, unless otherwise specified in the articles of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action taken are signed by the holders of the outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Currently, our restated articles of incorporation do not reference the ability of stockholders to act by written consent and do not otherwise endorse, reject, condition, limit or supplement the provisions of the Iowa Business Corporation Act concerning stockholder actions taken by written consent. Accordingly, our stockholders have the ability to act by written consents signed by the holders of shares having at least 90% of the votes entitled to be cast.

The proposed amendment to Article VI of our restated articles of incorporation would eliminate the ability of stockholders to act by written consent. A new section would be added to our restated articles of incorporation providing that no action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting. The power of stockholders to consent in writing to the taking of any action, without a meeting, would be denied.

The text of the proposed amendment to Article VI of our restated articles of incorporation is identified as the Fourth Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article VI of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The proposed amendment to Article VI of our restated articles of incorporation is a part of our company’s preparations for the proposed reincorporation in Delaware (see Item 3 below) and proposed subsequent initial public offering of common stock. It currently would be somewhat unwieldy to obtain written consents signed by the holders of at least 90% of the outstanding shares instead of holding a stockholders meeting. Following a public offering of our common stock in which the number of our stockholders presumably would increase, the ability to obtain such consents likely would become even more challenging. Our board believes that the ability of stockholders to take action by written consent is rarely exercised by stockholders of publicly-traded companies. Moreover, our board believes that the stockholders’ ability to understand and evaluate a matter submitted for their consideration and approval is improved when presented at a meeting where stockholders have the opportunity to ask questions and receive answers concerning the matter. The amendment would provide that all actions required or permitted to be taken by stockholders must be taken at a meeting of stockholders. Our board believes that the amendment is in the best interests of our company and its stockholders. However, the proposed amendment may have the effect of deterring or discouraging an attempt to take control of our company.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed further amendment to Article VI of our restated articles of incorporation.

ITEM 1E:	AMENDMENT TO ARTICLE VII OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

Currently, Article VII of our restated articles of incorporation provides that no corporation, limited liability company, partnership, trust, unincorporated organization or association, syndicate, or other entity or any natural person directly or indirectly may acquire or hold the beneficial ownership of more than 5% of our issued and outstanding common stock. This beneficial ownership limitation does not apply, however, to our company, any pension, profit-sharing, stock bonus or other compensation plan maintained by our company or by a member of a controlled group of corporations or trades or businesses of which our company is a member for the benefit of the employees of our company, or any trust or custodial arrangement established in connection with any such plan. Our company may refuse to recognize any transfer of common stock that would result in a violation of the above beneficial ownership limitation. If anyone violates the above limitation by acquiring or holding beneficial ownership of more than 5% of our issued and outstanding common stock, the shares in excess of such 5% limitation would be subject to diminished voting rights. The holder of these “excess shares” would be entitled to cast only one hundredth (1/100) of one vote per share for each such excess share for so long as such holder remained in violation of the 5% beneficial ownership limitation.

The proposed amendment to Article VII of our restated articles of incorporation would eliminate the 5% beneficial ownership limitation in its entirety.

The text of the proposed amendment to Article VII of our restated articles of incorporation is identified as the Fifth Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article VII of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The proposed amendment to Article VII of our restated articles of incorporation is a part of our company’s preparations for the proposed reincorporation in Delaware (see Item 3 below) and proposed subsequent initial public offering of common stock. Our board believes that ownership limitations applied to the common stock of publicly traded companies are unusual, and that the 5% beneficial ownership limitation in our restated articles of incorporation would have an adverse impact on our ability to complete a public offering of our shares. If the amendment is approved at the special meeting, stockholders and others will no longer be restricted under our restated articles of incorporation from acquiring more than 5% of our outstanding common stock. Our board believes that the elimination of the 5% beneficial ownership limitation would enhance the rights of stockholders.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article VII of our restated articles of incorporation.

ITEM 1F:	AMENDMENT TO ARTICLE VIII OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

Article VIII of our restated articles of incorporation currently provides that our board of directors will consist of up to 15 directors, with the precise number of directors being specified in our bylaws. Our bylaws provide that, subject to our restated articles of incorporation, there will be 10 directors on our board of directors. However, this number may be decreased or increased by resolution adopted by a majority of the whole board of directors. The proposed amendment to Article VIII of our restated articles of incorporation would eliminate the 15 person limitation on the size of our board of directors, but would retain the provision that the number of directors be fixed by, or in the manner provided in, the our bylaws. In connection with the proposed initial public offering of common stock, it is anticipated that our board of directors would increase the size of the board to accommodate the addition of at least one additional director, including one or more directors qualifying as “audit committee financial experts” within the meaning of the SEC’s rules and regulations.

Our restated articles of incorporation currently does not identify any qualifications for persons serving as directors of our company, and instead provides that any such qualifications will be as specified in our bylaws. Our bylaws provide that, unless otherwise specified in our restated articles of incorporation, directors need not be stockholders of our company or residents of the state of Iowa and need not satisfy any other qualifications. This is consistent with a similar provision in the Iowa Business Corporation Act. The proposed amendment to Article VIII would specify minimal qualifications for election of persons as directors of our company. In particular, no person would qualify to serve as a director or be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

Our restated articles of incorporation currently provides that directors will serve staggered terms as provided in our bylaws. Our bylaws provide that the members of our board of directors, other than those who may be elected by the holders of any preferred stock, will be divided into three classes (designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole board of directors permits, with the terms of office of one class expiring each year. Whenever the holders of any preferred stock have the right, voting separately as a class, to elect one or more directors, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. The proposed amendment to Article VIII would preserve the existing requirement that directors be divided into three classes (designated as Class I, Class II and Class III) and that they be elected to serve staggered three-year terms. However, the proposed amendment would cause this requirement to be included as a part of our restated articles of incorporation. Accordingly, the ability to alter the structure of our classified board having directors who serve staggered terms would necessitate a stockholder approval of a further amendment to our restated articles of incorporation.

Finally, our restated articles of incorporation currently provides that a director may be removed, with or without cause, by stockholders holding a majority of shares of common stock then entitled to vote in the election of directors to fill any vacancy resulting from the removal of such director. The proposed amendment to Article VIII would provide that any director or the entire board of directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of two thirds (2/3) or more of all votes of the then outstanding shares of all classes of capital stock of our company entitled to vote on such action, considered for this purpose as one class. For these purposes, the term “for cause” means the commission of a felony, or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to our company in a matter of substantial importance to our company, where such adjudication is no longer subject to direct appeal. If the holders of any series of preferred stock have the right, voting separately as a class, to elect one or more directors, the provisions relating to the removal of any director or the entire board of directors would not apply to any director so elected.

The text of the proposed amendment to Article VIII of our restated articles of incorporation is identified as the Sixth Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article VIII of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The proposed amendment to Article VIII of our restated articles of incorporation would eliminate the limitation on the size of the board and provide minimal qualifications for persons serving as directors of our company. Our board of directors believes that the effect of these changes on the rights of stockholders would be minimal. However, if the proposed amendment is approved at the special meeting, the ability to alter the structure of our classified board having directors who serve staggered terms would necessitate a stockholder approval of a further amendment to our restated articles of incorporation. Moreover, the ability of our stockholders to remove directors will be restricted. The result of the proposed amendment may have the effect of deterring or discouraging an attempt to take control of our company.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article VIII of our restated articles of incorporation.

ITEM 1G:	AMENDMENT TO ARTICLE X OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

Article X of our restated articles of incorporation currently provides that from time to time our company may amend, alter, repeal or to add any provision to our restated articles of incorporation in the manner prescribed by law. The Iowa Business Corporation Act provides that, after being adopted and recommended by our board of directors, a proposed amendment must be approved by the stockholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists. A corporation’s articles of incorporation, bylaws, or condition established by the board of directors may require a greater vote or greater number of shares to be present for approval of any amendment. In this regard, Article XIV of our restated articles of incorporation provides that the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of common stock would be required for the adoption of any amendment altering the provision relating to the dissolution of our company in that Article.

The proposed amendment to Article X of our restated articles of incorporation would require that the amendment, alteration, change or repeal of certain provisions of our restated articles of incorporation would require the approval of the holders of two thirds (2/3) or more of all votes of the then outstanding shares of all classes of capital stock of our company entitled to vote on such action, considered for this purpose as one class. The provisions of our restated articles of incorporation for which this greater vote of approval would be required are:

•	Article IV (relating to the transfer restrictions applicable to our common stock, which matter is the subject of the proposed amendment discussed in Item 1A above, and to the redemption of our common stock, which matter is the subject of the proposed amendment discussed in Item 1B above);

•	Article VIII (relating to the size and structure of our board of directors and the qualifications and means of removing our directors, which matters are the subject of the proposed amendment discussed in Item 1F above);

•	Article XI (relating to the amendment of our bylaws; which matter is the subject of the proposed amendment discussed in Item 1H below); or

•	Article X (relating to the amendment of our restated articles of incorporation, which matter is the subject of the proposed amendment discussed in this Item 1G).

The affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of common stock would continue to be required for the adoption of any amendment altering Article XIV (relating to the dissolution of our company). All other amendments to our restated articles of incorporation would continue to require the approval of the stockholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists.

The text of the proposed amendment to Article X of our restated articles of incorporation is identified as the Seventh Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article X of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The principal purpose of the proposed amendment to Article X of our restated articles of incorporation is to provide that certain provisions of our restated articles of incorporation which our board believe to be a particular importance to stockholders cannot be amended, altered, changed or repealed without the approval of a supermajority of our stockholders (that is, at least two thirds (2/3) of all shares outstanding). The amendment would preserve the existing requirement that shares with at least a majority or, in the case of the Article relating to the dissolution of our company, three-fourths (3/4), of the total voting power are needed to approve the amend, alter, change or repeal the other provisions of our restated articles of incorporation. The proposed amendment to Article X would make it relatively more difficult to amend, alter, change or repeal the other provisions of our restated articles of incorporation, and may have the effect of deterring or discouraging an attempt to take control of our company.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article X of our restated articles of incorporation.

ITEM 1H:	AMENDMENT TO ARTICLE XI OF THE RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

The Iowa Business Corporation Act provides that both the board of directors and the stockholders of a corporation have the power to amend the corporation’s bylaws, except that the board’s power to do so is subject to any provision in the articles of incorporation reserving all or part of that power exclusively to the stockholders and is further subject to the stockholders’ express provision that the board shall not amend, repeal, or reinstate a bylaw. Currently, Article XI of our restated articles of incorporation provides that the power to alter, amend or repeal our bylaws or to adopt new bylaws is vested in our board of directors. Our restated articles of incorporation currently does not refer to stockholders as having the power to amend the corporation’s bylaws.

The proposed amendment to Article XI of our restated articles of incorporation would provide that our board of directors is authorized to adopt, amend or repeal our bylaws by the vote of a majority of the whole board. The stockholders may deny this power to our board with respect to any bylaw or portion thereof if the stockholders so provide at the time such bylaw is adopted. The proposed amendment to Article XI also would provide that stockholders have the power to adopt, amend or repeal our bylaws, and that our board of directors are unable to divest the stockholders of this power.

The text of the proposed amendment to Article XI of our restated articles of incorporation is identified as the Eighth Proposed Amendment set forth in Appendix A to this proxy statement. The description of the proposed amendment to Article XI of our restated articles of incorporation contained herein is qualified in its entirety by reference to Appendix A.

The principal purpose of the proposed amendment to Article XI of our restated articles of incorporation is to provide for the amendment of our bylaws in a manner consistent with the Iowa Business Corporation Act. Our restated articles of incorporation currently do not provide for the amendment of our bylaws by our stockholders, even though this right is afforded stockholders by statute. The proposed amendment would eliminate a perceived conflict between our restated articles of incorporation and the Iowa Business Corporation Act by specifically providing for the amendment of our bylaws by our stockholders and by our board of directors, subject to possible limitations imposed by our stockholders on the board’s power of amendment with respect to any bylaw or portion thereof. Our board believes that the amendment is in the best interests of our company and its stockholders.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to Article XI of our restated articles of incorporation.

ITEM 2:	AMENDMENT AND RESTATEMENT OF RESTATED ARTICLES OF INCORPORATION

Description, Purposes and Effects of the Amendment

As explained above, the stockholders are being given the opportunity at the special meeting to consider and vote upon a number of amendments to our restated articles of incorporation. Each such amendment that arguably is of a material nature is described in Items 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H of this proxy statement. If each of those amendments is approved by the stockholders at the special meeting, then the stockholders will be asked to consider and vote upon a proposed amendment and restatement of our restated articles of incorporation that incorporates those amendments as well as a series of additional amendments which individually and in the aggregate are immaterial. These additional amendments would provide consistency in the usage of certain terms and eliminate or correct obsolete references to particular articles, sections and paragraphs. If the stockholders do not approve all of the amendments described in Items 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H of this proxy statement, our company will not file the proposed amendment and restatement of our restated articles of incorporation with the office of the Iowa Secretary of State. Instead, our company will cause articles of amendment to be filed with that office containing only those amendments to our restated articles of incorporation approved by stockholders at the special meeting.

The text of the proposed amendment and restatement of our restated articles of incorporation is set forth in Appendix B to this proxy statement. The description of the proposed amendment and restatement contained herein is qualified in its entirety by reference to Appendix B.

The principal purpose of the proposed amendment and restatement of our restated articles of incorporation is to reflect all of the amendments described in Items 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H of this proxy statement that are approved by stockholders at the special meeting, to provide consistency in the usage of certain terms, and to eliminate or correct obsolete references to particular articles, sections and paragraphs. The proposed amendment and restatement of our restated articles of incorporation would have little, if any, effect on the rights of stockholders.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the proposed amendment and restatement of our restated articles of incorporation.

ITEM 3:	REINCORPORATION OF OUR COMPANY

Introduction

At the special meeting, stockholders will be asked to consider and vote upon a proposal to change the state of incorporation of our company from Iowa to Delaware. This change in the state of incorporation or “reincorporation” would be accomplished by merging our company into New FCStone, Inc., a newly-formed, wholly-owned subsidiary of our company that is incorporated in Delaware. This section of the proxy statement refers to FCStone Group, Inc., the Iowa corporation, as “FCStone Iowa” or our “company” and to New FCStone, Inc., the Delaware corporation, as “FCStone Delaware” or the “surviving corporation.” As part of the reincorporation, the name of the surviving corporation will be changed to “FCStone Group, Inc.”

Reincorporation in Delaware will allow our company and its stockholders to benefit from what we believe to be the most comprehensive, widely-used and extensively interpreted body of state corporate law and a court system that facilitates relatively quick, efficient and informed resolutions of corporate litigation. Delaware is the nationally recognized leader in adopting and implementing comprehensive and flexible corporate law. Many of the Fortune 500 companies are incorporated in Delaware.

The reincorporation will not result in any change in the headquarters, business, or principal facilities of our company. Our management, including all directors and officers, will remain the same after the reincorporation. There will be no new employee benefit plans in connection with the reincorporation and there is no other direct or indirect interest of the current directors or executive officers in the reincorporation. However, the reincorporation will result in certain changes of a legal nature, the most significant of which are described below under the heading “Comparison of Stockholder Rights Before and After the Reincorporation.”

FCStone Delaware was incorporated under the laws of the state of Delaware on October 10, 2006. FCStone Delaware is wholly owned by FCStone Iowa. The address and phone number of FCStone Delaware are the same as the address and phone number of our company. Immediately prior to the reincorporation, FCStone Delaware will have only nominal assets and no liabilities and will not have carried on any business.

The Reincorporation

Subject to the conditions described below, the reincorporation will be effected pursuant to the plan of merger, a copy of which is attached as Appendix C and which is incorporated into this proxy statement by reference. On October 9, 2006, our board of directors unanimously approved and adopted the plan of merger and recommended its approval by the stockholders. Upon completion of the reincorporation, our company will cease to exist as a separate corporate entity and FCStone Delaware, as the surviving corporation, will succeed to all of our company’s rights, assets, liabilities and obligations. Following the reincorporation, FCStone Delaware will continue to operate the business of our company under the name “FCStone Group, Inc.” The discussion of the reincorporation set forth below is qualified in its entirety by reference to the plan of merger.

Subject to the appraisal rights of any dissenting stockholders as described below under “Dissenters’ Appraisal Rights,” upon completion of the reincorporation:

•	Each issued and outstanding share of common stock of FCStone Iowa (referred to in this section as “FCStone Iowa Common Stock”) that is held by any employee stock ownership plan of our company (including shares owned by any trust created by any such plan) would be converted into one share of common stock, $0.0001 par value, of FCStone Delaware; and

•	Every three issued and outstanding shares of FCStone Iowa Common Stock that is not held by any employee stock ownership plan of our company (or by any trust created by any such plan) would be converted into:

•	one share of Series 1 common stock, $0.0001 par value, of FCStone Delaware;

•	one share of Series 2 common stock, $0.0001 par value, of FCStone Delaware; and

•	one share of Series 3 common stock, $0.0001 par value, of FCStone Delaware.

Throughout this Item 3, we refer to the common stock of FCStone Delaware, including the Series 1, Series 2 and Series 3 common stock of FCStone Delaware, collectively as “FCStone Delaware Common Stock.” To the extent that a stockholder (other than our employee stock ownership plan) holds a number of shares of FCStone Iowa Common Stock that is not evenly divisible by three, and there are one or two remaining shares:

•	The stockholder’s shares of FCStone Iowa Common Stock that are divisible by three would be converted into the shares of FCStone Delaware Common Stock as described above, with one third of the shares being Series 1 common stock, $0.0001 par value, one third of the shares being Series 2 common stock, $0.0001 par value, and one third of the shares being Series 3 common stock, $0.0001 par value;

•	The stockholder’s first such remaining share would be converted into one share of Series 1 common stock, $0.0001 par value, of FCStone Delaware; and

•	The stockholder’s second such remaining share, if any, shall be converted into one share of Series 2 common stock, $0.0001 par value, of FCStone Delaware.

No stock certificates represent any shares of FCStone Iowa Common Stock. If the reincorporation is completed, no stock certificates initially will be issued to represent any shares of FCStone Delaware Common Stock. If the reincorporation is completed, FCStone Delaware may decide to issue stock certificates in the future to represent the shares of FCStone Delaware Common Stock that are outstanding. If FCStone Delaware decides to do so, it will inform the stockholders at that time.

Pursuant to the plan of merger, FCStone Iowa and FCStone Delaware will take all actions that Delaware law and Iowa law require to complete the reincorporation. FCStone Delaware also will qualify to do business as a foreign corporation in the states in which FCStone Iowa is currently qualified to do business, to the extent necessary.

The consummation of the reincorporation pursuant to the plan of merger is subject to the approval or adoption of the reincorporation and plan of merger by the stockholders of FCStone Iowa. In addition, the plan of merger will not be completed if any court or governmental authority having jurisdiction over FCStone Iowa or FCStone Delaware prohibits, restrains or enjoins the consummation of the reincorporation, whether by statute, rule, regulation, executive order, decree, ruling, injunction or other order.

There currently is no established public trading market for the FCStone Iowa Common Stock. In connection with our proposed reincorporation and proposed subsequent initial public offering of common stock, we have filed an application to have our common stock approved for quotation on the NASDAQ Global Market under the symbol “FCSX.” We expect that the NASDAQ Global Market will approve this application prior to completion of the reincorporation, and that the NASDAQ Global Market listing would be assumed by FCStone Delaware with respect to FCStone Delaware Common Stock.

If the reincorporation is completed, all employee benefit plans (including stock option, restricted stock and other equity-based plans) of FCStone Iowa would be continued by FCStone Delaware. Each stock option which is outstanding immediately prior to the reincorporation and exercisable into one or more shares of FCStone Iowa Common Stock would be converted into an option exercisable into a like number of shares of FCStone Delaware Common Stock. For each three shares of FCStone Iowa Common Stock issuable upon the exercise of an option of FCStone Iowa that is outstanding immediately prior to the reincorporation, the option of FCStone Delaware into which it would be converted would be exercisable into:

•	one share of Series 1 common stock, $0.0001 par value, of FCStone Delaware;

•	one share of Series 2 common stock, $0.0001 par value, of FCStone Delaware; and

•	one share of Series 3 common stock, $0.0001 par value, of FCStone Delaware.

To the extent that the shares of FCStone Iowa Common Stock issuable upon the exercise of such an option of FCStone Iowa are not evenly divisible by three, and there are one or two remaining shares, the option of FCStone Delaware into which the FCStone Iowa option would be converted would be exercisable into:

•	Shares of FCStone Delaware Common Stock as described above, with one third of the shares being Series 1 common stock, $0.0001 par value, one third of the shares being Series 2 common stock, $0.0001 par value, and one third of the shares being Series 3 common stock, $0.0001 par value;

•	One share of Series 1 common stock, $0.0001 par value, of FCStone Delaware with respect to the first remaining share; and

•	One share of Series 2 common stock, $0.0001 par value, of FCStone Delaware with respect to the second such remaining share, if any.

Each stock option of FCStone Delaware, and each agreement reflecting any such stock option, would be made on the same terms and subject to the same conditions as set forth in the applicable plan or agreement of FCStone Iowa under which the stock option was granted. With the exception of the options exercisable for shares of FCStone Iowa Common Stock, FCStone Iowa has no share of restricted stock or other equity-based awards that are issued and outstanding.

Our shares of common stock currently are subject to restrictions on transfer, including the requirement that any transfer to a party who is not a stockholder of our company may only be effected with the prior approval of our board of directors. In connection with our proposed initial public offering, our proposed underwriters have imposed a requirement that we restrict the transfer of shares held by our current stockholders for a period after the consummation of the offering. This is a customary requirement intended to maintain a stable trading market for the shares after consummation of the offering. This requirement ordinarily would be accomplished by requiring stockholders to execute lockup agreements before the offering is completed. However, due to our large number of stockholders, obtaining lockup agreements from each existing stockholder is not practicable. Therefore, we are proposing that our existing restrictions on transfer be modified so that the shares of Series 1, 2 and 3 common stock issued to stockholders as the result of the reincorporation would only continue to be subject to restrictions on transfer for periods of 180 days, 360 days and 540 days, respectively, after consummation of the offering. As those periods expire, shares of each applicable series no longer would be subject to those restrictions on transfer. The effect of these provisions is that, following an initial public offering of our common stock, one third of your shares would be freed of the transfer restrictions 180 days after the closing of such offering, another one third would be freed of such restrictions 360 days after such closing and the remaining one third would be freed of such restrictions 540 days after such closing. See “Comparison of Stockholder Rights Before and After the Reincorporation - Common Stock Transfer Restrictions.”

If the stockholders of our company approve the reincorporation, the reincorporation merger will be completed at such time as is determined by our board of directors, or by any committee of our board that is specifically authorized to implement and consummate the merger. It is anticipated that the reincorporation merger would be completed following the special meeting and prior to the consummation of our proposed initial public offering. The plan of merger, however, provides that the board of directors of FCStone Iowa may abandon the reincorporation merger for any reason, notwithstanding stockholder approval, at any time prior to the effectiveness of the merger. If the stockholders of our company do not approve the reincorporation, FCStone Iowa would continue to operate as an Iowa corporation.

Principal Reasons for the Reincorporation Proposal

Our company was formed as an Iowa corporation. The incorporators chose to form our company in the state of Iowa at that time because the laws of Iowa were suitable for our company’s operations, and because Iowa was where certain members of management resided and where our corporate headquarters were located. Our board believes that incorporation in Delaware would be more consistent with the interests of its current stockholders. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been the leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to legal and business needs. As a result, many major corporations initially have chosen Delaware for their domicile or subsequently have reincorporated in Delaware. Furthermore, an extensive body of case law has developed in Delaware over the years that clarifies the duties of directors and that defines and protects the rights of stockholders under a variety of contexts where other state laws offer little or no guidance. For these reasons, our company has determined that Delaware law would better suit the current needs of our company and its stockholders than Iowa law does.

In general, our company believes that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in Iowa and that our company and its stockholders would benefit from such an environment. The board of directors of our company has considered the following perceived benefits available to Delaware corporations in deciding to propose reincorporation in Delaware:

•	the General Corporation Law of the state of Delaware, or “DGCL,” which is generally acknowledged to be the most advanced and flexible state corporate statute in the United States;

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware;

•	the Delaware General Assembly, which each year considers statutory amendments to the DGCL that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the DGCL continues to be responsive to the changing needs of businesses;

•	the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other state court in the country, and the Delaware Supreme Court, which is highly regarded; and

•	the well-established body of case law construing Delaware law that has developed over the last century, which provides corporations with a greater degree of predictability and guidance than most, if not all, other jurisdictions provide.

Additionally, our board of directors believes that, as a Delaware corporation, our company would be better able to continue to attract and retain qualified directors and officers than it would be able to as an Iowa corporation, in part, because many candidates will already be familiar with Delaware corporate law from their past business experience. Also, our board of directors believes that underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL.

Anti-Takeover Implications

Delaware, like many other states (including Iowa), permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures that may have the effect of reducing a corporation’s vulnerability to unsolicited takeover attempts. Certain provisions of Delaware (and Iowa) law may have a similar effect. Our board of directors, however, is not proposing the reincorporation to prevent a change in control of our company and is not aware of any current attempt by any person to acquire control of our company or to obtain representation on our board of directors. Except for the proposals described in this proxy statement, our board of directors has no current plans to take any other action designed to make it more difficult for a third party to acquire control of our company. Certain differences between Iowa and Delaware law, which would be effective upon completion of the reincorporation without further action of our board or stockholders, could have a bearing on unapproved takeover attempts. For a discussion of the differences between the laws of Iowa and Delaware that may affect our stockholders see “Comparison of Stockholder Rights Before and After the Reincorporation” below.

Authorized Capital Stock

Our company’s authorized capital consists of 20,000,000 shares of common stock, no par value, and 20,000,000 shares of authorized preferred stock, par value $10.00 per share.

The certificate of incorporation of FCStone Delaware, a copy of which is included in this proxy statement as Appendix D, provides for 40,000,000 shares of common stock, $0.0001 par value, including 10,000,000 shares that are designated Series 1 common stock, $0.0001 par value, 10,000,000 shares that are designated Series 2 common stock, $0.0001 par value, and 10,000,000 shares that are designated Series 3 common stock, $0.0001 par value, and 20,000,000 shares of authorized preferred stock, $0.0001 par value. The shares of FCStone Delaware Common Stock are identical, except that:

•	only the shares that are issued and outstanding immediately prior to an initial public offering of FCStone Delaware Common Stock are subject to redemption as described under “Comparison of Stockholder Rights Before and After the Reincorporation – Repurchases of Shares” below; and

•	only the shares of the Series 1 common stock, Series 2 common stock and Series 3 common stock are subject to the transfer restrictions described under “Comparison of Stockholder Rights Before and After the Reincorporation – Common Stock Transfer Restrictions” below.

All other shares of FCStone Delaware Common Stock, including shares issued in an initial public offering of FCStone Delaware Common Stock, would not be subject to redemption or to the transfer restrictions.

For a discussion of the differences between the rights of holders of FCStone Iowa Common Stock and those of FCStone Delaware Common Stock, see “Comparison of Stockholder Rights Before and After the Reincorporation” below.

No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of our Company

The reincorporation would effect only a change in the legal domicile of our company and certain other changes of a legal nature, the most significant of which are described in this proxy statement. The reincorporation would not result in any change in the headquarters, business, management, fiscal year, assets or liabilities, employee benefit plans, or location of the principal facilities of our company. Assuming that the reincorporation is completed, the directors and officers of FCStone Iowa immediately prior to the reincorporation would become the directors and officers of FCStone Delaware. All employee benefit plans (including stock option, restricted stock and other equity-based plans) of FCStone Iowa would be continued by FCStone Delaware upon the same terms and subject to the same conditions as set forth in the applicable plan under which the applicable stock option, share of restricted stock and other equity-based award was granted and in the agreement reflecting the award. Approval of the reincorporation proposal would constitute approval of the assumption of these plans by FCStone Delaware. Assuming the reincorporation is completed, FCStone Delaware would continue other employee benefit arrangements of FCStone Iowa upon the terms and subject to the conditions currently in effect. Our company believes that the reincorporation will not affect any of its material contracts with any third parties and that our company’s rights and obligations under such material contractual arrangements will continue and be assumed by FCStone Delaware.

Comparison of Stockholder Rights Before and After the Reincorporation

Because of differences between the Iowa Business Corporation Act, or “IBCA”, and the DGCL, as well as differences between our company’s organizational documents before and after the reincorporation, the reincorporation will result in some changes in the rights of our stockholders. As a result of the reincorporation, holders of FCStone Iowa Common Stock will become holders of FCStone Delaware Common Stock and the rights of all such former FCStone Iowa stockholders will thereafter be governed by the organizational documents of FCStone Delaware and the DGCL. The rights of the holders of FCStone Iowa Common Stock currently are governed by the organizational documents of FCStone Iowa and the IBCA. Set forth below is a summary of some of the most significant differences in the rights of the stockholders of our company before and after the reincorporation, as a result of the differences between the IBCA and the DGCL, and the differences between the current articles of incorporation of our company (the “Iowa Articles”) and the bylaws of our company (the “Iowa Bylaws”) and the certificate of incorporation of FCStone Delaware that will be in effect following completion of the reincorporation merger (the “Delaware Certificate”) and the bylaws of FCStone Delaware that will be in effect following completion of the reincorporation merger (the “Delaware Bylaws”). The summary of the differences is significant because if the reincorporation is completed, the certificate of incorporation and bylaws of FCStone Delaware in effect immediately prior to the reincorporation merger will become the certificate of incorporation and bylaws of the surviving corporation, except that the name of FCStone Delaware will be changed to FCStone Group, Inc. The Delaware Certificate and the Delaware Bylaws are attached as Appendix D and Appendix E, respectively, and are incorporated herein by reference. All statements in this proxy statement concerning such documents are qualified by reference to the complete provisions of the Iowa Articles, the Iowa Bylaws, the Delaware Certificate and the Delaware Bylaws. The table below is not intended to be relied upon as an exhaustive list of all the differences.

	FCSTONE IOWA, an Iowa corporation (pre-reincorporation)	FCSTONE DELAWARE, a Delaware corporation (post-reincorporation)

Number of Directors	The Iowa Articles currently provide that our board of directors will consist of up to 15 directors, with the precise number of directors being specified in the Iowa Bylaws. The Iowa Bylaws provide that, subject to the Iowa Articles, there will be 10 directors on our board of directors. However, this number may be decreased or increased by resolution adopted by a majority of the whole board of directors. As discussed under Item 1F of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would eliminate the 15 person limitation on the size of our board of directors, but would retain the provision that the number of directors be fixed by, or in the manner provided in, the Iowa Bylaws. There currently are ten directors serving on our board.	The Delaware Certificate provides that the number of directors will be fixed by, or in the manner provided in, the Delaware Bylaws. The Delaware Bylaws provide that the number of directors will be the same as the number of directors provided for the initial board in the Delaware Certificate or, if not so provided, will be the same as the number of directors elected by the incorporator as the initial directors. However, this number may be decreased or increased by resolution adopted by a majority of the whole board of directors unless the number of directors is established in Delaware Certificate. There currently are three directors serving on the board of FCStone Delaware, but upon completion of the reincorporation the number of directors will be the same as the number of directors constituting the board of directors of FCStone Iowa immediately prior to the reincorporation.

Directors Qualifications	Under the IBCA, the articles of incorporation or bylaws may prescribe qualifications for directors. The Iowa Articles currently do not identify any qualifications for persons serving as directors of our company, and instead provide that any such qualifications will be as specified in the Iowa Bylaws. The Iowa Bylaws provide that, unless otherwise specified in the Iowa Articles, directors need not be stockholders of our company or residents of the state of Iowa and need not satisfy any other qualifications. As discussed under Item 1F of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would specify minimal qualifications	Under the DGCL, the certificate of incorporation or bylaws may prescribe qualifications for directors. The Delaware Certificate provides for director qualifications that are virtually identical to those provided in the amendment to the Iowa Articles discussed under Item 1F of this proxy statement that stockholders are being asked to consider and act upon at the special meeting.

for election of persons as directors of our company. In particular, no person would qualify to serve as a director or be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

Classified Board With Staggered Terms	The Iowa Articles provide that directors are to serve staggered terms as provided in the Iowa Bylaws. The Iowa Bylaws recently were amended to eliminate the nomination of directors by geographic regions. The Iowa Bylaws currently provide that our board of directors, other than any director who may be elected by the holders of any preferred stock, shall be divided into three classes (designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole board of directors permits, with the terms of office of one class expiring each year. Whenever the holders of any preferred stock have the right, voting separately as a class, to elect one or more directors, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. As discussed under Item 1F of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would cause the requirement for a classified board having staggered terms to be included as a part of the Iowa Articles.	The Delaware Certificate provides for a classified board having staggered terms that is virtually identical to the corresponding provision in the Iowa Bylaws and, if amended as discussed under Item 1F of this proxy statement, in the Iowa Articles. If such amendment is not approved by stockholders, however, a modification of the classified board provision for FCStone Delaware would necessitate stockholder approval for an amendment of the Delaware Certificate, while a modification of the corresponding provision for FCStone Iowa could be accomplished by an amendment to the Iowa Bylaws made by our board of directors alone.

Election of Directors	Under the IBCA, a corporation’s directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the shares entitled to vote in the election unless its articles of incorporation specifies otherwise. The Iowa Articles do not specify otherwise, and therefore our directors are elected by a plurality vote.	The DGCL provides that, unless otherwise specified in the corporation’s certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Neither the Delaware Certificate nor the Delaware Bylaws specify an alternative vote for the election of directors. Indeed, the Delaware Bylaws affirmatively provides that directors are to be elected by plurality vote.

	Under the IBCA, stockholders do not have cumulative voting rights in the election of directors unless a corporation’s articles of	Under the DGCL, a corporation’s certificate of incorporation may provide that stockholders have cumulative voting

	incorporation so provides. The Iowa Articles do not provide for cumulative voting.	rights in the election of directors. The Delaware Certificate does not provide for cumulative voting rights in the election of directors, and therefore stockholders of FCStone-Delaware will not have cumulative voting rights.

Removal of Directors	Under the IBCA, stockholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.	Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote. However, unless the certificate of incorporation otherwise provides, stockholders of a corporation having a classified board (such as FCStone Delaware) may effect such removal only for cause.

	The Iowa Articles currently provide that a director may be removed, with or without cause, by stockholders holding a majority of shares of common stock then entitled to vote in the election of directors to fill any vacancy resulting from the removal of such director. As discussed under Item 1F of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would provide for the removal of any director or the entire board of directors at any time, but only for cause and only by the affirmative vote of the holders of two thirds (2/3) or more of all votes of the then outstanding shares of all classes of capital stock of our company entitled to vote on such action. For these purposes, the term “for cause” means the commission of a felony, or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to our company in a matter of substantial importance to our company, where such adjudication is no longer subject to direct appeal. If the holders of any series of preferred stock have the right, voting separately as a class, to elect one or more directors, the provisions relating to the removal of any director or the entire board of directors would not apply to any director so elected.	The Delaware Certificate provides for the removal of directors in a manner that is virtually identical to the provision reflected by the amendment to the Iowa Articles discussed under Item 1F of this proxy statement that stockholders are being asked to consider and act upon at the special meeting. If such amendment is not approved by stockholders, the removal of directors of FCStone Delaware will be much more difficult than would be a removal of a FCStone Iowa director under the existing Iowa Articles.

Filling Board Vacancies	Under the IBCA, unless otherwise provided by the articles of incorporation, if a vacancy occurs on a board of directors, including a vacancy resulting from an	Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly-created directorships may be filled by a majority

	increase in the number of directors, the vacancy may be filled by the stockholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. The Iowa Bylaws provide that any newly created directorship or any vacancy occurring in our board of directors for any cause may be filled by a majority of the remaining members of our board, although such majority is less than a quorum or by a single remaining director.	of the directors then in office, although less than a quorum, or by a sole remaining director. Under the Delaware Bylaws, any newly created directorship or any vacancy occurring in FCStone Delaware’s board of directors for any cause may be filled by a majority of the remaining members of the board, although such majority is less than a quorum, or by a single remaining director. However, the DGCL also provides that if directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of one or more stockholders holding at least 10% of the total number of outstanding entitled to vote for directors, order an election of directors to be held.

Advance Notice of Director Nomination and New Business	The IBCA provides that notice of the date, time, and place of each annual and special stockholders meeting must be given to all stockholders entitled to vote not less than 10 nor more than 60 days before the date of the meeting.	The DGCL provides that notice of the date, time, and place of each annual and special stockholders meeting must be given to all stockholders entitled to vote not less than 10 nor more than 60 days before the date of the meeting. Notice may be provided by a form of electronic transmission.

	The Iowa Bylaws require nominations of persons for election to our board of directors and submission of other business to be considered at a meeting of stockholders to be made or brought by our board of directors or made or brought by a stockholder of record who complies with the advance notice procedures set forth in the Iowa Bylaws.	The Delaware Bylaws contains advance notice procedures that are virtually identical to those set forth in the Iowa Bylaws.

Special Stockholder Meetings	The IBCA provides that a special meeting of stockholders may be called by the board of directors, by the person or persons authorized to call a special meeting by the articles of incorporation or bylaws, or by the holders of at least 10% of all the shares entitled to vote at a meeting (or such lower or higher percentage of shares, not exceeding 25%, as may be specified in the articles of incorporation).	The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by a corporation’s certificate of incorporation or bylaws.

	The Iowa Bylaws provide that, except as otherwise provided by law and subject to the rights of holders of any class or series of preferred stock, a special meeting of the stockholders may be called by our chairman of the board or president, or pursuant to a resolution approved by a majority of the whole board of directors.	The Delaware Bylaws contains provisions relating to the call of a special meeting of stockholders that are virtually identical to those set forth in the Iowa Bylaws.

Quorum Requirement	The Iowa Articles currently provides that a quorum for the transaction of business at any meeting of our stockholders requires the presence of the holders of 25% of the shares of common stock entitled to vote at such meeting. As discussed under Item 1C of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would provide that the number of shares of common stock required to be represented at any meeting of stockholders in order to constitute a quorum for the transaction of business at such meeting shall be the minimum number of shares required by law to be so represented or, if greater, the number of shares as may be provided in our bylaws. Currently, our bylaws provide that holders of a majority of the outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, constitutes a quorum for the transaction of business at such meeting.	The Delaware Certificate provides that the number of shares needed to constitute a quorum will be as specified the Delaware Bylaws. The Delaware Bylaws require that the holders of a majority of the outstanding shares of stock be present to constitute a quorum.

Stockholder Voting	The IBCA provides that if an action, other than the election of directors, is to be taken by vote of the stockholders, it will be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the corporation’s articles of incorporation or another provision of Iowa law.	Under the DGCL, in the absence of a specification in the corporation’s certificate of incorporation or bylaws, once a quorum is obtained, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for stockholder action, other than the election of directors.

	With certain exceptions, the IBCA requires that a merger or share exchange be adopted by the board of directors and approved by, unless the articles, bylaws or board of directors require a greater vote, the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote on the plan of merger. The exceptions under Iowa law to the voting requirements for mergers are similar to the exceptions under the DGCL. With certain exceptions, unless required by the articles of incorporation, action by stockholders of the surviving corporation on a plan of merger is not required so long as (a) the corporation will survive the merger or is the acquiring corporation in a share exchange, (b) the articles of	The DGCL generally requires that a merger or sale of all or substantially all assets be approved by a vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote on the transaction. However, the DGCL does not require a vote of the stockholders of the surviving corporation in a merger, unless required by its certificate of incorporation, if (a) the plan of merger does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares,

	incorporation of the surviving corporation will not differ from its articles of incorporation before the merger; and (c) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical preferences, limitations, and relative rights, immediately after the merger.	securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized and unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Stockholder Action Without a Meeting	The IBCA provides that, unless otherwise specified in the articles of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action taken are signed by the holders of the outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Currently, the Iowa Articles are silent on this topic and therefore our stockholders have the ability to act by written consents signed by the holders of shares having at least 90% of the votes entitled to be cast. As discussed under Item 1D of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would eliminate the ability of stockholders to act by written consent.	Under the DGCL, unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were presented and voted and such votes are delivered to the corporation. The Delaware Certificate provides that no action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting.

Inspection of Stockholders List	The IBCA requires that the list of stockholders entitled to vote at a meeting be available for inspection by any stockholder in the period beginning two business days after notice of the meeting is given and continuing through the meeting. The list may be inspected and copied during regular business hours at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. Any stockholder, in person or by attorney or other agent, has the right, upon written demand, to inspect and copy the list for any proper purpose.	The DGCL requires that the list of stockholders entitled to vote at a meeting be available for inspection by any stockholder in the period beginning 10 days prior to the meeting and continuing through the meeting. The DGCL, however, only permits inspection of the list for a purpose germane to the meeting. Under the DGCL, a corporation must make the list available on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation.

	The Iowa Bylaws contain provisions that are consistent with the foregoing.	The Delaware Bylaws contain provisions that are consistent with the foregoing.

Common Stock Transfer Restrictions

The Iowa Articles provide that the common stock of FCStone Iowa may be transferred only as provided in the Iowa Bylaws. The Iowa Bylaws provide that shares of common stock are transferable only under the following circumstances: (i) shares may be transferred by a stockholder to any other holder of common stock, except that the transferee of such shares cannot hold more than five percent (5%) of the issued and outstanding shares of common stock after the transfer; (ii) shares may be transferred to any transferee approved in advance by our board of directors; and (iii) shares issued to any employee stock ownership plan of our company may be transferred as provided in such plan.

As discussed under Item 1A of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would cause the transfer restrictions to be set forth in the Iowa Articles. Subject to the authority of our board to reduce the duration of, or to remove, in whole or in part, the transfer restrictions, the common stock would be transferable only under the following circumstances:

•      shares of common stock would be transferable to any transferee approved in advance by our board of directors;

•      shares of common stock issued to any employee stock ownership plan of our company would be transferable as provided in such plan;

•      shares of common stock would be transferable by operation of law; and

•      shares of common stock would be transferable in a Permitted Transfer (as such term is defined below)

For purposes of this discussion, the term “Permitted Transfer” means:

•      a “conversion transfer,” in which common stock is converted into unrestricted common stock in connection

With two exceptions, the Delaware Certificate provides that the common stock of FCStone Delaware would be subject to transfer restrictions that are virtually identical to those reflected by the amendment to the Iowa Articles discussed under Item 1A of this proxy statement that stockholders are being asked to consider and act upon at the special meeting. First, the transfer restrictions would only be applicable to the Series 1 common stock, Series 2 common stock or Series 3 common stock issued in the reincorporation. All other shares of common stock, including common stock held by any stock ownership plan of our company and shares issued in our initial public offering of common stock, would not be subject to the transfer restrictions. Second, the transfer restrictions would expire (i) in the case of the Series 1 common stock, 180 days after the date of a qualified initial public offering with respect to FCStone Delaware common stock, (ii) in the case of the Series 2 common stock, 360 days after the date of such qualified initial public offering, and (iii) in the case of the Series 3 common stock, 540 days after the date of such qualified initial public offering.

with a transfer to our company, a transfer in a qualified initial public offering of common stock and any other conversion transfer approved by our board of directors; and

•      a “non-conversion transfer,” in which common stock is not converted into unrestricted common stock and remains subject to the transfer restrictions in connection with a transfer to an existing holder of our capital stock, certain family members of the stockholder for estate planning or education purposes, a bona fide pledge to lending or financial institutions, and any other non-conversion transfer approved by our board of directors.

Dividends	Under the IBCA and unless otherwise provided by a corporation’s articles of incorporation, a corporation may not make any distribution if, after making such distribution, (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.	The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Repurchases of Shares	The IBCA permits corporations to redeem one or more classes of its capital stock to the extent authorized by its articles of incorporation.	The DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.

	Currently, the Iowa Articles provide that, until August 31, 2009, our company may redeem shares of common stock issued in the August 31, 2004 restructuring from any stockholder that has not transacted business with or through our company for two consecutive years. This redemption right does not apply to shares purchased pursuant to our 2005 subscription rights offering.	The Delaware Certificate provides for the redemption of common stock in a manner that is virtually identical to the provision reflected by the amendment to the Iowa Articles discussed under Item 1B of this proxy statement that stockholders are being asked to consider and act upon at the special meeting.

As discussed under Item 1B of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would eliminate the existing redemption provision and provide for our redemption of common stock within 90 days after its consummation of an initial public offering of common stock. If this amendment is approved, our company would be permitted to redeem shares of common stock in an amount not exceeding the lesser of:

•      fifty percent (50%) of the aggregate number of shares of common stock that are issued and sold by our company in the initial public offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”); and

•      twenty percent (20%) of the aggregate number of shares of common stock that are issued and outstanding immediately prior to the initial public offering (excluding any shares of common stock that are sold by stockholders in the offering).

The only shares of common stock subject to redemption would be those that are issued and outstanding immediately prior to the initial public offering, but specifically excluding shares sold by stockholders in the offering.

The redemption price per share payable to holders of redeemable common stock would be payable in cash in an amount equal the quotient of (i) the aggregate cash proceeds that our company receives in the initial public offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”), net of underwriting discounts and commissions and other offering-related expenses, divided by (ii) the aggregate number of shares of common stock that are issued and sold by our company in the offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”).

Anti-takeover Statutes	The IBCA prohibits transaction between a corporation and an interested stockholder for three years following the time such stockholder became an interested stockholder, unless certain conditions are met. Generally, an interested stockholder is any person (including such person’s affiliates and associates) who owns 10% or	The DGCL prohibits certain mergers, consolidations, sales of assets and other transactions with an “interested stockholder” for three years following the date the stockholder became an interested stockholder. Generally, an interested stockholder is a stockholder or group of stockholders that owns 15% or more of the more of the outstanding capital stock of a corporation. The interested stockholder can engage in a business combination:

•      if, prior to the time the stockholder became an interested stockholder, the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors;

•      if, upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•      if at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

FCStone Iowa is exempt from this provision of the IBCA as it currently is not listed on a national securities exchange.

The ICBA contains a “stakeholder law.” Stakeholder laws permit directors, when considering an acquisition proposal, to weigh the interests of constituencies other than stockholders—including bondholders, employees, creditors, customers, suppliers, the surrounding community, and even society as a whole—in the process of corporate decision making. Essentially, such laws allow directors to consider nearly any factor they deem relevant in discharging their duties.

outstanding voting stock of a corporation. This prohibition on mergers, consolidations, sales of assets and other transactions is subject to the following exceptions:

•      if the business combination or transaction in which the stockholder becomes an interested stockholder is approved by the corporation’s board of directors prior to the stockholder becoming an interested stockholder;

•      if the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby he acquired at least 85% of the corporation’s voting stock, excluding shares held by directors who are also officers and certain employee stock plans; or

•      if the business combination is approved by the corporation’s board of directors and authorized at a meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision of the DGCL applies to Delaware corporations that have a class of voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ Global Market, or held of record by more than 2,000 stockholders. If the reincorporation is completed, it is anticipated that this provision would apply to FCStone Delaware because its common stock would be listed on the NASDAQ Global Market8.

The DGCL does not contain a stakeholder law.

Dissenters’ Rights of Appraisal

Under the IBCA, a stockholder is entitled to dissent and obtain payment of the fair value of his or her shares in the event of certain corporate actions. Unless otherwise provided in a corporation’s articles of incorporation, the IBCA excludes these appraisal rights where:

(a) the shares are listed on a national securities exchange or designated as a national market system security on an

The DGCL generally affords dissenters’ rights of appraisal with respect to stock of a corporation in a merger or consolidation. The DGCL, however, does not afford dissenters’ rights of appraisal with respect to:

(a) a sale of assets;

(b) stock of the surviving corporation in a merger if no stockholder vote is required to approve the merger; or

interdealer quotation system by the National Association of Securities Dealers, Inc., or

(b) the corporation has at least 2,000 stockholders and a market value for its outstanding shares of at least $20 million.

Neither the Iowa Articles nor the Iowa Bylaws have altered the IBCA appraisal right exclusions.

(c) stock of a corporation in a merger or consolidation if the stock is (i) listed on a national securities exchange or designated as a national market system security or (ii) held by more than 2,000 stockholders, unless the stockholder is required to accept anything other than stock in the surviving corporation or stock in any other corporation that is listed on a national securities exchange or designated as a national market system security or widely held.

Indemnification

Under the IBCA, a corporation may indemnify a director who is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (or brought by or in the right of the corporation) by reason of the fact that he or she is or was a director of the corporation, or is or was serving at the request of the corporation as a director or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The IBCA affords officers the same indemnification protection except as to an officer’s receipt of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the stockholders or an intentional violation of criminal law.

The IBCA also provides that a corporation may advance reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to a proceeding if the director or officer provides the corporation with a written affirmation of the director or officer’s good faith belief that he or she has met the

Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

The DGCL permits similar indemnification in the case of derivative actions, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the standard of conduct, if any, required by the IBCA for indemnifying a director or officer under the circumstances, and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such applicable standard of conduct.

The Iowa Bylaws authorize FCStone Iowa to agree to indemnify and protect any director, officer, employee or agent of the corporation to the fullest extent permitted by the laws of Iowa.

Court of Chancery or such other court shall deem proper. Indemnification for settlement of a suit by or in the right of the corporation is not permitted under DGCL. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceedings subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Delaware Certificate and Delaware Bylaws provide, in substance, that each person made a party or threatened to be made a party to any type of proceedings, by reason of the fact that he or she is or was a director or officer of FCStone Delaware or that, being or having been such a director or officer of FCStone Delaware, or while a director or officer of FCStone Delaware, such person is or was serving at the request of FCStone Delaware as a director, officer, employee or agent of another corporation or enterprise, will be indemnified by FCStone Delaware to the fullest extent permitted by the DGCL, against all liability and loss suffered and expenses reasonably incurred by such person in connection therewith. In certain cases, the indemnified party will be entitled to the advancement of certain expenses relating to indemnification. FCStone Delaware may, to the extent authorized from time to time by the board, grant rights to indemnification and to the advancement of expenses to any employee or agent of our company.

The Delaware Bylaws also provides for indemnification and advancement of legal fees to directors and officers made a party to threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of FCStone Delaware so long the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Limitation or Elimination of Directors’ Personal Liability	The IBCA provides that a corporation’s articles of incorporation may include a provision eliminating or limiting a director’s liability to the corporation or its	Under the DGCL, if a corporation’s certificate of incorporation so provides, the personal liability of a director to the corporation or its stockholders for

	stockholders for money damages for any action taken or any failure to take any action as a director. A corporation’s articles of incorporation, however, may not limit or eliminate a director’s personal liability for (a) the amount of a financial benefit received by a director to which he or she is not entitled, (b) intentional infliction of harm on the corporation or the stockholders, (c) declaration of unlawful dividends or distributions to stockholders, or (d) for an intentional criminal act. The Iowa Articles provide that no director of FCStone Iowa will be liable to FCStone Iowa or its stockholders for monetary damages for a breach of a fiduciary duty. Iowa Articles provide limitation of director liability to the fullest extent of Iowa law; however, this limitation is not available for any acts or omissions occurring prior to the date of effectiveness of Iowa Articles.	monetary damages for breach of fiduciary duty as a director may be eliminated or limited. A corporation’s certificate of incorporation, however, may not limit or eliminate a director’s personal liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for the payment of unlawful dividends, stock repurchases or redemptions, or (d) for any transaction in which the director received an improper personal benefit. Delaware Certificate provides that a Director of FCStone Delaware will not be liable to FCStone Delaware or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption or limitation is not permitted under Delaware law.

Interested Director Transactions	Under the IBCA, a transaction in which a director is determined to have an interest is not voidable by the corporation solely because of that interest so long as (a) the material facts the transaction and the director’s interest were disclosed or known to the board of directors and the board authorized, approved, or ratified the transaction, (b) the material facts of the transaction and the director’s interest were disclosed or known to the stockholders entitled to vote and the stockholders authorized, approved, or ratified the transaction, or (c) the transaction was fair to the corporation at the time entered into. Iowa law does not allow the interested director’s vote to count towards authorization, approval or ratification; however, the fact that such a director casts a vote does not affect the validity of the action. The vote is simply disregarded. Similarly, votes of shares owned by the interested director do not count towards authorization, approval or ratification, and any such votes cast are disregarded.	Under the DGCL, certain contracts or transactions in which one or more of a corporation’s directors have an interest are not void or voidable solely because of such interest, provided that the contract or transaction is fair at the time it is authorized, is ratified by the corporation’s stockholders after disclosure of the relationship or interest, or is authorized in good faith by a majority of the disinterested members of the board of directors or a committee thereof after disclosure of the relationship or interest. Delaware law permits an interested director to be counted in determining whether a quorum of the directors is present at the meeting approving the transaction.

Charter Amendments	The IBCA provides that, unless otherwise specified by the articles of incorporation, amendments to the articles of incorporation generally must be adopted and approved by both the board of	Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of the majority of the outstanding capital stock entitled to vote thereon.

directors and the stockholders. After being adopted and recommended by the board of directors, a proposed amendment must be approved by stockholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists. However, a corporation’s articles of incorporation, bylaws, or condition established by the board of directors may require a greater vote or greater number of shares to be present for approval of any amendment.

The Iowa Articles currently provides that our company may amend, alter, repeal or to add any provision to the Iowa Articles in the manner prescribed by law. However, any amendment to the provision in the Iowa Articles relating to the dissolution of our company requires the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of common stock.

As discussed under Item 1G of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would provide for:

•      the approval of the holders of at least two thirds (2/3) of the outstanding shares of all classes of capital stock of our company entitled to vote, considered as one class, to adopt any amendment to the provisions of the Iowa Articles relating to the transfer restrictions applicable to our common stock, the size and structure of our board of directors and the qualifications and means of removing our directors, the amendment of the Iowa Bylaws or the amendment of the Iowa Articles;

•      the approval of the holders of at least three-fourths (3/4) of the outstanding shares of common stock to adopt any amendment to the provisions of the Iowa Articles relating to the dissolution of our company; and

•      the approval of the stockholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists to adopt any amendment to all other provisions of the Iowa Articles.

The Delaware Certificate provides for its amendment in a manner that is virtually identical to the articles of incorporation amendment provisions reflected in the amendment to the Iowa Articles discussed under Item 1G of this proxy statement that stockholders are being asked to consider and act upon at the special meeting.

Bylaw Amendments	The IBCA provides that both the board of directors and the stockholders of a corporation have the power to amend the corporation’s bylaws, except that our board’s power to do so is subject to any provision in the articles of incorporation reserving all or part of that power exclusively to the stockholders and is further subject to the stockholders’ express provision that our board shall not amend, repeal, or reinstate a bylaw.	Under the DGCL, the power to adopt, amend or repeal the bylaws is vested in the stockholders, except to the extent that a corporation’s certificate of incorporation vests it in the board of directors. However, the conferral of the power to adopt, amend or repeal the bylaws upon the directors does not divest the stockholders of their power to adopt, amend or repeal the bylaws.

The Iowa Articles currently provides that the power to alter, amend or repeal the Iowa Bylaws or to adopt new bylaws is vested in our board of directors. The Iowa Articles currently does not refer to stockholders as having the power to amend the Iowa Bylaws.

As discussed under Item 1H of this proxy statement, stockholders are being asked to consider and act upon approval of a proposed amendment to the Iowa Articles that would authorize our board of directors to adopt, amend or repeal the Iowa Bylaws by the vote of a majority of the whole board. The stockholders may deny this power to our board with respect to any bylaw or portion thereof if the stockholders so provide at the time such bylaw is adopted. Stockholders also would have the power to adopt, amend or repeal the Iowa Bylaws, and our board of directors would be unable to divest the stockholders of this power.

The Delaware Certificate provides for the amendment of the Delaware Bylaws in a manner that is virtually identical to bylaw amendment provisions reflected in the amendment to the Iowa Articles discussed under Item 1H of this proxy statement that stockholders are being asked to consider and act upon at the special meeting.

Dissenters’ Appraisal Rights

General. If any holders of FCStone Iowa Common Stock have perfected their appraisal rights in connection with the reincorporation in accordance with the provisions of Division XIII of the IBCA, the shares of FCStone Iowa Common Stock owned by any such holders demanding appraisal will be converted into the right to receive “fair value” of their shares as determined under Division XIII. “Fair value” with respect to the shares of FCStone Iowa Common Stock held by a stockholder demanding appraisal generally takes into account the value of shares immediately before the corporate action, using customary and current valuation concepts, without discounting for lack of marketability or minority status.

Stockholders wishing to exercise their appraisal rights must carefully comply with the applicable procedures set forth in Division XIII of the IBCA, which are summarized below. Stockholders who fail to follow the specific requirements of Division XIII of the IBCA will lose their appraisal rights and will instead receive the merger consideration described above under “The Reincorporation” in accordance with the terms of the reincorporation discussed in this proxy statement.

The following summary is not a complete statement of the provisions of the IBCA relating to the rights of stockholders demanding appraisal, and is qualified in its entirety by reference to the copy of the provisions of Division XIII of the IBCA attached as Appendix F to this proxy statement, which is incorporated herein by reference.

Summary of Appraisal Rights Under Iowa Law. Under the IBCA, if you hold your shares of FCStone Iowa Common Stock continually through the completion of the reincorporation, you will be entitled to assert appraisal rights. If you wish to assert appraisal rights you must:

•	deliver to our company before the stockholder vote is taken at the special meeting, written notice of your intent to demand payment if the reincorporation is effectuated; and

•	not vote or cause or permit to be voted, any shares of FCStone Iowa Common Stock in favor of the proposed reincorporation.

No later than 10 days after the reincorporation is consummated, our company must deliver a written appraisal notice to all stockholders who properly deliver written notice of their intent to demand payment and who also either abstain from voting or vote against the reincorporation. In the appraisal notice, our company must:

•	provide a form that specifies the date of our company’s original announcement to stockholders of the principal terms of the reincorporation and requires the stockholder asserting appraisal rights to certify whether or not beneficial ownership of those shares for which appraisal rights are being asserted was acquired before that date, and that the stockholder did not vote in favor of the reincorporation;

•	state our company’s estimate of the fair value of the shares of FCStone Iowa Common Stock;

•	include the addresses where our company will receive completed forms and where stock certificates, if any, will be deposited;

•	include the date by which our company must receive the form and the deposit of any certificates of its stock, which cannot be less than 30 days nor more than 60 days after our company’s delivery of the appraisal notice;

•	state the date by which notice to withdraw from the appraisal process must be received; and

•	inform stockholders that if they make such a request in writing, our company will provide to the stockholder, within 10 days following the date the form is due, the number of stockholders who return the forms by the specified date and the number of shares owned by them.

Within 30 days after the form is due, our company is required to pay in cash to those stockholders who complied with Division XIII, the amount we estimate to be fair value, plus interest, along with the following:

•	certain financial information of our company;

•	a statement of our company’s estimate of the fair value of the shares of FCStone Iowa Common Stock; and

•	a statement of the stockholder’s right to demand payment if he or she rejects our company’s estimate of fair value.

We may elect to withhold payments to stockholders who did not certify on the form that they were beneficial owners of all of their shares of FCStone Iowa Common Stock for which they are asserting appraisal rights. If we elect to withhold payment, we will notify applicable stockholders within 30 days of our receipt of the form. Thereafter, stockholders may accept our estimate of fair value, plus interest, in full satisfaction of their demands, or demand appraisal, as discussed below. Stockholders must accept our offer of fair value within 30 days order to receive payment in cash, which shall be paid by us within 10 days of receiving acceptance of our offer.

Stockholders dissatisfied with our company’s estimate of fair value must reject the offer in writing and demand payment of such stockholder’s estimate of fair value within 30 days after receiving our payment or offer of payment.

Stockholders who fail to notify our company with a written demand of their own estimate of fair value within the 30 day time period will receive payment in the amount of our company’s estimate of fair value.

If a stockholder makes demands for payment under the IBCA that remain unsettled within 60 days after our receipt of the payment demand, we must commence a proceeding in the Iowa District Court for Polk County and petition the court to determine the fair value of the shares of FCStone Iowa Common Stock. If such a proceeding is not commenced within the 60-day period, we must pay each stockholder whose demand remains unsettled, the amount demanded. All stockholders whose demands remain unsettled must be made parties to the proceeding and must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each stockholder made a party to the proceeding is entitled to either:

•	the amount, if any by which the court finds the fair value of the stockholder’s shares plus interest exceeds the amount already paid to the stockholder; or

•	the fair value plus interest of the stockholder’s shares if payment was previously withheld.

In an appraisal proceeding the court has the authority to determine and assess the costs of the proceeding, including the compensation and expenses of the court-approved appraisers in such amounts and against such parties as the court finds equitable. The court may also assess fees and expenses of counsel and experts for the parties against our company if the court finds that we did not comply with the requirements of Division XIII, or against any party if the court finds that the party acted arbitrarily, vexatiously, or not in good faith. Division XIII also provides that compensation of counsel for any stockholder in an appraisal proceeding whose services benefited other similarly situated stockholders may be paid out of amounts awarded to stockholders who benefited if such compensation is not assessed against our company.

There also may exist other rights or actions under Iowa law or federal or state securities laws for stockholders who can demonstrate that they have been damaged by the reincorporation. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate actions in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Accounting Treatment of the Reincorporation

The reincorporation would be accounted for as a reverse merger whereby, for accounting purposes, our company would be considered the acquirer and the surviving corporation would be treated as the successor to the historical operations of our company. Accordingly, the historical financial statements of our company, which our company previously reported to the SEC on Forms 10-K and 10-Q, among other forms, as of and for all periods through the date of this proxy statement, would be treated as the financial statements of the surviving corporation.

Regulatory Approval

To our company’s knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation merger would be the filing of articles of merger with the Secretary of State of Iowa and the filing of a certificate of merger with the Secretary of State of Delaware.

Certain Federal Income Tax Consequences

The following is a discussion of certain United States (U.S.) federal income tax considerations that may be relevant to our stockholders who receive shares of FCStone Delaware Common Stock in exchange for their shares of FCStone Iowa Common Stock as a result of the reincorporation. The discussion addresses only the specific U.S. federal income tax consequences set forth below and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the reincorporation or any other transaction, including any transaction undertaken in connection with the reincorporation. The discussion does not address all of the tax consequences of the reincorporation that may be relevant to particular stockholders of our company, such as: (i) entities that are subject to special tax treatment, including dealers in securities, financial institutions, tax-exempt entities, and regulated investment companies, (ii) individuals who are not citizens or residents of the United States, (iii) foreign corporations, (iv) stockholders who acquired their shares upon the exercise of options, and (v) holders of options or other rights to acquire shares of FCStone Iowa Common Stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”) as in effect on the date of this proxy statement, which may differ at the time the reincorporation is consummated. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

Subject to the limitations, qualifications, and exceptions described herein, and assuming the reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following federal tax consequences generally will result:

•	No gain or loss will be recognized by holders of FCStone Iowa Common Stock upon receipt of FCStone Delaware Common Stock pursuant to the reincorporation;

•	The aggregate tax basis of the FCStone Delaware Common Stock received by each stockholder in the reincorporation will be equal to the aggregate tax basis of the FCStone Iowa Common Stock surrendered in exchange therefor; and

•	The holding period of the FCStone Delaware Common Stock received by each stockholder of our company will include the period for which such stockholder held the FCStone Iowa Common Stock surrendered in exchange therefor, provided that the FCStone Iowa Common Stock was held by the stockholder as a capital asset at the time of the reincorporation.

State, local, or foreign income tax consequences to stockholders may vary from the federal tax consequences described above.

Our company should not recognize gain or loss for federal income tax purposes as a result of the reincorporation, and FCStone Delaware should succeed, without adjustment, to the federal income tax attributes of our company.

Our company has not requested a ruling from the Internal Revenue Service, nor an opinion from its outside legal counsel, with respect to the federal income tax consequences of the reincorporation under the Code. In any case, such an opinion would neither bind the IRS nor preclude it from asserting a contrary position.

Securities Act Consequences

The shares of FCStone Delaware Common Stock to be issued in exchange for shares of FCStone Iowa Common Stock are not being registered under the Securities Act of 1933. In that regard, FCStone Delaware is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger which has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act of 1933, and on interpretations of that rule by the SEC, which indicate that the making of certain changes in our articles of incorporation which could otherwise be made only with the approval of the stockholders of either corporation does not render Rule 145(a)(2) inapplicable.

After the reincorporation, FCStone Delaware will continue to file periodic reports and other documents with the SEC and provide to its stockholders the same type of information that our company has previously filed and provided. Stockholders holding shares of FCStone Iowa Common Stock that are restricted from transfer under the Securities Act will have shares of FCStone Delaware Common Stock that are subject to the same restrictions on transfer as those to which their present shares are subject. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, stockholders will be deemed to have acquired their shares of FCStone Delaware Common Stock on the date full payment of the purchase price was made for the shares of FCStone Iowa Common Stock. In summary, FCStone Delaware and its stockholders will be in the same respective positions under Rule 144 after the merger as were our company and its stockholders prior to the merger.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of the reincorporation proposal.

ITEM 4:	APPROVAL OF OUR 2006 EQUITY INCENTIVE PLAN

The FCStone Group, Inc. 2006 Equity Incentive Plan, referred to in this proxy statement as the “Plan,” was approved by our board of directors on May 2, 2006. We are submitting the Plan for approval by our stockholders at the special meeting. Stockholder approval of an equity-based compensation plan or arrangement such as the Plan is necessary:

•	to enable the Plan to comply with the stockholder approval requirements for equity-based plans under the NASDAQ Global Market listing standards;

•	to enable equity-based awards under the Plan to be exempt from the short-swing profit disgorgement provisions of SEC Rule 16b-3;

•	for certain types of options granted under the Plan, known as incentive stock options, to be made eligible for the favorable income tax treatment afforded to optionees under Section 421 of the Internal Revenue Code; and

•	for certain forms of equity-based compensation under the Plan to be made eligible for the “performance-based compensation” exception to the $1 million compensation deduction limitation imposed under Section 162(m) of the Internal Revenue Code.

The following description of the Plan is necessarily general in nature and does not purport to reflect all of the terms of the Plan. A copy of the Plan is set forth in Appendix G to this proxy statement. The description of the Plan contained herein is qualified in its entirety by reference to Appendix G.

Plan Purpose

The purpose of the Plan is to encourage employees of our company, its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of our company. The Plan also is designed to assist our company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of our company. Equity-based awards also are intended to further align the interests of award recipients and with the interests of our stockholders.

Eligible Participants

The eligible participants in the Plan are all key employees of our company, its affiliates and its subsidiaries whose judgment, initiative and efforts is important to the successful conduct of our business, including employees who are officers or members of our board of directors, and members of our board who are not employees of our company. Currently, there are approximately 425 officers and employees of our company, its affiliates and its subsidiaries. Since all members of our board of directors are eligible for awards under the Plan, each member of our board has a personal interest in the approval of the Plan.

Plan Administration

The Plan may be administered by our board of directors or a committee consisting of two or more directors, as our board may determine, referred to in this proxy statement as the “Committee.” The Executive Committee of our board of directors currently administers the Plan and serves as the Committee. All members of the Committee are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, and “non-employee directors” as defined by the Securities and Exchange Commission rules under the Securities Act of 1934. The Committee has the sole discretion to administer and interpret the Plan and determine who will be granted awards under the Plan, the size and types of such awards and the terms and conditions of such awards.

Shares Subject to the Plan

The Plan permits the issuance of up to 750,000 shares of our common stock pursuant to awards granted under the Plan such as stock options, restricted stock awards, restricted stock units and performance share awards, as well as awards such as stock appreciation rights, and performance unit and performance share awards payable in the form of common stock or cash. There currently is no established public trading market for our common stock. However, in connection with our proposed reincorporation and subsequent initial public offering of common stock, we have filed an application to have our common stock approved for quotation on the NASDAQ Global Market. Based on the valuation report prepared for our company by Deloitte Financial Advisory Services LLP, effective as of May 2, 2006, the fair market value for our common stock was $24.76 per share.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share, which we refer to as the “option price.” An option may either be an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently from nonqualified stock options, and are subject to more restrictive terms. Incentive stock options may only be granted to employees of our company or a subsidiary. Both incentive stock options and nonqualified stock options may be granted under the Plan. The per-share exercise price of an option is set by the Committee and generally may not be less than the fair market value of a share of our common stock on the date of grant. Certain incentive stock options granted to individuals owning more than 10% of our company will be required to have a higher option price equal to at least 110% of the value of our common stock on the date of grant. Options granted under the Plan are exercisable at the times and on the terms established by the Committee. The maximum term of an option is ten years from the date of grant. The grant and the terms of incentive stock options will be restricted to the extent required by the Internal Revenue Code. The option price must be paid in full in cash, or the Committee also may permit payment of the option price by the tender of previously acquired shares of our common stock.

Stock Appreciation Rights. A stock appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the grant price of the stock appreciation right. When a Plan participant exercises a SAR, that participant will receive an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, common stock or combination thereof, in the discretion of the Committee. The Plan permits the grant of two types of SARs: freestanding SARs, tandem SARs, or any combination of the two. A freestanding SAR is a SAR that is granted independently of any stock option. A tandem SAR is a SAR that is granted in connection with a related stock option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly canceled). The Committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs. The grant price will be at least equal to the exercise price of the related option in the case of a tandem SAR, or in the case of a freestanding SAR, the fair market value of a share of our common stock on the date of grant. The maximum term of a stock appreciation right will be determined by the Committee on the date of grant and may be determined by reference to the participant’s death, disability, voluntary resignation, cessation as a director, or termination of employment.

Restricted Stock and Restricted Stock Unit Grants. The Plan permits the grant of restricted stock or restricted stock unit awards. Restricted stock and restricted stock units may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of restricted stock or restricted stock units lapse over a period of time or according to such other criteria as the Committee deems appropriate, including the achievement of specific performance goals. Unless the Committee determines otherwise, during the period of time in which the shares of restricted stock or restricted stock units are restricted, the participant to whom the shares have been granted will not have the right to vote the shares but will have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

Performance Unit and Performance Shares. The Plan permits the grant of performance units and performance share awards which are bonuses payable in cash, common stock or a combination thereof. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit/share, if performance goals established by the Committee are met. A performance unit will have a value based on such measurements or criteria as the Committee determines. A performance share will have a value equal to the fair market value of a share of our company common stock. When an award of these are granted, the Committee will establish a performance period during which performance will be measured. At the end of each performance period, the

Committee will determine to what extent the performance goals and other conditions of the performance units/shares are met. If the holder of a performance unit/share ceases to be an employee after a performance period for any reason other than having been terminated for cause, such holder will be entitled to receive the full amount payable as soon as practicable after the award amount has been determined by the Committee. If the holder of a performance unit/share ceases to be an employee before the end of a performance period by reason of death or disability, such holder will be eligible to receive the amount of any award prorated to reflect the shortened performance period. If the holder of a performance unit/share is terminated for cause at any time before or after the end of a performance period, but before an award has been paid, such holder’s participation in the Plan will cease, and any performance units/shares and right to receive payment for any awards will be canceled.

Transfer Restrictions

Awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Committee may permit awards to be transferred to certain persons or entities, including members of the recipient’s immediate family and charitable institutions.

Changes in Capital or Corporate Structure

If, without the receipt of consideration by our company, there is any change in the number or kind of shares of our common stock outstanding by reason of a stock dividend or any other distribution upon the shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization, the maximum number of shares of our common stock available for grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, and the number of shares covered by outstanding grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the Committee are final, binding and conclusive.

If our company undergoes a “change of control,” as that term is defined in the Plan, each option, share of restricted stock and other grant held by a non-employee director will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control.

Employee Retirement Income Security Act of 1974

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Amendment, Modification and Termination

Except as specifically provided for in the Plan, the Committee or our board of directors may amend or terminate the Plan at any time without obtaining the approval of our stockholders, unless stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements or to comply with the requirements for listing on any exchange where our company’s shares are listed. The Plan will expire on May 2, 2016 unless the Plan is extended with the approval of the stockholders and our board of directors. Our company reserves the right to amend, change or terminate the Plan, in whole or in part, as permitted under the Plan, at any time for any reason.

Federal Income Tax Consequences

The grant of an option or SAR will create no tax consequences for an award recipient or our company. In general, the award recipient will have no taxable income upon exercising an incentive stock option if the applicable holding period is satisfied (except that the alternative minimum tax may apply), and our company will receive no income tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified option or a SAR, the award recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of common stock on the date of the exercise; our company will be entitled to an income tax deduction for the same amount, subject to the possible applicability of the compensation deductibility limit of Section 162(m) of the Internal Revenue Code. Generally, there will be no tax consequence to our company in connection with a disposition of shares acquired by an award recipient upon exercise of an option, except that our company may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an incentive stock option before the applicable holding periods have been satisfied.

With respect to other awards made under the Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the award recipient generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received, and our company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the award recipient generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, and our company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits our company’s deduction for compensation paid to certain executive officers to $1 million per year unless such compensation is “performance-based.”

THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE FOR GENERAL INFORMATION ONLY. NO INFORMATION IS PROVIDED AS TO THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE ACQUISITION OR EXERCISE OF OPTIONS GRANTED UNDER THE PLAN OR THE SALE OF SHARES OF COMMON STOCK ACQUIRED UPON SUCH EXERCISE. EACH AWARD RECIPIENT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES AND AS TO THE SPECIFIC CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Specific Benefits under the Plan

No awards made under the Plan prior to the date of this proxy statement have been made that require, or are subject to, stockholder approval of the Plan. The table below sets forth, as of August 31, 2006, the number of shares of our common stock covered by options and other awards granted under the Plan to our Chief Executive Officer and our other four most highly compensated executive officers for our fiscal year ended August 31, 2006, and to the members of the specified groups. The only persons who received or are to receive in excess of 5% of such options or other awards are the named executive officers below. The number and types of awards that will be granted under the Plan in the future are not determinable, as the Committee will make these determinations in its sole discretion.

Name and Position	Dollar Value ($)*	Number of Units*
Paul G. Anderson, President and Chief Executive Officer	0	95,000
Stephan Gutierrez, Executive Vice President and Chief Operating Officer	0	35,000
Robert V. Johnson, Executive Vice President and Chief Financial Officer	0	45,000
Jeff Soman, Executive Vice President-FCStone, LLC	0	35,000
Steven J. Speck, President and Chief Executive Officer-FGDI	—	—
All current executive officers as a group	0	210,000
All current directors who are not executive officers as a group	0	80,000

Name and Position	Dollar Value ($)*	Number of Units*
Each nominee for election as a director	—	—
Each associate of any current director, executive officer or nominee	—	—
All employees, including all current officers who are not executive officers, as a group	0	110,000

*	Nonqualified stock options exercisable into the number of shares of our common stock specified below. Each of these options was granted on June 13, 2006, and is immediately exercisable with an exercise price of $24.76 per share. Dollar value is determined based on the valuation of our common stock as of May 2, 2006 prepared by Deloitte Financial Advisory Services LLP in its September 15, 2006 report to our company, less the option exercise price.

Board Recommendation

Our board of directors recommends that you vote “FOR” approval of our 2006 Equity Incentive Plan.

PRINCIPAL STOCKHOLDERS

The table below sets forth information, as of August 31, 2006 (unless otherwise indicated below), with respect to the beneficial ownership of shares of our common stock by:

•	each person known to our company to own beneficially more than 5% of the aggregate number of our outstanding shares of common stock;

•	our Chief Executive Officer and each of our other four most highly compensated executive officers for our fiscal year ended August 31, 2006;

•	each of our directors and director nominees; and

•	our executive officers and directors as a group.

Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Shares Outstanding
Principal Stockholders:
FCStone Group Employee Stock Ownership Plan (1)	446,149	9.6%
Directors and Executive Officers:
Brent Bunte (2)	96,488	2.0%
Jack Friedman (3)	70,719	1.5%
Bruce Krehbiel (4)	72,718	1.5%
Tom Leiting (5)	40,456	*
Eric Parthemore (6)	24,858	*
Dave Reinders (7)	106,254	2.2%
Rolland Svoboda (8)	54,730	1.1%
Doug Derscheid (9)	78,386	1.6%
Dave Andresen (10)	14,095	*
Kenneth Hahn (11)	30,383	*

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Shares Outstanding
Paul G. Anderson (12)	106,870	2.2%
Steve Speck	0	*
Stephen Gutierrez (13)	38,347	*
Jeff Soman (14)	41,956	*
Robert V. Johnson (15)	58,075	1.2%
All directors and executive officers as a group (15 persons)	544,035	11.2%

*	Signifies less than 1%

(1)	The address of the FCStone Group Employee Stock Ownership Plan is 2829 Westown Parkway, Suite 100, West Des Moines, Iowa 50266.

(2)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 88,488 shares held by NEW Cooperative, of which Mr. Bunte is Manager.

(3)	Represents options to purchase 10,800 shares of our common stock, which are currently exercisable and 59,919 shares held by Innovative Ag Services, of which Mr. Friedman is Manager.

(4)	Represents options to purchase 14,400 shares of our common stock, which are currently exercisable and 58,318 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is Manager.

(5)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 32,456 shares held by River Valley Cooperative, of which Mr. Leiting is Manager.

(6)	Represents options to purchase 10,800 shares of our common stock, which are currently exercisable and 14,058 shares held by The Farmers Commission Company, of which Mr. Parthemore is President and CEO.

(7)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 98,254 shares held by Sunray Coop, of which Mr. Reinders is General Manager.

(8)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 46,730 shares held by Pro Cooperative, of which Mr. Svoboda is General Manager.

(9)	Represents options to purchase 4,000 shares of our common stock, which are currently exercisable and 74,386 shares held by Central Valley Ag Cooperative, of which Mr. Derscheid is President and Chief Executive Officer.

(10)	Represents options to purchase 4,000 shares of our common stock, which are currently exercisable and 10,095 shares held by 4 Seasons Cooperative, of which Mr. Andresen is General Manager.

(11)	Represents options to purchase 4,000 shares of our common stock, which are currently exercisable and 26,083 shares held by Planters Cooperative, of which Mr. Hahn is Manager.

(12)	Represents options to purchase 95,000 shares of our common stock, which are currently exercisable and 11,870 shares held in an Employee Stock Ownership Plan account.

(13)	Represents options to purchase 35,000 shares of our common stock, which are currently exercisable and 3,347 shares held in an Employee Stock Ownership Plan account.

(14)	Represents options to purchase 35,000 shares of our common stock, which are currently exercisable and 6,956 shares held in an Employee Stock Ownership Plan account.

(15)	Represents options to purchase 45,000 shares of our common stock, which are currently exercisable and 13,075 shares held in an Employee Stock Ownership Plan account.

GENERAL INFORMATION

Where can I obtain financial information about our company?

Our company filed its amended annual report for the fiscal year ended August 31, 2005 on Form 10-K/A with the SEC on May 26, 2006. A copy of the amended annual report, including audited financial statements and the report thereon by KPMG LLP, was included with the proxy statement furnished to stockholders with respect to the annual meeting held on January 5, 2006.

Our company will provide without charge to each stockholder as of the record date for the special meeting a copy of our amended annual report on Form 10-K/A for the fiscal year ended August 31, 2005, including the financial statements and the schedules thereto but excluding exhibits. A request for such report should be sent in writing to Paul G. Anderson, Chief Executive Officer, FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, Iowa 50266. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of common stock of our company on the record date for the special meeting. Our company will provide a copy of any exhibit to the Form 10-K/A report to any such person upon written request and the payment of our company’s reasonable expenses in furnishing such exhibits. You may read and download our Form 10-K/A, including exhibits, as well as our other SEC filings over the internet from several commercial document retrieval services as well as at the SEC’s internet website (www.sec.gov).

What is the deadline to propose actions for next year’s annual meeting?

Stockholders may propose actions for consideration at future annual meeting of stockholders by either presenting them for inclusion in our company’s proxy statement or by undertaking the solicitation of votes independent of our proxy statement. To be properly brought before the annual meeting, all stockholder actions must comply with our bylaws, as well as SEC requirements under Regulation 14A. You may request a copy of our bylaws by following the instructions for obtaining exhibits to our annual report above under “Where can I obtain financial information about our company?”

Stockholder Proposal Included in Proxy Statement. To present a proposal at the 2007 annual meeting, SEC rules require that our corporate secretary receive the proposal by August 9, 2006 for possible inclusion in the proxy statement. Our corporate secretary’s address is FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, Iowa 50266, Attention Secretary. We will determine whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.

Stockholder Proposal Not Included in Proxy Statement. If you intend to submit a proposal at the 2007 annual meeting by soliciting votes independent of our company’s proxy statement, Section 2.12 of our bylaws requires that our corporate secretary receive timely notice of the proposal. Notification will be considered timely if it is received no later than August 9, 2006, which is 120 calendar days prior to the date of our company’s proxy statement released in connection with the preceding year’s annual meeting of stockholders. The notice must include a description of the proposed business, the name and address of the stockholder and number of shares held, any material interest of the stockholder in the business, and other matters specified in our bylaws.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Eric Parthemore
Eric Parthemore
Secretary

West Des Moines, Iowa

October 31, 2006

APPENDIX A

PROPOSED AMENDMENTS TO OUR RESTATED ARTICLES OF INCORPORATION

FIRST PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE IV, SECTIONS 1 AND 2 OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO TRANSFER RESTRICTIONS APPLICABLE TO OUR COMMON STOCK) DISCUSSED IN ITEM 1A OF THIS PROXY STATEMENT

RESOLVED, that Article IV, Sections 1 and 2 of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Sections in their entirety and substituting in lieu thereof the following six new Sections:

Section 1. Except as otherwise specifically provided in these Articles, the powers, preferences and rights of the shares of Common Stock are in all respects identical.

Section 2. Subject to the authority of the Board of Directors to reduce the duration of or to remove the transfer restrictions associated with the shares of Common Stock and convert such shares of Common Stock into the same number of shares of unrestricted Common Stock pursuant to Section 3 of this Article IV, no share of Common Stock may be sold, transferred or otherwise disposed of except (A) to any transferee approved in advance by the Board of Directors, (B) in the case of shares issued to any employee stock ownership plan adopted by the Board of Directors (including shares owned by any trust created pursuant to any such employee stock ownership plan), in accordance with the terms of such plan, (C) by operation of law, or (D) in a Permitted Transfer (as such term is defined in Section 4(c) of this Article IV).

Section 3. The Board of Directors shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the transfer restrictions set forth in Section 2 of this Article IV and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Common Stock into the same number of shares of unrestricted Common Stock. Without limiting the foregoing in any manner, the Board of Directors shall have the authority, in its sole and absolute discretion, to approve a transfer of all or any portion of the outstanding Common Stock as a Conversion Transfer (as such term is defined in Section 4(a) of this Article IV), or a Non-Conversion Transfer (as such term is defined in Section 4(b) of this Article IV). The Board of Directors shall have the authority to cause any certificate or statement of share ownership representing shares of Common Stock to bear a conspicuous legend concerning the transfer restrictions set forth in Section 2 of this Article IV.

Section 4. For purposes of this Article IV, the following terms shall have the following meanings:

(a) The term “Conversion Transfer” shall mean any of the following transfers (each of which will result in the conversion of the applicable shares of Common Stock into the same number of shares of unrestricted Common Stock upon completion of such transfer):

(i) transfers to the Corporation;

(ii) transfers in a Qualified Initial Public Offering; and

(iii) transfers approved as a Conversion Transfer by the Board of Directors pursuant to Section 3 of this Article IV.

(b) The term “Non-Conversion Transfer” shall mean any of the following transfers (each of which will result in the applicable shares of Common Stock remaining subject to the transfer restrictions set forth in Section 2 of this Article IV upon completion of such transfer):

(i) transfers to any corporation, limited liability company, partnership, trust, unincorporated organization or association, syndicate, or other entity or any natural person, in each case, who is a holder of Capital Stock of the Corporation immediately prior to such transfer;

(ii) transfers to (1) the transferor’s spouse or child, (2) a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) the estate of a deceased holder of Common Stock, provided that such transfer was pursuant to the deceased holder’s will or the applicable laws of descent and distribution, or (5) the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased holder or a trust for the sole benefit of such spouse or child;

(iii) bona fide pledges to a commercial bank, a savings and loan institution or any other lending or financial institution; and

(iv) transfers approved as Non-Conversion Transfers by the Board of Directors pursuant to Section 3 of this Article IV.

(c) The term “Permitted Transfer” shall mean a Conversion Transfer or a Non-Conversion Transfer.

(d) The term “Qualified Initial Public Offering” shall mean an initial public offering of Common Stock that has been underwritten by one or more nationally recognized underwriting firms, following which shares of Common Stock are listed on a national securities exchange or quoted on the NASDAQ stock market, or any successor thereto or any comparable system. The date and time upon which a Qualified Initial Public Offering has occurred shall be determined by the Board of Directors in its sole and absolute discretion, and such determination shall be final and binding upon the shareholders of the Corporation.

Section 5. All shares of Common Stock that convert into unrestricted Common Stock pursuant to Section 2 of this Article IV shall be retired and shall not be reissued as shares of any series of restricted Common Stock, but shall instead resume the status of and become authorized and unissued shares of unrestricted Common Stock.

Section 6. Any purported sale, transfer or other disposition of Common Stock not in accordance with Section 2 of this Article IV shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any sale, transfer or other disposition subject to Section 2 of this Article IV, the transferor shall notify the Corporation and its transfer agent, as applicable, as to which provision of Section 2 of this Article IV such sale, transfer or disposition is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may request to verify such compliance. Unless otherwise agreed, the Corporation shall have a lien on its issued Common Stock for indebtedness of the holders thereof to the Corporation or any of its subsidiaries or affiliates.

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SECOND PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE IV, SECTION 3 OF THE RESTATED ARTICLES OF INCORPORATION (RELATING TO REDEMPTION OF OUR COMMON STOCK) DISCUSSED IN ITEM 1B OF THIS PROXY STATEMENT

RESOLVED, that Article IV, Section 3 of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section, provided that such amendment shall not be deemed to impair any right of redemption of common stock under existing Article IV, Section 3 of the Restated Articles of Incorporation of FCStone Group, Inc. for which notice of redemption has been given by FCStone Group, Inc. to any shareholder prior to the effective date of the amendment:

Section 7.

(a) In the event that the Corporation consummates a Qualified Initial Public Offering, the Board of Directors shall, to the extent assets and funds are legally available therefor, cause the Corporation to redeem, on or prior to the date that is ninety (90) days after the date the Qualified Initial Public Offering is consummated, as determined by the Board of Directors, shares of Redeemable Common Stock (as defined below) in an amount not exceeding the lesser of (i) fifty percent (50%) of the aggregate number of shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), and (ii) twenty percent (20%) of the aggregate number of shares of Redeemable Common Stock that are issued and outstanding immediately prior to the Qualified Initial Public Offering (excluding any shares of Common Stock that would then be considered Redeemable Common Stock but subsequently are sold by the holders thereof in the Qualified Initial Public Offering), with the actual number of shares redeemed being determined by the Board of Directors in its sole discretion, and such shares of Redeemable Common Stock shall be redeemable by the Corporation on the terms set forth in this Section 7.

(b) In effecting any redemption pursuant to this Section 7, the Corporation shall redeem shares of Redeemable Common Stock from all holders thereof on a pro rata basis in proportion to the number of shares of Redeemable Common Stock held by each such holder immediately prior to the Qualified Initial Public Offering (excluding any shares of Common Stock that would then be considered Redeemable Common Stock but subsequently are sold by the holder thereof in the Qualified Initial Public Offering); provided, however, the Corporation may round off to a full share the number of shares to be redeemed from any holder so that fractional interests of less than one-half share will be rounded down and fractional interests of one-half share or more will be rounded up and, therefore, the aggregate number of shares of Redeemable Common Stock redeemed by the Corporation would be adjusted accordingly.

(c) The redemption price per share payable to holders of Redeemable Common Stock shall be payable in cash in an amount equal to the quotient of (i) the aggregate cash proceeds that the Corporation receives in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), net of underwriting discounts and commissions and other offering-related expenses as determined by the Board of Directors in its sole discretion (which expenses may include expenses and estimated expenses not yet paid), divided by (ii) the aggregate number of shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”). The Corporation shall send written notice of redemption to the holders of the shares of Redeemable Common Stock being redeemed and deposit, set aside or pay the redemption price therefor. The Board of Directors may establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly redemption of Redeemable Common Stock pursuant to this Section 7, which procedures shall be binding upon the holders of Redeemable Common Stock.

(d) For purposes of this Section 7, the term “Redeemable Common Stock” shall mean the shares of Common Stock that are issued and outstanding immediately prior to the Qualified Initial Public Offering other than those that are sold by the holders thereof in the Qualified Initial Public Offering. Shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering or at any time after the date the Qualified Initial Public Offering is consummated would not be issued and outstanding immediately prior to the Qualified Initial Public Offering and therefore would not constitute “Redeemable Common Stock”.

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THIRD PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE VI, SECTION 3 OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO THE QUORUM FOR STOCKHOLDER MEETINGS) DISCUSSED IN ITEM 1C OF THIS PROXY STATEMENT

RESOLVED, that Article VI, Section 3 of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 3:

Section 3. The number of shares of Common Stock required to be represented, in person or by proxy, at any meeting of the shareholders of the Corporation in order to constitute a quorum for the transaction of business at such meeting shall be the minimum number of shares required by law to be so represented or, if greater, such number of shares as may be required by the Bylaws of this Corporation to be represented, in person or by proxy, at any such meeting. The number of shares of Preferred Stock required to be represented, in person or by proxy, at any meeting of the shareholders of the Corporation in order to constitute a quorum for the transaction of business at such meeting shall be as provided in the Certificate of Designation relating to such shares adopted by the Board of Directors pursuant to Article V.

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FOURTH PROPOSED AMENDMENT: PROPOSED FURTHER AMENDMENT TO ARTICLE VI OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT) DISCUSSED IN ITEM 1D OF THIS PROXY STATEMENT

RESOLVED, that Article VI of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by inserting the following new Section 4 immediately following Section 3 of said Article VI:

Section 4. No action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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FIFTH PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE VII OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO THE 5% OWNERSHIP LIMITATION FOR OUR COMMON STOCK) DISCUSSED IN ITEM 1E OF THIS PROXY STATEMENT

RESOLVED, that Article VII of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Article in its entirety and leaving said Article blank.

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SIXTH PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE VIII OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO THE BOARD OF DIRECTORS) DISCUSSED IN ITEM 1F OF THIS PROXY STATEMENT

RESOLVED, that Article VIII of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Article in its entirety and substituting in lieu thereof the following new Article VIII:

ARTICLE VIII

BOARD OF DIRECTORS

Section 1. The property, business and affairs of the Corporation shall be managed and controlled by a governing body, which shall be known as the “Board of Directors.”

Section 2. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of this Corporation.

Section 3. The members of the Board of Directors, other than those who may be elected by the holders of the Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal. As used in these Articles, the term “whole Board of Directors” is hereby exclusively defined to mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

Section 4. Notwithstanding any other provisions of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of two thirds (2/3) or more of the Total Voting Power (as defined below) of the then outstanding shares of Voting Stock (as defined below), considered for this purpose as one class. For the purposes of this Section 4 of Article VIII: (a) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; (b) the term “Voting Stock” shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any director or the entire Board of Directors (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered “Voting Stock” for purposes of this Section 4 of Article VIII); and (c) the term “for cause” shall mean commission of a felony, or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 4 of Article VIII, shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

Section 5. There shall be no qualifications for election of persons as directors of the Corporation, except that no person shall qualify to serve as a director or shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal. Any director who, at any time during his or her term of office, fails to continue to satisfy the qualifications under which he or she was last elected to the Board of Directors, or who ceases to qualify to serve on the Board of Directors under this Section 5 of Article VIII, shall thereupon cease to be qualified as a director and the term of office of such person shall automatically end. Notwithstanding the foregoing, no action of such unqualified director, the Board of Directors or any committee thereof shall be rendered invalid or otherwise affected solely because such director becomes or at the time of such action was not qualified.

Section 6. Elections of Directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

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SEVENTH PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE X OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO THE AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION) DISCUSSED IN ITEM 1G OF THIS PROXY STATEMENT

RESOLVED, that Article X of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Article in its entirety and substituting in lieu thereof the following new Article X:

ARTICLE X

AMENDMENTS

Section 1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that no such amendment, alteration, change or repeal may be made except in accordance with Section 2 of this Article X and, if applicable, the second sentence of Article XIV.

Section 2. None of the provisions of Articles IV, VIII, XI or this Article X may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the shareholders, of the holders of at least two thirds (2/3) or more of the Total Voting Power (as defined below) of the then outstanding shares of Voting Stock (as defined below), considered for this purpose as one class, nor shall new provisions to these Articles be adopted or existing provisions to these Articles be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles IV, VIII, XI or this Article X except upon such two thirds (2/3) or more shareholder vote. For purposes of this Article X: (a) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (b) the term “Voting Stock” shall mean the shares of all classes of capital stock of the Corporation entitled to vote on amending, altering, changing or repealing these Articles or any provision hereof. Any inconsistency developing between the provisions of a Bylaw of the Corporation and any provisions of these Articles shall be controlled by these Articles.

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EIGHTH PROPOSED AMENDMENT: PROPOSED AMENDMENT TO ARTICLE XI OF OUR RESTATED ARTICLES OF INCORPORATION (RELATING TO THE AMENDMENT OF OUR BYLAWS) IN ITEM 1H OF THIS PROXY STATEMENT

RESOLVED, that Article XI of the Restated Articles of Incorporation of FCStone Group, Inc. be amended by deleting said Article in its entirety and substituting in lieu thereof the following new Article XI:

ARTICLE XI

BYLAWS

Section 1. The Bylaws of the Corporation shall be adopted in any manner provided by law.

Section 2. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of not less than a majority of the whole Board of Directors; provided, however, that the power of the Board of Directors to alter, amend or repeal the Bylaws, or to adopt new Bylaws, (a) may be denied as to any Bylaw or portion thereof by the shareholders if at the time of enactment the shareholders shall so expressly provide and (b) such power of the Board of Directors shall not divest the shareholders of the power, nor limit their power to amend or repeal the Bylaws, or to adopt new Bylaws.

Section 3. Notwithstanding any other provision in these Articles or the Bylaws of the Corporation, the shareholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

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APPENDIX B

PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FCSTONE GROUP, INC.

RESOLVED, that the Restated Articles of Incorporation of FCStone Group, Inc. be amended and restated to read in their entirety as follows:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FCSTONE GROUP, INC.

ARTICLE I

NAME OF THE CORPORATION

The name of the Corporation is FCStone Group, Inc.

ARTICLE II

PURPOSES

The Corporation shall have unlimited power to engage in, and to do any lawful act concerning, any or all lawful businesses for which Corporations may be organized under the Iowa Business Corporation Act.

ARTICLE III

AUTHORIZED SHARES

The Corporation shall have authority to issue two classes of capital stock in the aggregate amounts and with par values as follows:

Number Authorized	Class Designation	Par Value Per Share
20,000,000 shares	Common Stock	No Par Value
20,000,000 shares	Preferred Stock	$10.00

ARTICLE IV

COMMON STOCK

Section 1. Except as otherwise specifically provided in these Articles, the powers, preferences and rights of the shares of Common Stock are in all respects identical.

Section 2. Subject to the authority of the Board of Directors to reduce the duration of or to remove the transfer restrictions associated with the shares of Common Stock and convert such shares of Common Stock into the same number of shares of unrestricted Common Stock pursuant to Section 3 of this Article IV, no share of Common Stock may be sold, transferred or otherwise disposed of except (A) to any transferee approved in advance by the Board of Directors, (B) in the case of shares issued to any employee stock ownership plan adopted by the Board of Directors (including shares owned by any trust created pursuant to any such employee stock ownership plan), in accordance with the terms of such plan, (C) by operation of law, or (D) in a Permitted Transfer (as such term is defined in Section 4(c) of this Article IV).

Section 3. The Board of Directors shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the transfer restrictions set forth in Section 2 of this Article IV and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Common Stock into the same number of shares of unrestricted Common Stock. Without limiting the foregoing in any manner, the Board of Directors shall have the authority, in its sole and absolute discretion, to approve a transfer of all or any portion of the outstanding Common Stock as a Conversion Transfer (as such term is defined in Section 4(a) of this Article IV), or a Non-Conversion Transfer (as such term is defined in Section 4(b) of this Article IV). The Board of Directors shall have the authority to cause any certificate or statement of share ownership representing shares of Common Stock to bear a conspicuous legend concerning the transfer restrictions set forth in Section 2 of this Article IV.

Section 4. For purposes of this Article IV, the following terms shall have the following meanings:

(a) The term “Conversion Transfer” shall mean any of the following transfers (each of which will result in the conversion of the applicable shares of Common Stock into the same number of shares of unrestricted Common Stock upon completion of such transfer):

(i) transfers to the Corporation;

(ii) transfers in a Qualified Initial Public Offering; and

(iii) transfers approved as a Conversion Transfer by the Board of Directors pursuant to Section 3 of this Article IV.

(b) The term “Non-Conversion Transfer” shall mean any of the following transfers (each of which will result in the applicable shares of Common Stock remaining subject to the transfer restrictions set forth in Section 2 of this Article IV upon completion of such transfer):

(i) transfers to any corporation, limited liability company, partnership, trust, unincorporated organization or association, syndicate, or other entity or any natural person, in each case, who is a holder of Capital Stock of the Corporation immediately prior to such transfer;

(ii) transfers to (1) the transferor’s spouse or child, (2) a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) the estate of a deceased holder of Common Stock, provided that such transfer was pursuant to the deceased holder’s will or the applicable laws of descent and distribution, or (5) the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased holder or a trust for the sole benefit of such spouse or child;

(iii) bona fide pledges to a commercial bank, a savings and loan institution or any other lending or financial institution; and

(iv) transfers approved as Non-Conversion Transfers by the Board of Directors pursuant to Section 3 of this Article IV.

(c) The term “Permitted Transfer” shall mean a Conversion Transfer or a Non-Conversion Transfer.

(d) The term “Qualified Initial Public Offering” shall mean an initial public offering of Common Stock that has been underwritten by one or more nationally recognized underwriting firms, following which shares of Common Stock are listed on a national securities exchange or quoted on the NASDAQ stock market, or any successor thereto or any comparable system. The date and time upon which a Qualified Initial Public Offering has occurred shall be determined by the Board of Directors in its sole and absolute discretion, and such determination shall be final and binding upon the shareholders of the Corporation.

Section 5. All shares of Common Stock that convert into unrestricted Common Stock pursuant to Section 2 of this Article IV shall be retired and shall not be reissued as shares of any series of restricted Common Stock, but shall instead resume the status of and become authorized and unissued shares of unrestricted Common Stock.

Section 6. Any purported sale, transfer or other disposition of Common Stock not in accordance with Section 2 of this Article IV shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any sale, transfer or other disposition subject to Section 2 of this Article IV, the transferor shall notify the

Corporation and its transfer agent, as applicable, as to which provision of Section 2 of this Article IV such sale, transfer or disposition is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may request to verify such compliance. Unless otherwise agreed, the Corporation shall have a lien on its issued Common Stock for indebtedness of the holders thereof to the Corporation or any of its subsidiaries or affiliates.

Section 7.

(a) In the event that the Corporation consummates a Qualified Initial Public Offering, the Board of Directors shall, to the extent assets and funds are legally available therefor, cause the Corporation to redeem, on or prior to the date that is ninety (90) days after the date the Qualified Initial Public Offering is consummated, as determined by the Board of Directors, shares of Redeemable Common Stock (as defined below) in an amount not exceeding the lesser of (i) fifty percent (50%) of the aggregate number of shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), and (ii) twenty percent (20%) of the aggregate number of shares of Redeemable Common Stock that are issued and outstanding immediately prior to the Qualified Initial Public Offering (excluding any shares of Common Stock that would then be considered Redeemable Common Stock but subsequently are sold by the holders thereof in the Qualified Initial Public Offering), with the actual number of shares redeemed being determined by the Board of Directors in its sole discretion, and such shares of Redeemable Common Stock shall be redeemable by the Corporation on the terms set forth in this Section 7.

(b) In effecting any redemption pursuant to this Section 7, the Corporation shall redeem shares of Redeemable Common Stock from all holders thereof on a pro rata basis in proportion to the number of shares of Redeemable Common Stock held by each such holder immediately prior to the Qualified Initial Public Offering (excluding any shares of Common Stock that would then be considered Redeemable Common Stock but subsequently are sold by the holder thereof in the Qualified Initial Public Offering); provided, however, the Corporation may round off to a full share the number of shares to be redeemed from any holder so that fractional interests of less than one-half share will be rounded down and fractional interests of one-half share or more will be rounded up and, therefore, the aggregate number of shares of Redeemable Common Stock redeemed by the Corporation would be adjusted accordingly.

(c) The redemption price per share payable to holders of Redeemable Common Stock shall be payable in cash in an amount equal to the quotient of (i) the aggregate cash proceeds that the Corporation receives in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), net of underwriting discounts and commissions and other offering-related expenses as determined by the Board of Directors in its sole discretion (which expenses may include expenses and estimated expenses not yet paid), divided by (ii) the aggregate number of shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”). The Corporation shall send written notice of redemption to the holders of the shares of Redeemable Common Stock being redeemed and deposit, set aside or pay the redemption price therefor. The Board of Directors may establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly redemption of Redeemable Common Stock pursuant to this Section 7, which procedures shall be binding upon the holders of Redeemable Common Stock.

(d) For purposes of this Section 7, the term “Redeemable Common Stock” shall mean the shares of Common Stock that are issued and outstanding immediately prior to the Qualified Initial Public Offering other than those that are sold by the holders thereof in the Qualified Initial Public Offering. Shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering or at any time after the date the Qualified Initial Public Offering is consummated would not be issued and outstanding immediately prior to the Qualified Initial Public Offering and therefore would not constitute “Redeemable Common Stock”.

ARTICLE V

PREFERRED STOCK

Pursuant to Section 602 of the Iowa Business Corporation Act and in the manner provided therein, but subject to the limitations prescribed by law and the provisions of these Articles, the Board of Directors of the Corporation is hereby authorized to provide by resolution for the issuance of preferred stock in one or more series, to establish the number of shares to be included in each such series and to fix and state the designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, applicable to the shares of each series. As provided in Section 602, the Board shall file articles of amendment with the Secretary of State before issuing shares hereunder which designate the terms of the series of preferred shares to be issued, and such articles of amendment shall be referred to in these Articles as a “Certificate of Designation.” The shares of each series of preferred stock authorized by the Board of Directors hereunder may vary from the shares of any other series as to rights, privileges, qualifications, limitations or restrictions applicable thereto.

ARTICLE VI

VOTING AND QUORUM

Section 1. Common stock shall be entitled to vote on all matters coming before the shareholders for decision. Each share of common stock shall be entitled to one vote in any meeting of the shareholders.

Section 2. Preferred stock shall have only those voting rights as may be required by law or specified for such shares in the Certificate of Designation adopted by the Board of Directors pursuant to Article V.

Section 3. The number of shares of Common Stock required to be represented, in person or by proxy, at any meeting of the shareholders of the Corporation in order to constitute a quorum for the transaction of business at such meeting shall be the minimum number of shares required by law to be so represented or, if greater, such number of shares as may be required by the Bylaws of this Corporation to be represented, in person or by proxy, at any such meeting. The number of shares of Preferred Stock required to be represented, in person or by proxy, at any meeting of the shareholders of the Corporation in order to constitute a quorum for the transaction of business at such meeting shall be as provided in the Certificate of Designation relating to such shares adopted by the Board of Directors pursuant to Article V.

Section 4. No action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied

ARTICLE VII

[Intentionally left blank]

ARTICLE VIII

BOARD OF DIRECTORS

Section 1. The property, business and affairs of the Corporation shall be managed and controlled by a governing body, which shall be known as the “Board of Directors.”

Section 2. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of this Corporation.

Section 3. The members of the Board of Directors, other than those who may be elected by the holders of the Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal. As used in these Articles, the term “whole Board of Directors” is hereby exclusively defined to mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

Section 4. Notwithstanding any other provisions of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of two thirds (2/3) or more of the Total Voting Power (as defined below) of the then outstanding shares of Voting Stock (as defined below), considered for this purpose as one class. For the purposes of this Section 4 of Article VIII: (a) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; (b) the term “Voting Stock” shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any director or the entire Board of Directors (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered “Voting Stock” for purposes of this Section 4 of Article VIII); and (c) the term “for cause” shall mean commission of a felony, or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 4 of Article VIII, shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

Section 5. There shall be no qualifications for election of persons as directors of the Corporation, except that no person shall qualify to serve as a director or shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal. Any director who, at any time during his or her term of office, fails to continue to satisfy the qualifications under which he or she was last elected to the Board of Directors, or who ceases to qualify to serve on the Board of Directors under this Section 5 of Article VIII, shall thereupon cease to be qualified as a director and the term of office of such person shall automatically end. Notwithstanding the foregoing, no action of such unqualified director, the Board of Directors or any committee thereof shall be rendered invalid or otherwise affected solely because such director becomes or at the time of such action was not qualified.

Section 6. Elections of Directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

CERTAIN BUSINESS COMBINATIONS

Section 1. In addition to any affirmative vote required by law, by these Articles, or by the provisions of any series of preferred stock that may at the time be outstanding, and except as otherwise expressly provided for in Section 2 of this Article IX, any Business Combination, as hereinafter defined, shall require (i) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of common stock, voting together as a single class (it being understood that for purposes of this Article IX each share of the common stock shall have the number of votes granted to it pursuant to Article VI of these Articles or in any resolution or resolutions of the Board of Directors for issuance of shares of preferred stock) and (ii) the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the common stock not beneficially owned by an Interested Shareholder or any Affiliate or Associate thereof, voting together as a single class. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

Section 2. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of these Articles, if the Business Combination shall have been approved by a majority of the Disinterested Directors then in office.

Section 3. For purposes of this Article IX, the following terms shall have the following meanings:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing by the Secretary of State of the State of Iowa of these Articles, whether or not the Corporation was then subject to such rule.

(b) A Person shall be deemed the “beneficial owner,” or to have “beneficial ownership,” of any shares of common stock that:

(i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) such Person or any or its Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (but a Person shall not be deemed to be the beneficial owner of any common stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote, or to direct the vote of, pursuant to any agreement, arrangement or understanding; or

(iii) is beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of common stock; provided, however, that no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) (y) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock of the Corporation beneficially owned by any other such director or officer (or any Affiliate or Associate thereof) or (z) shall be deemed to beneficially own any common stock of the Corporation owned by any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any subsidiary, or any trust or custodial arrangement established in connection with any such plan, not specifically allocated to such Person’s personal account.

(c) The term “Business Combination” shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through (vi):

(i) any merger, consolidation or share exchange of the Corporation with (A) any Interested Shareholder, or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation having an aggregate Fair Market Value equal to five percent (5%) or more of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made; or

(iii) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder other than (A) on a pro rata basis to all holders of common stock, (B) in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of the Corporation or (C) the issuance or transfer of such securities having an aggregate Fair Market Value equal to less than one percent (1%) of the aggregate Fair Market Value of all of the outstanding Capital Stock; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class or series of equity or convertible securities; or

(vi) the acquisition by the Corporation of any securities of an Interested Shareholder or its Affiliates or Associates.

(d) “Determination Date” shall mean the date on which the Interested Shareholder became an Interested Shareholder.

(e) “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, or otherwise affiliated with, the Interested Shareholder and who either was a member of the Board of Directors prior to the Determination Date, or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election.

(f) “Fair Market Value” shall mean (i) in the case of stock, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ stock market or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

(g) “Interested Shareholder” shall mean any Person (other than the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation, or any trust or custodial arrangement established in connection with any such plan) who or which:

(i) is the beneficial owner of five percent (5%) or more of the common stock; or

(ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of five percent (5%) or more of the then outstanding common stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of common stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and not executed on any exchange or in the over-the-counter market through a registered broker or dealer.

In determining whether a Person is an Interested Shareholder pursuant to this subsection (g), the number of shares of common stock deemed to be outstanding shall include shares deemed owned through application of subsection (b) of this Section 3 but shall not include any other shares of common stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(h) “Person” shall mean any corporation, limited liability company, partnership, trust, unincorporated organization or association, syndicate, any other entity or a natural person, together with any Affiliate or Associate of such person or any other person acting in concert with such person.

Section 4. When it appears that a particular Person may be an Interested Shareholder and that the provisions of this Article IX need to be applied or interpreted, then a majority of the directors of the Corporation who qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article IX, and to determine on the basis of information known to them after reasonable inquiry of all facts necessary to ascertain compliance with this Article IX, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of shares of common stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) the Fair Market Value of (i) the assets that are the subject of any Business Combination, (ii) the securities to be issued or transferred by the Corporation in any Business Combination, (iii) the consideration other than cash to be received by holders of shares of any class or series of common stock or common stock other than common stock in any Business Combination, (iv) the outstanding capital stock, or (v) any other item the Fair Market Value of which requires determination pursuant to this Article IX, and (e) whether all of the applicable conditions set forth in Section 2 of this Article IX have been met with respect to any Business Combination.

Any constructions, applications, or determinations made by the Board of Directors or the Disinterested Directors pursuant to this Article IX, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such construction, application or determination.

Section 5. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

Section 6. Notwithstanding any other provisions of these Articles or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of preferred stock, any amendment, alteration, repeal or rescission of any provision of this Article IX must also be approved by either (i) a majority of the Disinterested Directors, or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the common stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the common stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

ARTICLE X

AMENDMENTS

Section 1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that no such amendment, alteration, change or repeal may be made except in accordance with Section 2 of this Article X and, if applicable, the second sentence of Article XIV.

Section 2. None of the provisions of Articles IV, VIII, XI or this Article X may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the shareholders, of the holders of at least two thirds (2/3) or more of the Total Voting Power (as defined below) of the then outstanding shares of Voting Stock (as defined below), considered for this purpose as one class, nor shall new provisions to these Articles be adopted or existing provisions to these Articles be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles IV, VIII, XI or this Article X except upon such two thirds (2/3) or more shareholder vote. For purposes of this Article X: (a) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (b) the term “Voting Stock” shall mean the shares of all classes of capital stock of the Corporation entitled to vote on amending, altering, changing or repealing these Articles or any provision hereof. Any inconsistency developing between the provisions of a Bylaw of the Corporation and any provisions of these Articles shall be controlled by these Articles.

ARTICLE XI

BYLAWS

Section 1. The Bylaws of the Corporation shall be adopted in any manner provided by law.

Section 2. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of not less than a majority of the whole Board of Directors; provided, however, that the power of the Board of Directors to alter, amend or repeal the Bylaws, or to adopt new Bylaws, (a) may be denied as to any Bylaw or portion thereof by the shareholders if at the time of enactment the shareholders shall so expressly provide and (b) such power of the Board of Directors shall not divest the shareholders of the power, nor limit their power to amend or repeal the Bylaws, or to adopt new Bylaws.

Section 3. Notwithstanding any other provision in these Articles or the Bylaws of the Corporation, the shareholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE XII

PREEMPTIVE RIGHTS

Except as may otherwise be provided by the Board of Directors, no holders of any shares of any class of stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of any class of stock of the Corporation now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

ARTICLE XIII

LIMITATION OF LIABILITY OF DIRECTORS

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director, except for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 833 of the Iowa Business Corporation Act; or (4) an intentional violation of law. If the Iowa Business Corporation Act is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation’s directors, then a director of the Corporation shall be exempt from such liability to the full extent permitted by the Iowa Business Corporation Act as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article XIII, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission of such director occurring prior to such repeal, modification, or adoption of an inconsistent provision. This Article XIII shall not limit the liability of any director for any act or omission occurring prior to the date these Articles become effective.

ARTICLE XIV

DISSOLUTION

Any resolution to dissolve the corporation shall require for its adoption the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of common stock. The affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of common stock entitled to vote thereon shall also be required for the adoption of any amendment altering this provision.

ARTICLE XV

EFFECTIVE DATE

These Amended and Restated Articles of Incorporation shall become effective on                             , 2006, or the date of filing with the Secretary of State of the State of Iowa, which ever date is later.

FCSTONE GROUP, INC.

By:
Paul G. Anderson, President

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APPENDIX C

PLAN OF MERGER

The following is the plan of merger under which our company would merge with and into New FCStone, Inc., a wholly-owned subsidiary of our company that is incorporated under the laws of Delaware:

(1)	In accordance with the laws of the states of Delaware and Iowa, FCStone shall be merged with and into New FCStone, a wholly-owned subsidiary of FCStone, and the subsidiary corporation, New FCStone, is hereby designated the “Surviving Corporation” (FCStone and New FCStone are sometimes hereinafter collectively referred to as the “Constituent Corporations”). The Surviving Corporation shall assume all of the obligations of FCStone. The Surviving Corporation shall continue to be organized and existing under the laws of the State of Delaware.

(2)	The terms and conditions of the merger, the mode of carrying the same into effect, the cancellation of the outstanding shares of common stock of New FCStone owned by FCStone, and the manner and basis of converting the outstanding shares of capital stock of FCStone, or interests therein, into shares of New FCStone capital stock, or interests therein, are as follows:

A.	Upon the effectiveness of the merger;

(i) Each share of common stock, $0.0001 par value, of New FCStone which is issued and outstanding immediately prior to the effectiveness of the merger and owned by FCStone, shall be without further act or deed, cancelled and extinguished.

(ii) Each share of common stock, no par value, of FCStone which is issued and outstanding immediately prior to the effectiveness of the merger and is then held by any employee stock ownership plan adopted by the Board of Directors of FCStone (or by any trust created pursuant to any such employee stock ownership plan) shall, by virtue of the merger, without further act or deed, be converted into, and the holder of each such share shall be entitled to receive from the Surviving Corporation, one share of common stock, $0.0001 par value, of New FCStone, which share of New FCStone issued by virtue of the merger shall be in uncertificated form.

(iii) The shares of common stock, no par value, of FCStone which are issued and outstanding immediately prior to the effectiveness of the merger and are not then held by any employee stock ownership plan adopted by the Board of Directors of FCStone (or by any trust created pursuant to any such employee stock ownership plan) shall, by virtue of the merger, without further act or deed, be converted into, and the holders of such shares shall be entitled to receive from the Surviving Corporation, shares of three series of common stock, $0.0001 par value, of New FCStone (to be designated as Series 1, Series 2 and Series 3), which shares of such three series collectively shall be equal in number to the then total number of such shares of common stock, no par value, of FCStone and the shares of each such series shall be as nearly equal in number as the then total number of shares of such three series permits, such that each three such shares of common stock, no par value, of FCStone then held by any such holder shall be converted into:

(a)	one share of Series 1 common stock, $0.0001 par value, of New FCStone;

(b)	one share of Series 2 common stock, $0.0001 par value, of New FCStone; and

(c)	one share of Series 3 common stock, $0.0001 par value, of New FCStone,

and, to the extent that the number of such shares of common stock, no par value, of FCStone then held by any such holder is not evenly divisible by three and results in there being one or two remaining shares, (A) such shares divisible by three shall be converted into the shares of Series 1, Series 2 and Series 3 common stock, $0.0001 par value, of New FCStone, as aforesaid, (B) the first such remaining share shall be converted into one share of Series 1 common stock, $0.0001 par value, of New FCStone, and (C) the second such remaining share, if any, shall be converted into one share of Series 2 common stock, $0.0001 par value, of New FCStone; and all shares of New FCStone issued by virtue of the merger shall be in uncertificated form.

(iv) Each option (“FCStone Option”) which is outstanding immediately prior to the effectiveness of the merger and is exercisable into one or more shares of common stock, no par value, of FCStone shall, by virtue of the merger, without further act or deed, be converted into, and the holder of each such option shall be entitled to receive from the Surviving Corporation upon surrender to the Surviving Corporation of the agreement evidencing each such option, a new option agreement evidencing an option (“Surviving Corporation Option”) exercisable into shares of three series of common stock, $0.0001 par value, of New FCStone (to be designated as Series 1, Series 2 and Series 3), which shares of such three series issuable upon the exercise of the Surviving Corporation Option collectively shall be equal in number to the then total number of such shares of common stock, no par value, of FCStone issuable upon the exercise of the FCStone Option and the shares of each such series issuable upon the exercise of the Surviving Corporation Option shall be as nearly equal in number as the then total number of shares of such three series permits, such that an FCStone Option exercisable for each three shares of common stock, no par value, of FCStone immediately prior to the effectiveness of the merger shall be converted into a Surviving Corporation Option exercisable into:

(a)	one share of Series 1 common stock, $0.0001 par value, of New FCStone;

(b)	one share of Series 2 common stock, $0.0001 par value, of New FCStone; and

(c)	one share of Series 3 common stock, $0.0001 par value, of New FCStone,

and, to the extent that the number of such shares of common stock, no par value, of FCStone issuable upon the exercise of an FCStone Option is not evenly divisible by three and would result in there being one or two remaining shares, the Surviving Corporation Option into which such FCStone Option is converted shall exercisable into (A) shares of Series 1, Series 2 and Series 3 common stock, $0.0001 par value, of New FCStone, as aforesaid, with respect to such shares of common stock, no par value, of FCStone that are evenly divisible by three, (B) one share of Series 1 common stock, $0.0001 par value, of New FCStone with respect to the first such remaining share, and (C) one share of Series 2 common stock, $0.0001 par value, of New FCStone with respect to the second such remaining share, if any.

(v) Each share of common stock, no par value, of FCStone which is issued and held by FCStone in treasury immediately prior to the effectiveness of the merger shall, by virtue of the merger, without further act or deed, be cancelled and extinguished.

(vi) Notwithstanding any provision of this plan of merger to the contrary, if required by the Iowa Business Corporation Act, but only to the extent required thereby, shares of common stock, no par value, of FCStone which are issued and outstanding immediately prior to the effectiveness of the merger and which are held by holders of such shares who have properly demanded appraisal rights with respect thereto in accordance with Division XIII of the Iowa Business Corporation Act, and who have not failed to perfect or who have not effectively withdrawn or who have not lost their rights to appraisal and payment under said Division XIII will not be converted into the right to receive the merger consideration provided for in this plan of merger, but such holder thereof shall be entitled only to such rights to appraisal and payment under the Iowa Business Corporation Act.

B.	On and after the effectiveness of the merger:

(i) The Certificate of Incorporation of New FCStone in effect immediately prior to the effectiveness of the merger shall continue to be without change the Certificate of Incorporation of New FCStone as the Surviving Corporation of the merger until altered or amended in the manner provided by law, except that, upon the effectiveness of the merger, Article FIRST of said Certificate of Incorporation shall be amended to provide that the name of the corporation is “FCStone Group, Inc.”

(ii) The Bylaws of New FCStone in effect immediately prior to the effectiveness of the merger shall continue to be without change the Bylaws of New FCStone as the Surviving Corporation of the merger until altered or amended in the manner provided in the Certificate of Incorporation of New FCStone or in such Bylaws, except that, upon the effectiveness of the merger, said Bylaws shall be amended to provide that the name of the corporation is “FCStone Group, Inc.”

(iii) The assets, liabilities and stockholders’ equity of each of the Constituent Corporations shall be taken up or continued on the books of the Surviving Corporation at the amounts at which they are respectively recorded, immediately prior to the effectiveness of the merger, on the books of the Constituent Corporations, with any appropriate adjustments as may be made in accordance with the terms hereof and with generally accepted accounting principles.

(iv) The members of the Board of Directors of FCStone immediately prior to the effectiveness of the merger shall serve as the members of the Board of Directors of New FCStone, as the Surviving Corporation, until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

(v) The officers of FCStone immediately prior to the effectiveness of the merger shall serve as the officers of New FCStone, as the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their respective earlier resignation or removal.

C.	New FCStone, as the Surviving Corporation, shall pay all expenses of the merger.

D.

The merger shall have the effect set forth in Sections 253 and 259 of the General Corporation Law of Delaware and in Section 490.1107 of the Iowa Business Corporation Act. Without limiting the generality of the foregoing, upon the effectiveness of the merger at the time specified by the applicable statutes of the States of Delaware and Iowa, the separate existence of FCStone shall cease, and FCStone shall be merged with and into New FCStone, as the Surviving Corporation, with the Surviving Corporation thereupon and thereafter possessing all the rights, privileges, powers and franchises, as well of a public as of a private nature, of each of the Constituent Corporations, and with the Surviving Corporation being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, including subscriptions for shares of stock and all other things in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate, or any interest therein, vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

E.	Any claim existing, or action or proceeding, whether civil, criminal or administrative, pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

F.	If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law or any other things are necessary or desirable to vest or to perfect or to confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of any of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as the result of the merger, the directors and officers of the respective Constituent Corporations in office immediately prior to the effectiveness of the merger are each duly authorized to, and shall each execute and deliver any and all proper deeds, assignments and assurances in law and are each fully authorized to, and shall each, do all things necessary or appropriate in the name of such Constituent Corporation, so as to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out and consummate the provisions of the plan of merger.

G.	The Board of Directors of New FCStone is authorized to construe and interpret the plan of merger, as between the Constituent Corporations, in order to implement and consummate the provisions of the plan of merger and to determine all administrative procedures and accounting entries which may be deemed necessary or appropriate to implement and consummate the merger of FCStone with and into New FCStone pursuant to the plan of merger.

(3)	The time of the effectiveness of the merger shall be determined by the Board of Directors of FCStone, or by any committee of said Board that is specifically authorized by said Board to implement and consummate the merger. At any time prior to the effectiveness of the merger, the plan of merger may be terminated and the merger may be abandoned by the Board of Directors of either FCStone or New FCStone, or both, notwithstanding the approval of the plan of merger by the stockholders of FCStone. The plan of merger may be amended, modified or supplemented at any time (before or after stockholder approval) prior to the effectiveness of the merger with the mutual consent of the Board of Directors of FCStone and New FCStone; provided, however, that the plan of merger may not be amended, modified or supplemented after it has been approved by the stockholders of FCStone in any manner which, in the judgment of the Board of Directors of FCStone, would have a material adverse effect on the rights of such stockholders or in any manner would not be permitted under Sections 253(c) and 251(d) of the General Corporation Law of Delaware, Section 490.1102 of the Iowa Business Corporation Act, or other applicable law.

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APPENDIX D

CERTIFICATE OF INCORPORATION

OF

NEW FCSTONE, INC.

ARTICLE I

NAME

The name of the Corporation is New FCStone, Inc.

ARTICLE II

INCORPORATOR AND REGISTERED AGENT

Section 1. The name of the incorporator is Craig L. Evans, and his mailing address is 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64105.

Section 2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE IV

AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation shall have the authority to issue is 60,000,000 shares, of which:

(a) 40,000,000 shares shall be shares of Common Stock, par value $0.0001 per share (the “Common Stock”), including 10,000,000 shares of Common Stock that are designated Series 1 Common Stock, par value $0.0001 per share (“Series 1 Common Stock”), 10,000,000 shares that are designated Series 2 Common Stock, par value $0.0001 per share (“Series 2 Common Stock”), and 10,000,000 shares that are designated Series 3 Common Stock, par value $0.0001 per share (“Series 3 Common Stock”); and

(b) 20,000,000 shares shall be shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

The Series 1 Common Stock, the Series 2 Common Stock and the Series 3 Common Stock collectively shall be referred to as “Restricted Common Stock” and all other shares of Common Stock shall be referred to as “Unrestricted Common Stock.” The Common Stock, including the Series 1 Common Stock, the Series 2 Common Stock and the Series 3 Common Stock, and the Preferred Stock collectively are referred to as the “Capital Stock.”

ARTICLE V

COMMON STOCK

Section 1. Except as otherwise specifically provided in this Certificate of Incorporation, the powers, preferences and rights of the shares of Common Stock are in all respects identical.

Section 2. Subject to the authority of the Board of Directors to reduce the duration of or to remove the transfer restrictions associated with the shares of Restricted Common Stock and convert such shares of Restricted Common Stock into the same number of shares of Unrestricted Common Stock pursuant to Section 3 of this Article V, no share of Restricted Common Stock may be sold, transferred or otherwise disposed of except (A) to any transferee approved in advance by the Board of Directors, (B) in the case of shares issued to any employee stock ownership plan adopted by the Board of Directors (including shares owned by any trust created pursuant to any such employee stock ownership plan), in accordance with the terms of such plan, (C) by operation of law, or (D) in a Permitted Transfer (as such term is defined in Section 4(c) of this Article V); provided, however, the transfer restrictions set forth in this Section 2 of Article V shall expire as follows:

(a) On the date (the “Series 1 Conversion Date”) that is one hundred eighty (180) days following the date that a Qualified Initial Public Offering is consummated, all transfer restrictions applicable to the Series 1 Common Stock and set forth in this Section 2 of Article V shall expire and all shares of Series 1 Common Stock automatically shall convert (without any action by any holder thereof) into the same number of shares of Unrestricted Common Stock;

(b) On the date (the “Series 2 Conversion Date”) that is three hundred sixty (360) days following the date that a Qualified Initial Public Offering is consummated, all transfer restrictions applicable to the Series 2 Common Stock and set forth in this Section 2 of Article V shall expire and all shares of Series 2 Common Stock automatically shall convert (without any action by any holder thereof) into the same number of shares of Unrestricted Common Stock; and

(c) On the date (the “Series 3 Conversion Date”) that is five hundred forty (540) days following the date that a Qualified Initial Public Offering is consummated, all transfer restrictions applicable to the Series 3 Common Stock and set forth in this Section 2 of Article V shall expire and all shares of Series 3 Common Stock automatically shall convert (without any action by any holder thereof) into the same number of shares of Unrestricted Common Stock.

Section 3. The Board of Directors shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the transfer restrictions set forth in Section 2 of this Article V and, in connection therewith, cause the conversion of all or any portion of the shares of Restricted Common Stock into the same number of shares of Unrestricted Common Stock. Without limiting the foregoing in any manner, the Board of Directors shall have the authority, in its sole and absolute discretion, to approve a transfer of all or any portion of the outstanding Restricted Common Stock as a Conversion Transfer (as such term is defined in Section 4(a) of this Article V), or a Non-Conversion Transfer (as such term is defined in Section 4(b) of this Article V). The Board of Directors shall have the authority to cause any certificate or statement of share ownership representing shares of Restricted Common Stock to bear a conspicuous legend concerning the transfer restrictions set forth in Section 2 of this Article V.

Section 4. For purposes of this Article V, the following terms shall have the following meanings:

(a) The term “Conversion Transfer” shall mean any of the following transfers (each of which will result in the conversion of the applicable shares of Restricted Common Stock into the same number of shares of Unrestricted Common Stock upon completion of such transfer):

(i) transfers to the Corporation;

(ii) transfers in a Qualified Initial Public Offering; and

(iii) transfers approved as a Conversion Transfer by the Board of Directors pursuant to Section 3 of this Article V.

(b) The term “Non-Conversion Transfer” shall mean any of the following transfers (each of which will result in the applicable shares of Restricted Common Stock remaining Restricted Common Stock upon completion of such transfer):

(i) transfers to any corporation, limited liability company, partnership, trust, unincorporated organization or association, syndicate, or other entity or any natural person, in each case, who is a holder of Capital Stock of the Corporation immediately prior to such transfer;

(ii) transfers to (1) the transferor’s spouse or child, (2) a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) the estate of a deceased holder of Restricted Common Stock, provided that such transfer was pursuant to the deceased holder’s will or the applicable laws of descent and distribution, or (5) the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased holder or a trust for the sole benefit of such spouse or child;

(iii) bona fide pledges to a commercial bank, a savings and loan institution or any other lending or financial institution; and

(iv) transfers approved as Non-Conversion Transfers by the Board of Directors pursuant to Section 3 of this Article V.

(c) The term “Permitted Transfer” shall mean a Conversion Transfer or a Non-Conversion Transfer.

(d) The term “Qualified Initial Public Offering” shall mean an initial public offering of Common Stock that has been underwritten by one or more nationally recognized underwriting firms, following which shares of Common Stock are listed on a national securities exchange or quoted on the NASDAQ stock market, or any successor thereto or any comparable system. The date and time upon which a Qualified Initial Public Offering has occurred shall be determined by the Board of Directors in its sole and absolute discretion, and such determination shall be final and binding upon the stockholders of the Corporation.

(e) The term “Scheduled Conversion Date” means each or all of the Series 1 Conversion Date, the Series 2 Conversion Date and the Series 3 Conversion Date, as the context may require.

Section 5. All shares of Restricted Common Stock that convert into Unrestricted Common Stock pursuant to Section 2 of this Article V shall be retired and shall not be reissued as shares of any series of Restricted Common Stock, but shall instead resume the status of and become authorized and unissued shares of Unrestricted Common Stock.

Section 6. Any purported sale, transfer or other disposition of Common Stock not in accordance with Section 2 of this Article V shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any sale, transfer or other disposition subject to Section 2 of this Article V, the transferor shall notify the Corporation and its transfer agent, as applicable, as to which provision of Section 2 of this Article V such sale, transfer or disposition is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may request to verify such compliance.

Section 7.

(a) In the event that the Corporation consummates a Qualified Initial Public Offering, the Board of Directors shall, to the extent assets and funds are legally available therefor, cause the Corporation to redeem, on or prior to the date that is ninety (90) days after the date the Qualified Initial Public Offering is consummated, as determined by the Board of Directors, shares of Redeemable Common Stock (as defined below) in an amount not exceeding the lesser of (i) fifty percent (50%) of the aggregate number of shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), and (ii) twenty percent (20%) of the aggregate number of shares of Redeemable Common Stock that are issued and outstanding immediately prior to the Qualified Initial Public Offering (excluding any shares of Common Stock that would then be considered Redeemable Common Stock but subsequently are sold by the holders thereof in the Qualified Initial Public Offering), with the actual number of shares redeemed being determined by the Board of Directors in its sole discretion, and such shares of Redeemable Common Stock shall be redeemable by the Corporation on the terms set forth in this Section 7.

(b) In effecting any redemption pursuant to this Section 7, the Corporation shall redeem shares of Redeemable Common Stock from all holders thereof on a pro rata basis in proportion to the number of shares of Redeemable Common Stock held by each such holder immediately prior to the Qualified Initial Public Offering (excluding any shares of Common Stock that would then be considered Redeemable Common Stock but subsequently are sold by the holder thereof in the Qualified Initial Public Offering); provided, however, the Corporation may round off to a full share the number of shares to be redeemed from any holder so that fractional interests of less than one-half share will be rounded down and fractional interests of one-half share or more will be rounded up and, therefore, the aggregate number of shares of Redeemable Common Stock redeemed by the Corporation would be adjusted accordingly.

(c) The redemption price per share payable to holders of Redeemable Common Stock shall be payable in cash in an amount equal to the quotient of (i) the aggregate cash proceeds that the Corporation receives in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”), net of underwriting discounts and commissions and other offering-related expenses as determined by the Board of Directors in its sole discretion (which expenses may include expenses and estimated expenses not yet paid), divided by (ii) the aggregate number of shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering (excluding any shares sold pursuant to the underwriters’ option to purchase additional shares or “over-allotment option”). The Corporation shall send written notice of redemption to the holders of the shares of Redeemable Common Stock being redeemed and deposit, set aside or pay the redemption price therefor. The Board of Directors may establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly redemption of Redeemable Common Stock pursuant to this Section 7, which procedures shall be binding upon the holders of Redeemable Common Stock.

(d) For purposes of this Section 7, the term “Redeemable Common Stock” shall mean the shares of Common Stock that are issued and outstanding immediately prior to the Qualified Initial Public Offering other than those that are sold by the holders thereof in the Qualified Initial Public Offering. Shares of Common Stock that are issued and sold by the Corporation in the Qualified Initial Public Offering or at any time after the date the Qualified Initial Public Offering is consummated would not be issued and outstanding immediately prior to the Qualified Initial Public Offering and therefore would not constitute “Redeemable Common Stock”.

ARTICLE VI

PREFERRED STOCK

Section 1. Pursuant to Section 151 of the DGCL and in the manner provided therein, but subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized to provide by resolution for the issuance of Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix and state the designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, applicable to the shares of each such series. The Board of Directors shall file a certificate of designation pursuant to the DGCL for the shares of each such series before issuing such shares hereunder which certificate of designation shall designate the terms of the series of Preferred Stock to be issued. The shares of each series of Preferred Stock authorized by the Board of Directors hereunder may vary from the shares of any other series as to rights, privileges, qualifications, limitations or restrictions applicable thereto.

ARTICLE VII

VOTING AND QUORUM

Section 1. Common Stock shall entitle the holders thereof to vote on all matters coming before the stockholders for decision. Except as otherwise may be required by law, each outstanding share of Common Stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders of the Corporation for their vote.

Section 2. Except as otherwise may be required by law, each outstanding share of Preferred Stock shall entitle the holder thereof to only such voting rights as may be specified for such share in the certificate of designation relating to such share filed pursuant to the DGCL.

Section 3. The number of shares of Common Stock required to be represented, in person or by proxy, at any meeting of the stockholders of the Corporation in order to constitute a quorum for the transaction of business at such meeting shall be the minimum number of shares required by law to be so represented or, if greater, such number of shares as may be required by the Bylaws of this Corporation to be represented, in person or by proxy, at any such meeting. The number of shares of Preferred Stock required to be represented, in person or by proxy, at any meeting of the stockholders of the Corporation in order to constitute a quorum for the transaction of business at such meeting shall be as provided in the certificate of designation relating to such shares filed pursuant to the DGCL.

ARTICLE VIII

BOARD OF DIRECTORS

Section 1. The property, business and affairs of the Corporation shall be managed and controlled by a governing body, which shall be known as the “Board of Directors.”

Section 2. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of this Corporation.

Section 3. The members of the Board of Directors, other than those who may be elected by the holders of the Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal. As used in this Certificate of Incorporation, the term “whole Board of Directors” is hereby exclusively defined to mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

Section 4. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of two thirds (2/3) or more of the Total Voting Power (as defined below) of the then outstanding shares of Voting Stock (as defined below), considered for this purpose as one class. For the purposes of this Section 4 of Article VIII: (a) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; (b) the term “Voting Stock” shall mean the shares of all classes of Capital Stock of the Corporation entitled to vote on removal of any director or the entire Board of Directors (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered “Voting Stock” for purposes of this Section 4 of Article VIII); and (c) the term “for cause” shall mean commission of a felony, or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 4 of Article VIII, shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

Section 5. There shall be no qualifications for election of persons as directors of the Corporation, except that no person shall qualify to serve as a director or shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal. Any director who, at any time during his or her term of office, fails to continue to satisfy the qualifications under which he or she was last elected to the Board of Directors, or who ceases to qualify to serve on the Board of Directors under this Section 5 of Article VIII, shall thereupon cease to be qualified as a director and the term of office of such person shall automatically end. Notwithstanding the foregoing, no action of such unqualified director, the Board of Directors or any committee thereof shall be rendered invalid or otherwise affected solely because such director becomes or at the time of such action was not qualified.

Section 6. Elections of Directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

CERTAIN BUSINESS COMBINATIONS

Section 1. In addition to any affirmative vote required by law, by this Certificate of Incorporation, or by the provisions of any series of Preferred Stock that may at the time be outstanding, and except as otherwise expressly provided for in Section 2 of this Article IX, any Business Combination (as hereinafter defined) shall require (i) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Common Stock, voting together as a single class (it being understood that for purposes of this Article IX each share of the Common Stock shall have the number of votes granted to it pursuant to Article VII hereof or in any resolution or resolutions of the Board of Directors for issuance of shares of Preferred Stock) and (ii) the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Common Stock not beneficially owned by an Interested Shareholder or any Affiliate or Associate thereof (each as hereinafter defined), voting together as a single class. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

Section 2. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined) then in office.

Section 3. For purposes of this Article IX, the following terms shall have the following meanings:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date the Corporation’s Certificate of Incorporation was issued by the Secretary of State of the State of Delaware, whether or not the Corporation was then subject to such rule.

(b) A Person (as hereinafter defined) shall be deemed the “beneficial owner” or to have “beneficial ownership,” of any shares of Common Stock that:

(i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) such Person or any or its Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (but a Person shall not be deemed to be the beneficial owner of any Common Stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote, or to direct the vote of, pursuant to any agreement, arrangement or understanding; or

(iii) is beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock; provided, however, that no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) (y) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock of the Corporation beneficially owned by any other such director or officer (or any Affiliate or Associate thereof) or (z) shall be deemed to beneficially own any Common Stock of the Corporation owned by any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any subsidiary, or any trust or custodial arrangement established in connection with any such plan, not specifically allocated to such Person’s personal account.

(c) The term “Business Combination” shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through (vi):

(i) any merger, consolidation or share exchange of the Corporation with (A) any Interested Shareholder, or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation having an aggregate Fair Market Value equal to five percent (5%) or more of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made; or

(iii) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder other than (A) on a pro rata basis to all holders of Common Stock, (B) in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of the Corporation or (C) the issuance or transfer of such securities having an aggregate Fair Market Value equal to less than one percent (1%) of the aggregate Fair Market Value of all of the outstanding Capital Stock; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class or series of equity or convertible securities; or

(vi) the acquisition by the Corporation of any securities of an Interested Shareholder or its Affiliates or Associates.

(d) “Determination Date” shall mean the date on which the Interested Shareholder became an Interested Shareholder.

(e) “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, or otherwise affiliated with, the Interested Shareholder and who either was a member of the Board of Directors prior to the Determination Date, or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election.

(f) “Fair Market Value” shall mean (i) in the case of stock, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ stock market or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

(g) “Interested Shareholder” shall mean any Person (other than the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation, or any trust or custodial arrangement established in connection with any such plan) who or which:

(i) is the beneficial owner of five percent (5%) or more of the Common Stock; or

(ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of five percent (5%) or more of the then outstanding Common Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Common Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering with the meaning of the Securities Act of 1933, as amended, and not executed on any exchange or in the over the counter market through a registered broker or dealer.

In determining whether a Person is an Interested Shareholder pursuant to this Section 3(g) of Article IX, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of Section 3(b) of this Article IX but shall not include any other shares of Common Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(h) “Person” shall mean any corporation, limited liability company, partnership, trust, unincorporated organization or association, syndicate, any other entity or a natural person, together with any Affiliate or Associate of such person or any other person acting in concert with such person.

Section 4. When it appears that a particular Person may be an Interested Shareholder and that the provisions of this Article IX need to be applied or interpreted, then a majority of the directors of the Corporation who qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article IX, and to determine on the basis of information known to them after reasonable inquiry of all facts necessary to ascertain compliance with this Article IX, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of shares of Common Stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) the Fair Market Value of (i) the assets that are the subject of any Business Combination, (ii) the securities to be issued or transferred by the Corporation in any Business Combination, (iii) the consideration other than cash to be received by holders of shares of any class or series of Common stock or Capital Stock other than Common Stock in any Business Combination, (iv) the outstanding Capital Stock, or (v) any other item the Fair Market Value of which requires determination pursuant to this Article IX, and (e) whether all of the applicable conditions set forth in Section 2 of this Article IX have been met with respect to any Business Combination. Any constructions, applications, or determinations made by the Board of Directors or the Disinterested Directors pursuant to this Article IX, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders, and neither the Corporation nor any of its stockholders shall have the right to challenge any such construction, application or determination.

Section 5. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

Section 6. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any amendment, alteration, repeal or rescission of any provision of this Article IX must also be approved by either (i) a majority of the Disinterested Directors, or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Common Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Common Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

Section 1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no such amendment, alteration, change or repeal may be made except in accordance with Section 2 of this Article X.

Section 2. None of the provisions of Articles V, VIII, XI or this Article X (excluding the second sentence of this Section 2 of Article X) may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least two thirds (2/3) or more of the Total Voting Power (as defined below) of the then outstanding shares of Voting Stock (as defined below), considered for this purpose as one class, nor shall new provisions to this Certificate of Incorporation be adopted or existing provisions to this Certificate of Incorporation be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles V, VIII, XI or this Article X except upon such two thirds (2/3) or more stockholder vote. None of the provisions of Articles XIV or the second sentence of this Section 2 of Article X may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least three-fourths (3/4) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class, nor shall new provisions to this Certificate of Incorporation be adopted or existing provisions to this Certificate of Incorporation be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles XIV or the second sentence of this Section 2 of Article X except upon such three-fourths (3/4) or more stockholder vote. For purposes of this Article X: (a) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (b) the term “Voting Stock” shall mean the shares of all classes of Capital Stock of the Corporation entitled to vote on amending, altering, changing or repealing this Certificate of Incorporation or any provision hereof. Any inconsistency developing between the provisions of a Bylaw of the Corporation and any provisions of this Certificate of Incorporation shall be controlled by this Certificate of Incorporation.

ARTICLE XI

ADOPTION AND AMENDMENT OF BYLAWS

Section 1. The Bylaws of the Corporation shall be adopted in any manner provided by law.

Section 2. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of not less than a majority of the whole Board of Directors; provided, however, that the power of the Board of Directors to alter, amend or repeal the Bylaws, or to adopt new Bylaws, (a) may be denied as to any Bylaw or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide and (b) such power of the Board of Directors shall not divest the stockholders of the power, nor limit their power to amend or repeal the Bylaws, or to adopt new Bylaws.

Section 3. Notwithstanding any other provision in this Certificate of Incorporation or the Bylaws of the Corporation, the stockholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE XII

PREEMPTIVE RIGHTS

Except as otherwise may be provided by the Board of Directors with respect to the holders of any one or more series of Preferred Stock in the certificate of designation relating to such series filed pursuant to the DGCL, no holder of any shares of Capital Stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of Capital Stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of Capital Stock of the Corporation of any class or carrying or evidencing any right to purchase shares of Capital Stock of any class.

ARTICLE XIII

LIMITATION OF LIABILITY

Section 1. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws (including, without limitation, the statutes, case law and principles of equity) of the State of Delaware.

Section 2. Without limiting the generality of the foregoing provisions of this Article XIII, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 3. Any repeal or modification of the foregoing Sections of this Article XIII by the Board of Directors or stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 4. For purposes of this Article XIII, the term “director” shall, to the fullest extent permitted by the DGCL, include any person who, pursuant to this Certificate of Incorporation, is authorized to exercise or perform any of the powers or duties otherwise conferred upon a board of directors by the DGCL.

ARTICLE XIV

DISSOLUTION

Any resolution to dissolve the Corporation shall require for its adoption the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of all classes of Capital Stock of the Corporation entitled to vote thereon.

ARTICLE XV

STOCKHOLDER MEETINGS

No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE XVI

CERTAIN PROPOSED COMPROMISES

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the undersigned, for the purpose of forming a corporation under the DGCL, does hereby execute this Certificate of Incorporation, and does hereby declare and certify that this is the act and deed of the undersigned and the facts herein stated are true, and accordingly the undersigned has executed this Certificate of Incorporation as of October 9, 2006.

Craig L. Evans, Incorporator

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APPENDIX E

BYLAWS

OF

NEW FCSTONE, INC.

ARTICLE I

OFFICES AND RECORDS

1.1 Corporate Offices. The principal office of the Corporation shall be located at any place within or without the State of Delaware as designated in the Corporation’s most current Annual Report filed with the Delaware Secretary of State. The Corporation may have such other corporate offices and places of business anywhere within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.2 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation or as determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

1.3 Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate. Subject to the requirements of applicable law, the Board of Directors shall determine whether, to what extent and the conditions upon which the Corporation’s stock ledger, the list of its stockholders, and its other books, accounts and records, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect the stock ledger, the stockholder list, or any book, account or record of the Corporation, except as conferred by law or by resolution of the stockholders or Directors.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at the offices of the Corporation in the City of West Des Moines, State of Iowa, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on the second Tuesday in January of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and shall transact such other business as may properly come before the meeting as provided in Bylaw 2.12. Each director shall be elected to serve until the expiration of his or her term of office as provided for in Section 3 of Article VI of the Corporation’s Certificate of Incorporation and his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

2.3 Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes specified in the Corporation’s notice of meeting, unless otherwise prescribed by statute or by the Certificate of Incorporation. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and therefore no stockholder may submit a proposal for consideration at a special meeting of stockholders, except as may be permitted by the last sentence of Bylaw 2.12(f); provided, however, that if the special meeting is called for the purpose of electing directors, a stockholder may nominate a candidate or candidates, subject to compliance with the provisions of Bylaw 2.12(c). Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

2.4 Notice. Written notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholders’ address as it appears on the records of the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. A stockholder’s consent to the receipt of notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given by electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

2.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder under any law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

2.6 Meeting Procedures. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer. The Board of Directors shall appoint two or more Inspectors of Election to serve at every meeting of the stockholders at which Directors are to be elected, which inspectors shall comply with Section 231 of the Delaware General Corporation Law.

2.7 Quorum; Voting Requirements; Adjourned Meetings. The holders of a majority of the outstanding shares of stock entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In all matters other than the election of directors, the affirmative vote of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Certificate of Incorporation or by these Bylaws. Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

If the holders of a majority of the outstanding shares of stock entitled to vote are not present in person or represented by proxy, at a meeting of stockholders, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time to time to another time, date and place. When a meeting is adjourned to another time, date and place, notice need not be given of the adjourned meeting if the time, date and place of such adjourned meeting are announced at the meeting at which such adjournment is taken. At such adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Proxies. Each stockholder having the right to vote at a meeting of stockholders may personally vote or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing executed by such stockholder or by means of electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. No proxy shall be voted or acted upon after three (3) years from its date unless the proxy shall provide for a longer period.

2.9 Voting. Unless otherwise provided in the Certificate of Incorporation or resolutions adopted by the Board of Directors in accordance with the General Corporation Law of Delaware, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in the name of such stockholder on the books of the Corporation. At all meetings of stockholders the voting shall be by ballot, including the election of directors. If authorized by the Board of Directors, any requirement for a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

2.10 Stockholders’ Lists. The Secretary or an Assistant Secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. The Corporation may, but shall not be required to, include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

2.11 Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required under Bylaw 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.12 Nomination of Directors and Presentation of Business at Stockholder Meetings.

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record entitled to vote at the meeting at the time of the giving of notice provided for in this Bylaw 2.12, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Bylaw 2.12.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Bylaw 2.12(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and the business that such stockholders proposes to bring before the meeting must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice for nominations and for all other business to be brought before the meeting must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) the name and address of such stockholder, as it appears on the Corporation’s books, and of the beneficial owner (as such term is defined in Section 4(d) of Article IX of the Corporation’s Certificate of Incorporation), if any, on whose behalf the nomination is made; (D) the class and number of shares of the Corporation’s capital stock that are owned beneficially (with such term having a meaning correlative with that of beneficial owner in Section 4(d) of Article IX of the Corporation’s Certificate of Incorporation) and of record by the nominating stockholder and each nominee proposed by such stockholder; (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (F) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. § 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended (“Exchange Act”), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (G) the consent of each nominee to serve as a director of the Corporation if so elected. As to any other business that the stockholder proposes to bring before the meeting, such stockholder’s notice to the Secretary shall set forth as to each matter: (I) a brief description of the business desired to be brought before the annual meeting; (II) a representation that such stockholder is a holder of record of stock entitled to vote on the business proposed by such stockholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (III) the name and address of the stockholder proposing such business, as it appears on the Corporation’s books, and of the beneficial owner (as such term is defined in Section 4(d) of Article IX of the Corporation’s Certificate of Incorporation), if any, on whose behalf the business is proposed; (IV) the class and number of shares of the Corporation’s capital stock that are owned beneficially (with such term having a meaning correlative with that of beneficial owner in Section 4(d) of Article IX of the Corporation’s Certificate of Incorporation) and of record by the stockholder; (V) the reason for conducting such business at the meeting and any material interest of the stockholder or such beneficial owner in such business; and (VI) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. § 240.14a-1 et seq.) as then in effect under the Exchange Act, had proxies been solicited by the Board of Directors with respect thereto. Notwithstanding anything in this Bylaw 2.12(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred forty (140) days in advance of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders with regard to which the Board of Directors has determined that directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder who is a stockholder of record at the time of the giving of notice provided for in this Bylaw 2.12, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in the last sentence of this Bylaw 2.12(c). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice setting forth the information required by Bylaw 2.12(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw 2.12. The chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw 2.12 and, if any proposed nomination or business is not in compliance with this Bylaw 2.12, to declare that such defective nominations or proposal shall be disregarded.

(e) For purposes of this Bylaw 2.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Bylaw 2.12, (i) if any class of series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class of series of stock; and (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 2.12. To the extent Bylaw 2.12 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

ARTICLE III

BOARD OF DIRECTORS

3.1 Number. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be the same as the number of directors provided for the first Board in the Certificate of Incorporation or, if not so provided, shall be the same as the number of directors elected by the incorporator or incorporators as the initial directors of the Corporation. The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board (including by resolution of the whole Board providing for the issuance of one or more series of Preferred Stock granting the holders thereof with the right, voting by itself as a series or together with other series of Preferred Stock as a class, to elect one or more directors) unless that number of directors is established in the Certificate of Incorporation. If the number of directors is established in the Certificate of Incorporation, then the number may be changed only by amendment of the Certificate of Incorporation. The Board of Directors shall be divided into three classes, in accordance with the provisions of the Corporation’s Certificate of Incorporation. Unless otherwise provided for in the Certificate of Incorporation, directors need not be stockholders of the Corporation. As used in these Bylaws, the terms “whole Board” and “whole Board of Directors” mean the total number of directors which the Corporation would have if there were no vacancies.

3.2 Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things, that are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.3 Meetings of the Newly Elected Board. The first meeting of the members of each newly elected Board of Directors shall be held immediately following and at the same place as the meeting of stockholders, for the purpose of electing officers and for the consideration of any other business that may properly be brought before the meeting. No notice of the meeting to the directors shall be necessary to legally constitute the meeting, provided a quorum shall be present. If, however, a quorum shall not be present, the first meeting of the members of each newly elected Board of Directors shall be held at such time and place as shall be consented to in writing by a majority of the directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Bylaw 3.4(b) with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice.

Every director of the Corporation, upon such director’s election, shall qualify by accepting the office of director, and such director’s attendance at, or written approval of the minutes of, any meeting of the Board subsequent to such election shall constitute such director’s acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

3.4 Notice of Meetings; Waiver of Notice.

(a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole Board of Directors. Any business may be transacted at a regular meeting.

(b) Special Meetings.

(i) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and shall be called by the Secretary on the written request of a majority of the directors in office. The place may be within or without the State of Delaware as designated in the notice.

(ii) Written notice of each special meeting of the Board of Directors, stating the place, date and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director by telegram, or delivered to the director personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at the director’s residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any person having authority to call the meeting.

(iii) “Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

(c) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because it was not lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the directors or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present.

3.5 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at such meeting.

3.6 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and each such writing or electronic transmission is filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.7 Quorum; Voting Requirements.

(a) Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

(b) If at least one-third of the total number of directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting at which the adjournment is taken. At such subsequent session of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, a notice of the subsequent session of the adjourned meeting shall be given each director.

3.8 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class (specifically excluding directorships created pursuant to Section 2 of Article Four of the Certificate of Incorporation with respect to shares of any series of Preferred Stock for which the holders of such shares have the exclusive election rights, and any vacancies in such directorships) may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Certificate of Incorporation or these Bylaws, and any director so chosen shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors shall shorten the term of any incumbent director.

3.9 Committees.

(a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees consisting of one or more directors of the Corporation and serving at the pleasure of the Board, with each such committee having such lawfully delegable powers and duties as the Board thereby confers. Among other committees designated by the Board, the Corporation shall have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and may have an Executive Committee and one or more other committees.

(i) Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Corporation’s financial statements and financial reporting processes, external auditor’s engagement, independence and performance, internal audit, accounting, and control functions with regards to financial reporting and compliance by the Corporation with legal and regulatory requirements. The Audit Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors. The Audit Committee shall be comprised of three or more directors, each of whom is independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the committee shall hold office until his successor has been duly elected, or until his resignation or removal from the Audit Committee by the Board of Directors, or until he otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof.

(ii) Compensation Committee. The purpose of the Compensation Committee is to review and approve the Corporation’s compensation and benefit programs, ensure the competitiveness of these programs, and advise the Board of Directors on the development of and succession for senior executive officers. The Compensation Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors. The Compensation Committee shall be comprised of three or more directors, each of whom is independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the committee shall hold office until his successor has been duly elected, or until his resignation or removal from the Compensation Committee by the Board of Directors, or until he otherwise ceases to be a director. Any member of the Compensation Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof.

(iii) Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is (A) to identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board and to recommend to the Board proposed nominees for Board membership and election at the next annual meeting of stockholders, (B) to recommend to the Board directors to serve on each standing committee of the Board, (C) to lead the Board in its annual review of the Board’s performance, (D) to develop and recommend to the Board a set of corporate governance guidelines, and (E) to take a leadership role in shaping the corporate governance of the Corporation. The Nominating and Corporate Governance Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors. The Nominating and Corporate Governance Committee shall be comprised of three or more directors, each of whom is independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the committee shall hold office until his successor has been duly elected, or until his resignation or removal from the Nominating and Corporate Governance Committee by the Board of Directors, or until he otherwise ceases to be a director. Any member of the Nominating and Corporate Governance Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof.

(iv) Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee of the Board, and may, by like action, abolish the same at any time. If created, the Executive Committee shall be comprised of three (3) members who shall consist of the Chairman of the Board, Vice Chairman of the Board and, if appointed from among the members of the Board of Directors, the Treasurer, or if the Treasurer is not a member of the Board of Directors, then one additional member of the Board of Directors designated by the Board of Directors to serve on the Executive Committee. The Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, the Executive Committee shall not possess and may not exercise the power of the Board of Directors to:

a.	Declare or authorize any dividends or other distributions to stockholders;

b.	Approve or propose the adoption or approval by stockholders of any matter required by applicable law to be adopted or approved by stockholders;

c.	Fill any vacancy on the Board of Directors or on any of its committees;

d.	Adopt, amend or repeal any provision of the Certificate of Incorporation;

e.	Adopt, amend or repeal any provision of these Bylaws;

f.	Adopt or approve a plan of merger not requiring stockholder approval;

g.	Authorize or approve the reacquisition by the Corporation of any shares of its capital stock, except pursuant to a formula or method prescribed by the Board of Directors; or

h.	Authorize or approve the issuance or sale, or any contract for the issuance or sale, of any shares of the Corporation’s capital stock, or the designation and relative rights, preferences and limitations of any class or series of capital stock, except as may be done within limits specifically prescribed by the Board of Directors.

(v) Other Committees. The Board of Directors may from time to time create and appoint other committees with one or more members as it deems desirable. Each additional committee shall bear the designation, have the powers and perform any duties, which are not inconsistent with the Certificate of Incorporation or these Bylaws or with law, as may be assigned to it by the Board of Directors.

(b) The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise provided by the Certificate of Incorporation, these Bylaws or the charter or Board resolution designating a committee, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, in the applicable committee charter or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors with respect to (i) amending the Corporation’s Certificate of Incorporation, (ii) approving or recommending to stockholders any type or form of Business Combination (as defined in Section 4(a) of Article IX of the Corporation’s Certificate of Incorporation), (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending the Bylaws, (v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, (vii) authorizing or approving any reacquisition of stock, except according to a formula or method prescribed by the Board of Directors, or (viii) appointing any member of any committee of the Board of Directors, or filling any vacancy on the Board of Directors or on any committee of the Board of Directors, unless a resolution of the Board of Directors, the charter for such committee, these Bylaws or the Certificate of Incorporation expressly so provides.

(d) All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the Corporation may act as secretary of the committee if the committee so requests.

3.10 Compensation. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may, by resolution, fix the compensation to be paid directors for serving as directors of the Corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving regular compensation therefor. Members of standing or temporary committees may be allowed similar compensation for attending standing or temporary committee meetings.

3.11 Resignation and Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation if no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors may be removed only in the manner provided in the Corporation’s Certificate of Incorporation.

3.12 Reliance on Records. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

4.1 Designations.

(a) The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a President and a Secretary at its first meeting after each annual meeting of the stockholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

(b) Officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

(c) An officer shall be deemed qualified when entering upon the duties of the office to which such officer has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board may also require such officer’s written acceptance and promise faithfully to discharge the duties of such office.

4.2 Term of Office. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such officer’s election or appointment, or until such officer’s death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person’s election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person’s election or appointment.

4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall have such titles and such duties, powers, responsibilities and authorities as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President or such other officer or officers as may be empowered by the Board of Directors to do so.

4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

4.7 Chairman of the Board and Vice Chairman.

(a) If a Chairman of the Board is elected, such person shall preside at all meetings of the stockholders and directors at which the Chairman of the Board may be present and shall have such other duties, powers, responsibilities and authorities as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other power, responsibility and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authorities otherwise conferred upon the President of the Corporation under Bylaw 4.8, or the Board may, from time to time, divide the duties, powers, responsibilities and authorities for the general control and management of the Corporation’s business and affairs between the Chairman of the Board and the President

(b) In the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the Vice Chairman of the Board may perform the duties and exercise the powers of the Chairman of the Board until the Board of Directors otherwise provides. The Vice Chairman of the Board shall perform such other duties and have such other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.8 President.

(a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authorities of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or the Vice Chairman of the Board or if there is no Chairman of the Board or Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board.

(b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation.

(c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by the Corporation.

(d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

(e) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

(f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in Bylaw 4.7, the President shall perform such duties and have such power, responsibility and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President, and in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

4.9 Vice Presidents. In the absence or disability of the President or in the event of the President’s inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the

Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other power, responsibility and authority as the Board may from time to time prescribe.

4.10 Secretary and Assistant Secretaries.

(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

(b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in the State of Delaware, or elsewhere, are so maintained.

(c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, may attest the seal by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(d) The Secretary shall have the general duties, powers, responsibilities and authorities of a secretary of a corporation and shall perform such other duties and have such other power, responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

(e) In the absence or disability of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.11 Treasurer and Assistant Treasurers.

(a) The Treasurer shall have supervision and custody, and responsibility for the safekeeping, of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

(b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors whenever they may require, an account of all transactions effected by the Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

(c) The Treasurer shall have the general duties, powers, responsibilities and authorities of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other power, responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

(d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of that office and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under control of the Treasurer which belong to the Corporation.

(e) In the absence or disability of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.12 Duties of Officers May Be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authorities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the total number of directors concurs.

ARTICLE V

LIABILITY AND INDEMNIFICATION

5.1 Limitation of Liability. No person shall be liable to the Corporation or its stockholders for any loss, damage, liability or expense suffered by the Corporation on account of any action taken or omitted to be taken by such person as a director or officer of the Corporation or of any Other Enterprise which such person serves or has served as a director or officer at the Corporation’s request, if such person (a) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such Other Enterprise, or upon statements made or information furnished by directors, officers, employees or agents of the Corporation, or of such Other Enterprise, which such person had no reasonable grounds to disbelieve.

5.2 Indemnification, Generally. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Bylaws of this Article V, the Corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation or is or was serving at the Corporation’s request as a director or officer of any Other Enterprise to the full extent permitted by the laws of the State of Delaware as in effect on the date of the adoption of these Bylaws as may hereafter be amended.

5.3 Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against all liabilities and expenses, including without limitation judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Bylaw 5.6, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person including, without limitation, any cross-claim or counterclaim initiated by such person unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

5.4 Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Bylaw 5.4 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.5 Indemnification for Expenses. Notwithstanding the other provisions of this Article V, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Bylaws 5.3 and 5.4 (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

5.6 Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Bylaws 5.2, 5.3 and 5.4, unless ordered by a court and except as otherwise provided by Bylaw 5.5, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Bylaws 5.2, 5.3 and 5.4. Any determination that a person shall or shall not be indemnified under the provisions of Bylaws 5.2, 5.3 and 5.4 shall be made (a) by majority vote of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons shall be determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

5.7 Advancement of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (a) by majority vote of the directors who were not parties to the action, suit or proceeding for which the advancement is requested, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders, that, based upon the facts known to the Board, independent legal counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no event shall any advancement of expenses be made in instances where the Board, independent legal counsel or stockholders reasonably determines that such person intentionally breached such person’s duty to the Corporation or its stockholders.

5.8 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

5.9 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

5.10 Vesting of Rights. The rights granted by this Article V shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s serving or having served as a director or officer of the Corporation or serving at the request of the Corporation as a director or officer of any Other Enterprise and while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

5.11 Definitions. For the purposes of this Article V, references to:

(a) The “Corporation” shall, if and only if the Board of Directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(b) “Other Enterprise” or “Other Enterprises” shall include without limitation any other corporation, partnership, joint venture, trust or employee benefit plan;

(c) “director or officer of any Other Enterprise” shall include any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;

(d) “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(e) “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim; and

(f) “serving at the request of the Corporation” shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

For purposes of this Article V, unless the Board of Directors of the Corporation shall determine otherwise, any director or officer of the Corporation who shall serve as a director or officer of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director or officer at the request of the Corporation. In all other instances where any person shall serve as a director or officer of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director or officer at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

5.12 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any director or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE VI

STOCK

6.1 Certificates for Shares of Stock. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares of stock represented by a certificate until the certificate is surrendered to the Corporation. Certificates representing shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder. Any of or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, were such officer, transfer agent or registrar of the Corporation at the date of issue.

6.2 Transfers of Stock. Transfers of stock shall be subject to the restrictions on transfer, if any, set forth in the Certificate of Incorporation. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the office of the Corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued with respect to a previously issued certificate, the old certificate shall be surrendered for cancellation, subject to the provisions of Bylaw 6.6. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

6.3 Registered Stockholders. Only stockholders whose names are registered in the stock ledger shall be entitled to be treated by the Corporation as the holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

6.4 Record Date.

(a) Stockholders’ Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of shares of stock of the Corporation (including any certificates representing such shares), not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

6.6 Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates.

ARTICLE VII

CORPORATE FINANCE

7.1 Dividends. Dividends on the outstanding shares of stock of the Corporation, subject to the provisions of the Certificate of Incorporation and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property or in shares of stock of the Corporation. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

7.2 Creation of Reserves. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

8.2 Corporate Seal; Facsimile Signatures. If the Board of Directors adopts a corporate seal for the Corporation, such corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal — Delaware.” The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

8.4 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument for, and in the name of, the Corporation, and such authority may be general or confined to specific instances.

8.5 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Certificate of Incorporation.

ARTICLE IX

EMPLOYEE STOCK OWNERSHIP PLAN

9.1 Employee Stock Ownership Plan. The Corporation may have an Employee Stock Ownership Plan, but in no event shall it acquire or at any time hold more than 20% of the issued and outstanding shares of the Corporation’s common stock.

*    *    *

CERTIFICATE

The undersigned, being the sole incorporator of New FCStone, Inc., a Delaware corporation, hereby certifies that the foregoing Bylaws are the original Bylaws of such Corporation adopted by the undersigned, as the sole incorporator of such Corporation.

Dated: October 12, 2006

Craig L. Evans Incorporator

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APPENDIX F

IOWA BUSINESS CORPORATION ACT

DIVISION XIII. APPRAISAL RIGHTS

PART A. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

490.1301 Definitions.

In this division, unless the context otherwise requires:

1. “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of section 490.1302, subsection 2, paragraph “d”, a person is deemed to be an affiliate of its senior executives.

2. “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

3. “Corporation” means the issuer of the shares held by a shareholder demanding appraisal. In addition, for matters covered in sections 490.1322 through 490.1331, “corporation” includes the surviving entity in a merger.

4. “Fair value” means the value of the corporation’s shares determined according to the following:

a. Immediately before the effectuation of the corporate action to which the shareholder objects.

b. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal.

c. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to section 490.1302, subsection 1, paragraph “e”.

With respect to shares of a corporation that is a bank holding company as defined in section 524.1801, the factors identified in section 524.1406, subsection 3, paragraph “a”, shall also be considered in determining fair value.

5. “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

6. “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

7. “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

8. “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

9. “Shareholder” means both a record shareholder and a beneficial shareholder.

490.1302 Shareholders’ right to appraisal.

1. A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of the shareholder’s shares, in the event of any of the following corporate actions:

a. Consummation of a merger to which the corporation is a party if either of the following apply:

(1) Shareholder approval is required for the merger by section 490.1104 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.

(2) The corporation is a subsidiary and the merger is governed by section 490.1105.

b. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

c. Consummation of a disposition of assets pursuant to section 490.1202 if the shareholder is entitled to vote on the disposition.

d. An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.

e. Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

2. Notwithstanding subsection 1, the availability of the appraisal rights under subsection 1, paragraphs “a” through “d”, shall be limited in accordance with the following provisions:

a. Appraisal rights shall not be available for the holders of shares of any class or series of shares:

(1) Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.

(2) Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of such class or series has a market value of at least twenty million dollars, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent of such shares.

b. The applicability of paragraph “a” shall be determined according to the following:

(1) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights.

(2) The day before the effective date of such corporate action if there is no meeting of shareholders.

c. Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph “a”, at the time the corporate action becomes effective.

d. Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares where any of the following applies:

(1) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who fulfills either of the following:

(a) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(b) Directly or indirectly has, or at any time in the one-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation.

(2) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

(a) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

(b) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 490.832.

(c) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

e. For the purposes of paragraph “d” only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by such member on behalf of another person solely because the member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

3. Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment, shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

4. A shareholder entitled to appraisal rights under this chapter is not entitled to challenge a completed corporate action for which appraisal rights are available unless such corporate action meets one of the following standards:

a. It was not effectuated in accordance with the applicable provisions of division X, XI, or XII or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action.

b. It was procured as a result of fraud or material misrepresentation.

490.1303 Assertion of rights by nominees and beneficial owners.

1. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

2. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

a. Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in section 490.1322, subsection 2, paragraph “b”, subparagraph (2).

b. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

490.1320 Notice of appraisal rights.

1. If proposed corporate action described in section 490.1302, subsection 1, is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this part. If the corporation concludes that appraisal rights are or may be available, a copy of this part must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

2. In a merger pursuant to section 490.1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 490.1322.

490.1321 Notice of intent to demand payment.

1. If proposed corporate action requiring appraisal rights under section 490.1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do all of the following:

a. Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

b. Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment under this part.

490.1322 Appraisal notice and form.

1. If proposed corporate action requiring appraisal rights under section 490.1302, subsection 1, becomes effective, the corporation must deliver a written appraisal notice and form required by subsection 2, paragraph “a”, to all shareholders who satisfied the requirements of section 490.1321. In the case of a merger under section 490.1105, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

2. The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after such date and must do all of the following:

a. Be accompanied by a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and that the shareholder did not vote for the transaction.

b. State all of the following:

(1) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date shall not be earlier than the date for receiving the required form under subparagraph (2).

(2) A date by which the corporation must receive the form, which date shall not be fewer than forty nor more than sixty days after the date the appraisal notice and form are sent under subsection 1, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

(3) The corporation’s estimate of the fair value of the shares.

(4) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

(5) The date by which the notice to withdraw under section 490.1323 must be received, which date must be within twenty days after the date specified in subparagraph (2).

c. Be accompanied by a copy of this division.

490.1323 Perfection of rights — right to withdraw.

1. A shareholder who receives notice pursuant to section 490.1322 and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 490.1322, subsection 2, paragraph “a”. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 490.1325. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in a case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (2). Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.

2. A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (5). A shareholder who fails to so withdraw from the appraisal process shall not thereafter withdraw without the corporation’s written consent.

3. A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in section 490.1322, subsection 2, shall not be entitled to payment under this division.

490.1324 Payment.

1. Except as provided in section 490.1325, within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, the corporation shall pay in cash to those shareholders who complied with section 490.1323, subsection 1, the amount the corporation estimates to be the fair value of their shares, plus interest.

2. The payment to each shareholder pursuant to subsection 1 must be accompanied by all of the following:

a. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any.

b. A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (3).

c. A statement that shareholders described in subsection 1 have the right to demand further payment under section 490.1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment to the shareholder pursuant to subsection 1 in full satisfaction of the corporation’s obligations under this chapter.

490.1325 After-acquired shares.

1. A corporation may elect to withhold payment required by section 490.1324 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 490.1322, subsection 2, paragraph “a”.

2. If the corporation elects to withhold payment under subsection 1, it must within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, notify all shareholders who are described in subsection 1 regarding all of the following:

a. Of the information required by section 490.1324, subsection 2, paragraph “a”.

b. Of the corporation’s estimate of fair value pursuant to section 490.1324, subsection 2, paragraph “b”.

c. That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 490.1326.

d. That those shareholders who wish to accept such offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.

e. That those shareholders who do not satisfy the requirements for demanding appraisal under section 490.1326 shall be deemed to have accepted the corporation’s offer.

3. Within ten days after receiving the shareholder’s acceptance pursuant to subsection 2, the corporation must pay in cash the amount it offered under subsection 2, paragraph “b”, to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

4. Within forty days after sending the notice described in subsection 2, the corporation must pay in cash the amount it offered to pay under subsection 2, paragraph “b”, to each shareholder described in subsection 2, paragraph “e”.

490.1326 Procedure if shareholder dissatisfied with payment or offer.

1. A shareholder paid pursuant to section 490.1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 490.1324. A shareholder offered payment under section 490.1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

2. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection 1 within thirty days after receiving the corporation’s payment or offer of payment under section 490.1324 or 490.1325, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

PART C

490.1330 Court action.

1. If a shareholder makes a demand for payment under section 490.1326 that remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 490.1326 plus interest.

2. The corporation shall commence the proceeding in the district court of the county where the corporation’s principal office or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

3. The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

5. Each shareholder made a party to the proceeding is entitled to judgment for either of the following:

a. The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.

b. The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 490.1325.

6. Notwithstanding the provisions of this division, if the corporation is a bank holding company as defined in section 524.1801, fair value, at the election of the bank holding company, may be determined as provided in section 524.1406, subsection 3, prior to giving notice under section 490.1320 or 490.1322. The fair value as determined shall be included in any notice under section 490.1320 or 490.1322, and section 490.1326 shall not apply.

490.1331 Court costs and counsel fees.

1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this division.

2. The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

a. Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 490.1320, 490.1322, 490.1324, or 490.1325.

b. Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

3. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

4. To the extent the corporation fails to make a required payment pursuant to section 490.1324, 490.1325, or 490.1326, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

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APPENDIX G

FCSTONE GROUP, INC.

2006 EQUITY INCENTIVE PLAN

SECTION 1

INTRODUCTION

1.1	Establishment. FCStone Group, Inc., a corporation organized and existing under the laws of the state of Iowa (the “Company”), hereby establishes the FCStone Group, Inc. 2006 Equity Incentive Plan (the “Plan”) for certain employees and non-employee directors of the Company.

1.2	Purpose. The purpose of this Plan is to encourage employees of the Company and its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of the Company.

1.3	Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.

SECTION 2

DEFINITIONS

2.1	The following terms shall have the meanings set forth below.

(a)	“1933 Act” means the Securities Act of 1933.

(b)	“1934 Act” means the Securities Exchange Act of 1934.

(c)	“Affiliate” of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

(d)	“Award” means a grant made under this Plan in any form which may include but is not limited to Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Stock Appreciation Rights and Performance Units.

(e)	“Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Award.

(f)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Cause” means, unless otherwise defined in an Award Agreement,

(i)	Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(ii)	Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed,

(iii)	Participant’s habitual neglect of duties, including repeated absences from work without reasonable excuse, or

(iv)	Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;

provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.

(i)	“Change in Control” means the first to occur of the following events:

(i)	Any Person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 2.1(i); or

(ii)	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions.

(j)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(k)	“Committee” means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee under clause (ii) above shall be the Compensation Committee of the Board which is delegated all of the Board’s authority under this Plan.

(l)	“Company” means FCStone Group, Inc., an Iowa corporation, and any successor thereto.

(m)	“Continuing Director” means any person who was a member of the Board as of the Effective Date, and any person who subsequently becomes a member of such Board if such person’s appointment, election or nomination for election to such Board is recommended or approved by a majority of the then Continuing Directors, unless the Continuing Directors designate such person as not a Continuing Director.

(n)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(o)	“Covered Employee” means an Employee that meets the definition of “covered employee” under Section 162(m)(3) of the Code.

(p)	“Date of Grant” or “Grant Date” means, with respect to any Award, the date as of which such Award is granted under the Plan.

(q)	“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Stock Option and the period after time following a separation from service a Holder has to exercise such Incentive Stock Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).

(r)	“Effective Date” means May 2, 2006.

(s)	“Eligible Employees” means key Employees (including officers and directors who are also employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(t)	“Employee” means a common law of the Company or an Affiliate.

(u)	“Executive Officer” means (i) the president of the Company, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company and (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company.

(v)	“Fair Market Value” means, as of any date, the value of the Stock determined in good faith, from time to time, by the Committee in its sole discretion and the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such stock from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Stock shall be based upon the last sale before or the first sale after the Grant Date, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Stock as reported in The Wall Street Journal and consistently applied. The determination of Fair Market Value also may be based upon an average selling price during a specified period that is within 30 days before or 30 days after the Grant Date, provided that the commitment to grant the stock right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for all grants of Awards under this Plan and substantially similar programs.

(w)	“Freestanding SAR” means any SAR that is granted independently of any Option.

(x)	“Holder” means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has transferred to such person under the laws of descent and distribution or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above cases (i), (ii) and (iii), such Award Agreement has not expired, been canceled or terminated.

(y)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

(z)	“Nonqualified Stock Option” means any Option to purchase Shares that is not an Incentive Stock Option.

(aa)	“Option” means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

(bb)	“Option Agreement” or “Option Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.

(cc)	“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).

(dd)	“Option Holder” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Option Holder will not be the same person as the Holder of the Option.

(ee)	“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

(ff)	“Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 10) to a Participant pursuant to Section 10.

(gg)	“Performance Period” means the period of time as specified by the Committee over which Performance Units are to be earned.

(hh)	“Performance Shares” means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.

(ii)	“Performance Units” means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Period.

(jj)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(kk)	“Plan” means the FCStone Group, Inc. 2006 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

(ll)	“Restricted Stock” means Stock granted under Section 8 that is subject those restrictions set forth therein and the Award Agreement.

(mm)	“Restricted Stock Unit” means an Award granted under Section 8 evidencing the Holder’s right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.

(nn)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.

(oo)	“SAR” or “Stock Appreciation Right” means an Award, granted either alone or in connection with an Option, that is designated as a SAR pursuant to Section 7.

(pp)	“SAR Holder” shall have the meaning as set forth in Section 7.2.

(qq)	“Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

(rr)	“Service Provider” means an Eligible Employee or a non-employee director of the Company.

(ss)	“Share” means a share of Stock.

(tt)	“Stock” means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.

(uu)	“Subsidiary” means (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

(vv)	“Tandem SAR” means a SAR which is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

(ww)	“Vested Option” means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.

2.2	General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections and Appendices are references to the Sections of and Appendices to this Plan unless otherwise specified; (iii) the word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.

SECTION 3

PLAN ADMINISTRATION

3.1	Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).

3.2	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f)	determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(g)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(h)	modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3	Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to sub-delegate, except that only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code Section 162(m). A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.4	Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1	Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.5, no more than a total of Seven Hundred Fifty Thousand (750,000) Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine. Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2	Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

4.3	Adjustments in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, and (ii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.

4.4	General Adjustment Rules.

(a)	If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)	In the case of any such substitution or adjustment affecting an Option or a SAR (including a Nonqualified Stock Option) such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.

SECTION 5

PARTICIPATION

5.1	Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.

5.2	Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Stock Options be granted to (i) non-employee directors or (ii) any person not permitted to receive Incentive Stock Options under the Code.

5.3	Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.4	Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.

5.5	Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed Two Hundred Thousand (200,000) Shares (subject to adjustment pursuant to Section 4.3). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

SECTION 6

STOCK OPTIONS

6.1

Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2	Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Option Holder”), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a)	Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Option Holder during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(b)	Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option’s Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option’s Grant Date.

(c)	Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company must expire not more than five years from the Option’s Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Option Holder ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, retirement, cessation as a director, or the Company having terminated such Option Holder’s employment with or without Cause.

(e)	Transferability. Except as otherwise determined by the Committee, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.

(i)	Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below.

(ii)	The Option Exercise Price may be paid by any of the following methods:

A.	Cash or certified bank check;

B.	By delivery to the Company Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Stock used as payment of the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

C.	For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

D.	Any combination of the consideration provided in the foregoing subsections (A), (B) and (C).

(iii)	The Company shall not guaranty a third-party loan obtained by a Holder to pay any portion of the entire Option Exercise Price of the Shares.

(g)	Date of Grant. Unless otherwise specifically specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Withholding.

(A)	Nonqualified Stock Options. Each Option Award Agreement covering Nonqualified Stock Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 15.

(B)	Incentive Stock Options. In the event that an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.

(i)	Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6 and 15, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option; provided, however, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with a lower Option Exercise Price than the original Option Exercise Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded. The Committee also may not adversely affect the rights of any Option Holder to previously granted Options without the consent of such Option Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.

6.3	Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1	Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion. The Committee may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)	Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Date of Grant. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.

7.2	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the “SAR Holder”), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

7.3	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Stock Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Stock Option exceeds the per share Option Price per Share of the Incentive Stock Option.

7.4	Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine; provided, however, that no Freestanding SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

7.5	Expiration of SARs. Each SAR Award Agreement shall state the period of time, if any, determined by the Committee, within which the SAR may be exercised after a SAR Holder ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, cessation as a director, or the Company having terminated such SAR Holder’s employment with or without Cause. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under this Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

7.6	Payment of SAR Amount. Upon exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.

SECTION 8

AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1	Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.

8.2	Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Stock Units in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in either Shares or cash.

8.3	Restrictions. A Holder’s right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.

8.4

Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Shares of Restricted Stock, provided however that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.2 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Stock Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.

8.5	Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

(a)	placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(b)	requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(c)	requiring that the stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(d)	inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

8.6	Termination of Service, Death, Disability, etc. In the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 10, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other vesting conditions for have not been satisfied shall be forfeited.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

9.2	Terms of Performance Shares or Performance Units. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination.

SECTION 10

PERFORMANCE AWARDS; SECTION 162(M) PROVISIONS

10.1

Terms of Performance Awards. Except as provided in Section 11, Performance Awards will be issued or granted, or become vested or payable, only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Performance Period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any Performance Period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including any factors that could result in the Company’s paying non-deductible compensation to an Employee or non-employee director).

10.2	Performance Goals. If an Award is subject to this Section 10, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:

(a)	Earnings (either in the aggregate or on a per-Share basis);

(b)	Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(c)	Net income or loss (either in the aggregate or on a per-Share basis);

(d)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(e)	Growth or rate of growth in cash flow (either in the aggregate or on a per-Share basis);

(f)	Free cash flow (either in the aggregate on a per-Share basis);

(g)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(h)	Operating and maintenance cost management and employee productivity;

(i)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(j)	Return measures (including return on assets, equity, or sales);

(k)	Growth or rate of growth in return measures (including return on assets, equity, or sales);

(l)	Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(m)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(n)	Achievement of business or operational goals such as market share and/or business development;

provided that applicable performance goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company’s stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

10.3	Adjustments. Notwithstanding any provision of the Plan other than Section 4.3 or Section 11, with respect to any Award that is subject to this Section 10, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant.

10.4	Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to insure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m)(4)(B).

10.5	Section 162(m) Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

SECTION 11

REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION

Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that the Company undergoes a Change in Control, each Option, share of Restricted Stock and/or other Award shall without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable, fully vested or fully payable, as the case may be, as of the date of such Change in Control. In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. The Committee may remove restrictions on Restricted Stock and Restricted Stock Units and may modify the performance requirements for any other Awards. The Committee may provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

SECTION 12

RIGHTS OF EMPLOYEES; PARTICIPANTS

12.1	Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.

12.2

Nontransferability. Except as provided in Section 12.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

12.3	Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions (a “Permitted Transferee”). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in Section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

SECTION 13

GENERAL RESTRICTIONS

13.1	Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

13.2	Compliance with Securities Laws.

(a)	Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b)	Each Holder who is a director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.

13.3

Stock Restriction Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such shares, or (iii) a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.

SECTION 14

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

SECTION 15

PLAN AMENDMENT, MODIFICATION AND TERMINATION

15.1	Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

15.2	Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.3	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.1(h) and Section 15.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

SECTION 16

WITHHOLDING

16.1	Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

16.2	Withholding with Stock. At the time the Committee grants an Award, it may, in its sole discretion, grant the Holder an election to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Holder, Shares (which have been held by the Participant for more than six (6) months in the case of a transfer of currently owned shares) having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:

(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

SECTION 17

NONEXCLUSIVITY OF THE PLAN

17.1	Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, or non-employee directors generally, or to any class or group of employees, or non-employee directors, which the Company now has lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

SECTION 18

REQUIREMENTS OF LAW

18.1	Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise, or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

18.2	Code Section 409A. This Plan is intended to meet or be exempt from the requirements of Section 409A of the Code and may be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. Any provision of this Plan that would cause an Award to fail to satisfy Section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

18.3	Rule 16b-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

18.4	Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of the Company’s incorporation without giving effect to the principles of the conflict of laws to the contrary.

#         #         #

P R O X Y

SPECIAL MEETING OF THE STOCKHOLDERS

OF

FCSTONE GROUP, INC.

December 5, 2006

The undersigned hereby appoints Bruce Krehbiel, Paul “Pete” Anderson, Robert V. Johnson, and David A. Bolte, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the special meeting of the stockholders of FCStone Group, Inc. to be held at our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa, on Tuesday, December 5, 2006, commencing at 9:00 a.m., local time, and any adjournment thereof, and to vote all of the stock of our company, standing in the name of the undersigned on its books as of the close of business on October 27, 2006, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:

1A. Proposal to approve a proposed amendment to Article IV, Sections 1 and 2 of our restated articles of incorporation (relating to transfer restrictions applicable to our common stock).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1B. Proposal to approve a proposed amendment to Article IV, Section 3 of our restated articles of incorporation (relating to redemption of our common stock).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1C. Proposal to approve a proposed amendment to Article VI, Section 3 of our restated articles of incorporation (relating to the quorum for stockholder meetings).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1D. Proposal to approve a proposed further amendment to Article VI of our restated articles of incorporation (relating to stockholder action taken by written consent).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1E. Proposal to approve a proposed amendment to Article VII of our restated articles of incorporation (relating to the 5% ownership limitation for our common stock).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1F. Proposal to approve a proposed amendment to Article VIII of our restated articles of incorporation (relating to our board of directors).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1G. Proposal to approve a proposed amendment to Article X of our restated articles of incorporation (relating to the amendment of our restated articles of incorporation).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

1H. Proposal to approve a proposed amendment to Article XI of our restated articles of incorporation (relating to the amendment of our bylaws).

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

2. Proposal to approve a proposed amendment and restatement of our restated articles of incorporation.

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

3. Proposal to approve a proposal to change the state of incorporation of our company from Iowa to Delaware pursuant to a plan of merger under which our company would merge with and into New FCStone, Inc., a wholly-owned subsidiary of our company that is incorporated under the laws of Delaware.

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

4. Proposal to approve our 2006 Equity Incentive Plan.

☐        FOR                     ☐        AGAINST                     ☐        ABSTAIN

5. Such other matters, related to the foregoing or otherwise, as properly may come before the special meeting or any adjournment thereof (our board of directors has advised that at present it knows of no other business to be presented by or on behalf of our company or its management at the special meeting).

☐        GRANT                ☐        WITHHOLD

The undersigned hereby acknowledges receipt of the notice of special meeting and proxy statement, dated October 31, 2006, and hereby revokes all proxies heretofore given with respect to the matters being considered and voted upon at the special meeting.

Dated: , 2006

No. of Shares:

_________________	(Sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR approval of all proposals referred to above and more specifically described in the accompanying proxy statement. Our board of directors recommends approval of all such proposals. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the special meeting. This proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise.

NOTE: PLEASE DATE, SIGN, AND RETURN THIS PROXY TO OUR COMPANY’S GENERAL COUNSEL, DAVID BOLTE, BY THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.

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